Exhibit 2.1

COMBINATION AND STOCK PURCHASE AGREEMENT

by

DD3 ACQUISITION CORP.,

Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., Strevo, S.A. de C.V.

Betterware de México, S.A. de C.V.

BLSM Latino América Servicios, S.A. de C.V.

and
DD3 MEX ACQUISITION CORP., S.A. de C.V.,

dated

as of August 2nd, 2019

Table of Contents

Recitals		1
Article I Definitions		2
Article II Purchase and Sale of the Purchased Shares, Closing and Merger.		10

2.1	Purchase and Sale	10
2.2	Purchase Price	11
2.3	Merger of Buyer and BWM	11
2.4	The Closing	12
2.5	Buyer’s Representative	13

Article III Representations and Warranties of Sellers		13

3.1	Title to Shares	13
3.2	Incorporation; Power and Authority	14
3.3	Valid and Binding Agreement	14
3.4	No Breach; Consents	14
3.5	Brokerage	14

Article IV Representations and Warranties Regarding the Companies		14

4.1	Incorporation; Power and Authority	14
4.2	Valid and Binding Agreement	15
4.3	No Breach; Consents	15
4.4	Capitalization	15
4.5	Subsidiaries	16
4.6	Financial Statements	16
4.7	Absence of Undisclosed Liabilities	16
4.8	Books and Records	17
4.9	Absence of Certain Developments	17
4.10	Property	19
4.11	Accounts Receivable	19
4.12	Inventories	19
4.13	Tax Matters	20
4.14	Intellectual Property Rights	21
4.15	Material Contracts	21
4.16	Litigation	22
4.17	Insurance	22
4.18	Compliance with Laws; Government Authorizations	23
4.19	Environmental Matters	23
4.20	Product Warranty	23
4.21	Product Liability	24
4.22	Employees	24
4.23	Customers	25
4.24	Suppliers	25
4.25	Affiliate Transactions	25

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4.26	Brokerage	25
4.27	Availability of Documents	25
4.28	Disclosure	25
4.29	No Other Representations and Warranties	26

Article V Representations and Warranties of Buyer		26

5.1	Incorporation; Power and Authority	26
5.2	Valid and Binding Agreement	26
5.3	No Breach; Consents	26
5.4	SEC Filings; Financial Statements	27
5.5	Trust Fund	27
5.6	Brokerage	28
5.7	Investment Intent	28

Article VI Agreements of the Companies and Sellers		28

6.1	Conduct of the business	28
6.2	Companies Shareholders’ Meeting	30
6.3	Pre-Closing BWM Corporate Reorganization and release of Existing Encumbrances	30
6.4	Notice of Developments	30
6.5	Pre-Closing Access	30
6.6	Waivers; Payment of Indebtedness	31
6.7	Conditions	31
6.8	Consents and Authorizations; Regulatory Filings; Best Efforts	31
6.9	No Sale	32
6.10	Non-Hire	32
6.11	Confidentiality	32
6.12	Covenant Not to Compete	32
6.13	Solicitation	33
6.14	Filing of Tax Returns Related to the Transaction; Withholding Taxes	34
6.15	Company Affiliate	36

Article VII Agreements of Buyer		36

7.1	Conditions	36
7.2	Regulatory Filings; Best Efforts	36
7.3	Buyer Shareholders’ Meeting; Change of Nationality of Buyer	36
7.4	Non-Hire	36
7.5	Confidentiality	37
7.6	Covenant Not to Compete	37

Article VIII Additional Agreements		38

8.1	Proxy Statement	38
8.2	Claims Against Trust Fund	39
8.3	Antitrust Approval	39

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Article IX Conditions to Closing		40

9.1	Conditions to Buyer’s Obligations	40
9.2	Conditions to Sellers’ Obligations	42

Article X Termination		43

10.1	Termination	43
10.2	Effect of Termination	44

Article XI Indemnification		44

11.1	Indemnification by Sellers	44
11.2	Indemnification by Buyer	45
11.3	Third-Party Action.	46
11.4	Survival	47
11.5	Sole and Exclusive Remedy	47

Article XII General		47

12.1	Press Releases and Announcements	47
12.2	Expenses	48
12.3	Further Assurances	48
12.4	Amendment and Waiver	48
12.5	Notices	48
12.6	Assignment	49
12.7	No Third-Party Beneficiaries	49
12.8	Severability	50
12.9	Complete Agreement	50
12.10	Schedules	50
12.11	Signatures; Counterparts	50
12.12	GOVERNING LAW	50
12.13	Jurisdiction	50
12.14	Construction	50

INDEX OF DEFINED TERMS		2

Exhibit “A”	Existing Encumbrances
Exhibit “B”	Registration Rights Agreement
Exhibit “C”	Form of Company’s Secretary Certificate
Exhibit “D”	Form of Closing Certificate
Exhibit “E”	Purchase Price Allocation
Exhibit “F”	Affiliate Letter
Exhibit “G”	Form of Organizational Documents of Buyer as S.A.
Exhibit “H”	Form of Closing Report
Exhibit “I”	Form of Management Lock-Up Agreement
Exhibit “J”	Form of Member Lock-Up Agreement

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COMBINATION AND STOCK PURCHASE AGREEMENT

This COMBINATION AND STOCK PURCHASE AGREEMENT, dated as of August 2nd, 2019 (this “Agreement”) by and among DD3 Acquisition Corp., a British Virgin Islands company, as buyer (“Buyer”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Campalier”), Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Forteza”), and Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Strevo”, and together with Campalier and Forteza, “Sellers”), Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BWM”), BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”, and together with BWM, the “Companies”), and DD3 Mex Acquisition Corp., S.A. de C.V., (“DD3 Mexico” or “Buyer’s Representative”), solely for the purposes set forth in Article XI.

Recitals

WHEREAS, (i) Campalier and Forteza are the legal settlors and second beneficial holders of the fiduciary rights (fideicomitentes y fideicomisarios en segundo lugar) to 5,037,938 shares of the capital stock of BWM, which represent approximately 99.99% of the outstanding capital stock of BWM (the “Fiduciary Rights to BWM Shares”) held by the Mexican Security Trustee (as defined below) in the Mexican Guaranty Trust (as defined below); and (ii) Strevo is the legal and beneficial owner of 1 share of the capital stock of BWM (“Strevo BWM Share”), which together with the Fiduciary Rights to BWM Shares represent 100% of the outstanding capital stock of BWM (the “BWM Shares”).

WHEREAS, (i) Campalier and Forteza are the legal settlors and second beneficial owners of the fiduciary rights (fideicomitentes y fideicomisarios en segundo lugar) to 3,659,377 shares of the capital stock of BLSM, which represent approximately 99.99% of the outstanding capital stock of BLSM (the “Fiduciary Rights to BLSM Shares”) held by the Mexican Security Trustee in the Mexican Guaranty Trust; and (ii) Strevo is the legal and beneficial owner of 1 share of the capital stock of BLSM (“Strevo BLSM Share”), which together with the Fiduciary Rights to BLSM Shares represent 100% of the outstanding capital stock of BLSM (the “BLSM Shares”, and together with the BWM Shares, the “Shares”).

WHEREAS, on May 10, 2017, BMW, as borrower, BLSM, as joint obligor, and MCRF P, S.A. de C.V., S.O.F.O.M. E.N.R. (“CS”), as lender, entered into certain credit agreement for a principal amount of P$600,000,000 (six hundred million Pesos) (as amended from time to time, the “CS Credit Agreement”), and to guarantee the satisfaction of the obligations agreed upon under the CS Credit Agreement: (i) on March 26, 2015, Forteza and Campalier, as settlors and beneficiaries in second place, CS as beneficiary in first place and Banco Invex S.A. Institución de Banca Múltiple, Invex Grupo Financiero as trustee (the “Mexican Security Trustee”) entered into an Irrevocable Guaranty Trust agreement (Contrato de Fideicomiso Irrevocable de Administración y Garantía) number 2397, with the appearance of BWM and BLSM, as such has been amended and restated from time to time (the “Mexican Guaranty Trust”); (ii) on July 28, 2017, Strevo as pledgor, and CS as pledgee, entered into a stock pledge agreement, pursuant to which Strevo pledged the Strevo BWM Share and the Strevo BLSM Share in favor of CS (the “Stock Pledge Agreement”); and (iii) on May 10, 2017, and subsequently amended on December 4, 2017, BWM and BLSM, entered into certain non-possessory pledge agreement (Contrato de Prenda sin Transmisión de Posesión) as pledgors and CS as pledgee, pursuant to which all tangible and intangible moveable assets of BMW and BLSM were pledged in favor of CS (the “Non-Possessory Pledge Agreement”, and together with the Mexican Guaranty Trust and the Stock Pledge Agreement the “CS Security Documents”);

WHEREAS, the Sellers and Buyers desire to enter into this Agreement (i) for Sellers to agree to carry out all required actions to release from the Mexican Security Trust the BWM Shares which represent 15% of the outstanding capital stock of BMW and all of the BLSM Shares, except for one share to be held by Campalier, and thereafter sell to Buyer, on the terms and conditions set forth in this Agreement (the “Purchased Shares”); and thereafter (ii)  to carry out all required actions on terms and subject to the conditions of this Agreement and the Mexican General Corporations Law (Ley General de Sociedades Mercantiles) (“LGSM”), for DD3 and BWM to enter into a merger agreement (the “Merger Agreement”) pursuant to which DD3 will merge with and into BWM (the “Merger”), with BWM surviving the Merger and therefore, all of the BWM Shares then existing shall be exchanged for new shares as agreed upon herein;

WHEREAS, the board of directors of each of the Companies have unanimously authorized and approved the execution of this Agreement and the performance of all actions to carry out the rest of transactions contemplated by this Agreement and the Merger Agreement upon the terms and subject to the conditions of this Agreement and in accordance with the Companies’ Organizational Documents and each of the Companies shall promptly secure the corporate approval from each of its corresponding shareholders as set forth herein; and

WHEREAS, subject to the fulfillment of certain conditions, Sellers shall have obtained prior to the Closing Date all necessary consents to execute this Agreement and the performance of all actions to carry out the rest of transactions contemplated by this Agreement and the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Buyer and Sellers hereby agree as follows:

Article I Definitions

“Acquisition Proposal” has the meaning set forth in Section 6.13.

“Affiliate” of a specified person, means, a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Agreement” has the meaning set forth in the preamble of this Agreement.

“Ancillary Agreements” means the Merger Agreement, Lock-Up Agreements, the Registration Rights Agreement and the Management Incentive Plan.

“Annual Financial Statements” has the meaning set forth in Section 4.6.

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“Anticorruption Laws” means the valid and effective Laws, rules and regulations against corruption, including the Laws that are part of the National Anticorruption System (Sistema Nacional Anticorrupción), including the General Law of Administrative Responsibilities (Ley General de Responsabilidades Administrativas) and the Criminal Code (Código Penal Federal).

“Antitrust Approval” means the merger clearance and approval to be issued by the Antitrust Authority in connection with the transactions contemplated hereby.

“Antitrust Authority” means the Federal Economic Competition Commission of Mexico (Comisión Federal de Competencia Económica).

“Banamex Consent” means the waiver letter to be issued by Banamex, as lender under the Banamex Loan Agreements, to Sellers approving the transactions completed under this Agreement.

“Banamex Loan Agreements” means the (i) loan agreement entered into by and between Banamex, as lender, BWM as borrower and BLSM as obligor (fiador) on April 4, 2019, as amended; and (ii) the revolving loan agreement (contrato de crédito revolvente) entered into by and between Banamex, as lender, BWM as borrower and BLSM as obligor (fiador) on April 30, 2018.

“Banamex” means Banco Nacional de Mexico, S.A. integrante del Grupo Financiero Banamex.

“Basket Amount” has the meaning set forth in Section 11.1(b).

“BLSM” has the meaning set forth in the preamble of this Agreement.

“BLSM Shares” has the meaning set forth in the recitals of this Agreement.

“Board” means the board of directors of each of the Companies.

“Business Day” means any day other than Saturday, Sunday or any day on which commercial banks are required or authorized by Law to be closed in New York, New York or Mexico City, Mexico.

“Buyer” has the meaning set forth in the preamble of this Agreement.

“Buyer Change of Nationality” has the meaning set forth in Section 7.3.

“Buyer Common Stock” means the ordinary shares of the common stock, no par value per share, of Buyer.

“Buyer Indemnified Parties” has the meaning set forth in Section 11.3(a).

“Buyer’s Representative” has the meaning set forth in the preamble of this Agreement.

“Buyer SEC Reports” has the meaning set forth in Section 5.4(a).

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“Buyer Shareholder Losses” has the meaning set forth in Section 11.1(a).

“Buyer Shareholders’ Meeting” has the meaning set forth in Section 7.3.

“BWM” has the meaning set forth in the preamble of this Agreement.

“BWM Shares” has the meaning set forth in the recitals of this Agreement.

“Claims” has the meaning set forth in Section 8.2(b).

“Closing” has the meaning set forth in Section 2.4(a).

“Closing Date” has the meaning set forth in Section 2.4(a)4.22(e).

“Companies” has the meaning set forth in the preamble of this Agreement.

“Company Shareholders’ Meeting” has the meaning set forth in Section 6.2.

“Companies Valuation” means the amount of $317,000,000.00 (three hundred and seventeen million dollars) plus the then applicable Net Debt.

“Confidential Information” has the meaning set forth in Section 6.11.

“Confidentiality Agreement” has the meaning set forth in Section 6.11.

“Consent” means any authorization, consent, approval, filing, waiver, exemption or other action by or notice to any Person.

“Contract” means a contract, agreement, commitment or binding understanding, whether oral or written, that is in effect as of the date of this Agreement or any time after the date of this Agreement.

“CS Credit Agreement Amendment” means the amendment to the CS Credit Agreement to be entered into by and between CS, BWM and BLSM on or before the Closing Date.

“CS Consent Letter” means the letter agreement entered into by and between CS, BWM and BLSM, pursuant to which upon the satisfaction of the condition set forth therein, (i) CS consents and instructs the Mexican Security Trustee in the Mexican Guaranty Trust to release the Purchased Shares and permit Sellers to carry out the transactions completed under this Agreement; and (ii) the parties agree to execute the CS Credit Agreement Amendment.

“DD3 Mexico” has the meaning set forth in the preamble of this Agreement.

“Disclosure Schedule” means the schedule delivered by Sellers to Buyer on or prior to the date of this Agreement.

“Effective Time” has the meaning set forth in the Merger Agreement.

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“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Laws” means any Law (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata) or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Encumbrances” means the Encumbrances described in Exhibit “A”.

“Governmental Authorization” means any approval, consent, license, permit, waiver, registration or other authorization issued, granted, given, made available or otherwise required by any Governmental Entity or pursuant to Law.

“Governmental Entity” means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

“Governmental Order” means any judgment, injunction, writ, order, ruling, award or decree by any Governmental Entity or arbitrator.

“Hazardous Materials” means any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under any Environmental Law.

“Key Employee” means any persons that renders services to any of the Companies in a subordinated manner, which annual salary base exceeds $2,000,000.00 (two million Pesos 00/100).

“IFRS” means the International Financial Reporting Standards.

“IMSS” has the meaning set forth in Section 4.22(f).

“INFONAVIT” has the meaning set forth in Section 4.22(f).

“Insider” means (i) a shareholder, officer, director or employee of any of the Companies, (ii) any Member of the Immediate Family of any shareholder, officer, director or employee of any of the Companies, or (iii) any entity in which any of the persons described in clause (i) or (ii) owns any beneficial interest (other than less than one percent of the stock of any publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market).

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“Intellectual Property” means all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, Software, mask works, trade secrets, know-how and other Intellectual Property Rights.

“Intellectual Property Rights” means (i) rights in patents, patent applications and patentable subject matter (whether or not the subject of an application), (ii) rights in trademarks, service marks, trade names, trade dress and other designators of origin, registered or unregistered, (iii) rights in copyrightable subject matter or protectable designs, registered or unregistered, (iv) trade secrets, (v) rights in Internet domain names, uniform resource locators and e-mail addresses, (vi) rights in semiconductor topographies (mask works), registered or unregistered, (vii) know-how and (viii) all other intellectual and industrial property rights of every kind and nature and however designated, whether arising by operation of Law, Contract, license or otherwise.

“Inventories” means all inventories, merchandise, goods, raw materials, packaging, labels, supplies and other personal property which are maintained, held or stored by or for the Companies at the Closing, and any prepaid deposits for any of the same.

“Knowledge” when used with respect to Sellers, means the knowledge of Mr. Luis German Campos Orozco, Chairman of the Board, Mr. Andrés Campos Chevallier, CEO, and Mr. José del Monte, CFO, or any knowledge that would have been acquired by Mr. Luis German Campos Orozco, Chairman of the Board, upon appropriate inquiry and investigation.

“Last Fiscal Year End” has the meaning set forth in Section 4.6.

“Latest Balance Sheet” has the meaning set forth in Section 4.6.

“Latest Financial Statements” has the meaning set forth in Section 4.6.

“Law” means any constitution, law, ordinance, principle of common law, regulation, statute or treaty of any Governmental Entity.

“Leased Real Property” has the meaning set forth in Section 4.10(c).

“Lenders’ Consents” means collectively the Banamex Consent and the CS Consent Letter.

“LFCE” means the Federal Competition Law of Mexico (Ley Federal de Competencia Económica).

“LFT” means the Federal Labor Law of Mexico (Ley Federal del Trabajo).

“Litigation” means any claim, action, arbitration, mediation, audit, hearing, investigation, proceeding, litigation or suit (whether civil, criminal, administrative, investigative or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator or mediator.

“Lock-Up Agreements” has the meaning set forth in Section 9.1(n).

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“Loss” means any Litigation, Governmental Order, complaint, claim, demand, damage, deficiency, penalty, fine, cost, amount paid in settlement, liability, obligation, Tax, Encumbrance, loss, expense or fee, including court costs and attorneys’ fees and expenses.

“Management Incentive Plan” means the management incentive plan approved by the Surviving Company to be prepared, managed and adopted by the Board of Directors, as amended, modified or supplemented from time to time.

“Management Lock-Up Agreement” has the meaning set forth in Section 9.1(n).

“Material Adverse Effect” means any change, effect, event or condition, individually or in the aggregate, that has had, or, with the passage of time, could have, a material adverse effect on (a) the business, assets, liabilities, properties, financial condition, operating results or operations of the Companies, taken as a whole, or (b) the ability of the Sellers to perform their obligations under this Agreement or to consummate timely the transactions contemplated by this Agreement; provided that none of the following, either alone or in combination, will constitute, or be considered in determining whether there has been, a Material Adverse Effect: (i) any outbreak or escalation of war or major hostilities, man-made or natural disaster, national or international calamity or crisis or any act of terrorism, in each case, after the date of this Agreement, (ii) changes in financial markets, general economic conditions (including prevailing interest rates, exchange rates, commodity prices and fuel costs) or political conditions, (iii) changes in Laws or the enforcement or interpretation thereof, in each case, after the date of this Agreement, (iv) changes that generally affect the industries and markets in which the Companies operate, (v) the expiration or termination of any Contract in accordance with its terms (in each case, other than a termination that is the result of a default by the Companies party thereto) and any corresponding lapse of any Governmental Authorization associated with any Contract, (vi) any action taken or failed to be taken pursuant to or in accordance with the express terms of this Agreement or at the written request of, or consented to in writing by, the Buyer, or the failure to take any action expressly prohibited by this Agreement, (vii) the execution or delivery of this Agreement or the public announcement or other publicity with respect to the execution and delivery of this Agreement or the pending consummation of the transactions contemplated by this Agreement (including any Litigation or reduction in billings or revenue related thereto), (viii) any failure of the Companies to meet any published or internally prepared projections, budgets, plans or forecasts of revenues, earnings or other financial performance measures or operating statistics (it being understood that the facts and circumstances underlying any such failure that are not otherwise excluded from the definition of a “Material Adverse Effect” may be considered in determining whether there has been, or would reasonably be expected to be, a Material Adverse Effect), except, in the case of clauses (i) through (iv), to the extent such events changes, circumstances, effects or other matters have a materially disproportionate effect on the Companies, taken as a whole, relative to other participants engaged in the industries in which the Companies operate.

“Material Contracts” has the meaning set forth in Section 4.15(a).

“Maximum Net Debt” means Net Debt up to $35,000,000 (thirty-five million dollars) as of the Closing Date.

“Member Lock-Up Agreement” has the meaning set forth in Section 9.1(n).

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“Member of the Immediate Family” of a Person means a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, and brother or sister-in-law of such Person.

“Merger” has the meaning set forth in Section 2.3.

“Merger Agreement” has the meaning set forth in the recitals of this Agreement and Section 2.3.

“Minimum Cash” has the meaning set forth in Section 9.1(h)

“Net Debt” means the total debt, including short-term and long-term debt obligations, minus cash on hand and cash equivalents.

“Occupational Safety and Health Law” means any Law designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

“Ordinary Course of Business” means the ordinary course of business of each of the Companies consistent with past custom and practice (including with respect to quantity and frequency) as it has been conducted since the Last Fiscal Year End.

“Organizational Documents” means, as applicable, (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the memorandum and articles of association of a company, (iii) the by-laws or estatutos sociales, (iv) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (iv) any amendment to any of the foregoing.

“Owned Real Property” has the meaning set forth in Section 4.10(b).

“PCAOB” means the Public Company Accounting Oversight Board.

“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, Governmental Entity or other entity.

“Plan” means every plan, fund, contract, program and arrangement (whether written or not) for the benefit of present or former employees, including those intended to provide (i) medical, surgical, health care, hospitalization, dental, vision, workers’ compensation, life insurance, death, disability, legal services, severance, sickness or accident benefits (whether or not defined in the LFT), (ii) pension, profit sharing, stock bonus, retirement, supplemental retirement or deferred compensation benefits (whether or not Tax qualified) or (iii) salary continuation, unemployment, supplemental unemployment, severance, termination pay, change-in-control, vacation or holiday benefits (whether or not defined in the LFT), (w) that is maintained or contributed to by any of the Companies, (x) that the Companies have committed to implement, establish, adopt or contribute to in the future, (y) for which the Companies is or may be financially liable as a result of the direct sponsor’s affiliation with the Companies or the Companies’ shareholders (whether or not such affiliation exists at the date of this Agreement and notwithstanding that the Plan is not maintained by any of the Companies for the benefit of its employees or former employees) or (z) for or with respect to which the Companies is or may become liable under any common law successor doctrine, express successor liability provisions of Law, provisions of a collective bargaining agreement, labor or employment Law or agreement with a predecessor employer. Plan does not include any arrangement that has been terminated and completely wound up prior to the date of this Agreement and for which no Company has any present or potential liability.

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“Pre-Closing BWM Corporate Reorganization” has the meaning set forth in Section 6.2.

“Proxy Statement” has the meaning set forth in Section 8.1.

“Purchase Price” has the meaning set forth in Section 2.2.

“Purchased Shares” has the meaning set forth in the recitals of this Agreement.

“Real Property” has the meaning set forth in Section 4.10(c).

“Redemption Rights” means the redemption rights provided for in Regulation 25.4(b) of Buyer’s articles of association.

“Registration Rights Agreement” means the registration rights agreement in substantially the form attached as Exhibit “B”.

“Registration Statement” has the meaning set forth in Section 8.1.

“Remedies Exception” when used with respect to any Person, means performance of such Person’s obligations except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and by general equitable principles.

“Representatives” has the meaning set forth in Section 6.11.

“Required Consents” has the meaning set forth in Section 6.8.

“Restricted Business” has the meaning set forth in Section 6.12(a).

“Returns” means all returns, declarations, reports, estimates, information returns and statements pertaining to any Taxes.

“SEC” has the meaning set forth in Section 5.4.

“Securities Act” has the meaning set forth in Section 5.4.

“Seller Losses” has the meaning set forth in Section 11.2(a).

“Sellers” has the meaning set forth in the preamble of this Agreement.

“Sellers’ Basket Amount” has the meaning set forth in Section 11.2(b).

“Shares” has the meaning set forth in the preamble of this Agreement.

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“Shareholders Agreement” means the Shareholders Agreement entered into by and between Strevo, Forteza and Campalier on December 5, 2018, as amended.

“Software” means computer programs or data in computerized form, whether in object code, source code or other form.

“Specified Indebtedness” means the indebtedness outstanding under the CS Credit Agreement, as amended from time to time.

“Strevo” has the meaning set forth in the preamble of this Agreement.

“Subsidiary” means any Person in which any ownership interest is owned, directly or indirectly, by another Person.

“Surviving Company” has the meaning set forth in Section 2.3.

“Surviving Company Shares” has the meaning set forth in Section 2.3.

“Tax Affiliate” means each Company and any other Person that is or was a member of an affiliated, combined or unitary group of which the Companies is or was a member.

“Taxes” means all taxes, charges, fees, levies or other assessments, including all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, including all interest and penalties thereon, and additions to tax or additional amounts imposed by any Governmental Entity upon any Company or any Tax Affiliate.

“Third-Party Action” has the meaning set forth in Section 11.3(a).

“Third-Party Intellectual Property Rights” means Intellectual Property Rights in which a Person other than any Company has any ownership interest (including any Seller).

“Trust Account” has the meaning set forth in Section 5.5.

“Trust Agreement” has the meaning set forth in Section 5.5.

“Trust Fund” has the meaning set forth in Section 5.5.

“Trustee” has the meaning set forth in Section 5.5.

“Working Capital” means the excess of current assets less cash and cash equivalents over current liabilities less the current portion of Net Debt.

Article II Purchase and Sale of the Purchased Shares, Closing and Merger.

2.1           Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date:

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Sellers agree to sell to Buyer, and Buyer agrees to purchase from Sellers, the Purchased Shares free of any Encumbrances. Each Seller waives any rights of first refusal or similar rights that such Seller may have relating to Buyer’s purchase of the Purchased Shares, whether conferred by any of the Companies’ Organizational Documents, by Contract or otherwise.

2.2           Purchase Price. Sellers and Buyer agree that Buyer shall allocate and use the amount, if any, by which the amount in the Trust Fund at Closing exceeds $25,000,000 (twenty-five million dollars), to be paid by Buyer as cash consideration for the Purchased Shares (the “Purchase Price”), provided that the maximum cash consideration payable as Purchase Price by Buyer to Sellers shall not exceed from $30,000,000 (thirty million dollars).

Any amount of funds deposited in the Trust Fund on the Closing Date not paid as Purchase Price as set forth above will remain as an asset of Buyer and will be transferred to BWM as provided for in the Merger Agreement.

2.3           Merger of Buyer and BWM. Immediately after the Closing, on the same date of the Closing or the following Business Day, the Merger Agreement approved by the shareholders of BWM and Buyer will become effective between the Parties and Buyer will merge with and into BWM. Under the terms of the Merger Agreement, Buyer will cease its legal existence, BWM shall continue as the surviving company of the Merger (the “Surviving Company”) and BLSM will continue its existence as a wholly-owned subsidiary of BWM. All (a) warrants and UPOs issued by Buyer and outstanding prior to the Effective Time of the Merger shall be exchanged and replaced by the same number of warrants and UPOs issued by the Surviving Company with the same terms and conditions as those previously agreed with Buyer; and (b) the BWM Shares issued and outstanding immediately prior to the Effective Time, including those BWM Shares purchased by Buyer pursuant to this Agreement, shall be cancelled and exchanged for newly issued shares of the Surviving Company (the “Surviving Company Shares”) representing 100% of the total outstanding shares of the Surviving Company Shares. The Surviving Company Shares will be allocated among Sellers and the shareholders of Buyer as follows:

(a)          Sellers’ Surviving Company Shares. (i) To the extent Sellers receive $30,000,00 (thirty million dollars) in cash consideration as Purchase Price, Sellers will be entitled to receive 28,700,000 (twenty eight million seven hundred thousand) of Surviving Company Shares or (ii) if Sellers receive less than 30,000,00 (thirty million dollars) in cash consideration as Purchase Price, Sellers will be entitled to receive the number of Surviving Company Shares equal to the Companies Valuation less the cash consideration amount received as Purchase Price, divided by $10.00 (ten dollars).

(b)          Buyer’s Surviving Company Shares. The shareholders of Buyer will be entitled to exchange their existing Buyer shares for Surviving Company Shares, on a 1:1 exchange ratio.

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2.4          The Closing.

(a)          The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Greenberg Traurig, S.C. at Paseo de la Reforma 265, PH, Colonia Cuauhtémoc, Ciudad de México, C.P. 06500, or at such other place as may be mutually agreed by Buyer and the Sellers, on the date following the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of the conditions set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing (the “Closing Date”), but subject to the satisfaction or waiver of those conditions at such time) (but in no event later than the fourth (4th) Business Day following such satisfaction or waiver of such conditions), in which case “Closing Date” means the date so agreed. The failure of the Closing will not ipso facto result in termination of this Agreement and will not relieve any party of any obligation under this Agreement. The Closing will be effective as of the close of business on the Closing Date.

(b)          Subject to the conditions set forth in this Agreement, on the Closing Date:

(i)          Sellers will, or cause each of the Companies to, deliver, to Buyer:

(A)         certificates (títulos de acciones) representing all of the Buyer’s Surviving Company Shares, free and clear of all Encumbrances;

(B)         evidence of amendments to the Specified Indebtedness of the Companies and satisfaction of any conditions specified therein prior to Closing, as well as duly executed copies of all agreements, instruments, certificates and other documents necessary or appropriate, in the opinion of Buyer’s counsel, to release any and all Encumbrances against the Purchased Shares and Buyer’s Surviving Company Shares;

(C)         a copy, certified by the secretary of the Board of each Company in the form of Exhibit “C”, of the notation made in the stock registry book of (1) each Company evidencing the transfer of the Purchased Shares to Buyer; and (2) the Surviving Company evidencing the issuance of all the Buyer’s Surviving Company Shares, in the form and substance satisfactory to Buyer;

(D)         a copy of each Ancillary Agreement to which any Seller or a Company is a party, duly executed by each Seller, and a copy of each Ancillary Agreement to which any of the Companies is a party, duly executed by the Companies, as appropriate;

(E)         evidence that all the certificates (títulos de acciones) representing the Sellers’ Surviving Company Shares have been issued;

(F)         duly executed copies of all Required Consents; and

(G)         certificates in the form of Exhibit “D” (1) evidencing the accuracy of Sellers’ representations and warranties, (2) evidencing the performance and compliance by Sellers with agreements contained in this Agreement, (3) evidencing the satisfaction of all conditions referred to in Section 9.1 or (4) otherwise evidencing the consummation of the transactions contemplated by this Agreement.

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(ii)         Buyer will deliver to Sellers:

(A)         the Purchase Price, by wire transfer in immediately available funds to the accounts designated by Sellers to Buyer at Closing (allocated among Sellers in accordance with Exhibit “E”);

(B)         a copy of each Ancillary Agreement to which any Buyer is a party, duly executed by Buyer;

(c)          All items delivered by the parties at the Closing will be deemed to have been delivered simultaneously, and no items will be deemed delivered or waived until all have been delivered.

2.5           Buyer’s Representative.

(a)          Sellers acknowledge that Buyer appoints herein DD3 Mexico (or any person appointed as a successor Buyer’s Representative) as their representative and agent under this Agreement.

(b)          Sellers acknowledge that Buyer’s Representative is authorized to take any action and to make and deliver any certificate, notice, consent or instrument required or permitted to be made or delivered under this Agreement or under the documents referred to in this Agreement, to waive any requirements of this Agreement that Buyer’s Representative determines in Buyer’s Representative’s sole and absolute discretion to be necessary, appropriate or advisable, which may be required for the performance of all obligations under this Agreement on behalf of Buyer or any Buyer’s successors and assignees and to make claims, collect and dispute, settle, compromise and make all claims related to Article XI of this Agreement. The Buyer’s Representative authority includes the right to hire or retain, at the sole expense of Buyer, or any of Buyer’s successors and assignees, such counsel, investment bankers, accountants, representatives and other professional advisors as Buyer’s Representative determines in Buyer’s Representative sole and absolute discretion to be necessary, appropriate or advisable in order to perform this Agreement. Sellers may rely upon any action taken by Buyer’s Representative, and to act in accordance with such action without independent investigation. The appointment and authority granted to Buyer’s Representative pursuant to this Section 2.5 shall survive and continue to be effective after the Merger.

(c)          After the Closing Date, Sellers may rely entirely on its dealings with, and notices to and from, Buyer’s Representative to satisfy any obligations it might have under this Agreement or any other agreement referred to in this Agreement or otherwise to Sellers.

Article III Representations and Warranties of Sellers

Each Seller represents and warrants to Buyer that, as to such Seller, except as described in the Disclosure Schedules, as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

3.1           Title to Shares. Such Seller holds, as of the date of this Agreement, of record and beneficially, the fiduciary rights over the number of Shares listed opposite such Seller’s name on Schedule 3.1. At Closing, Buyer will obtain good and valid title to the Purchased Shares and to the Buyer’s Surviving Company Shares, of record and beneficially, free and clear of any Encumbrance.

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3.2           Incorporation; Power and Authority. Each Seller is duly organized, validly existing and in good standing under the Laws of Mexico. Such Seller has all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party.

3.3           Valid and Binding Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party has been duly and validly authorized by all necessary corporate or equivalent action by such Seller. This Agreement has been duly executed and delivered by such Seller and constitutes the valid and binding obligation of such Seller, enforceable against it in accordance with its terms, subject to the Remedies Exception. Each Ancillary Agreement to which such Seller will become a party, when executed and delivered by or on behalf of such Seller, will constitute the valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, subject to the Remedies Exception.

3.4           No Breach; Consents. Except as listed in Schedule 3.4, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party by such Seller will not (a) contravene any provision of the Organizational Documents, if any, of such Seller; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against such Seller other than the Lenders’ Consents; (d) result in the creation of any Encumbrance upon the Shares held by such Seller; or (e) require any Governmental Authorization other than the Antitrust Approval.

3.5           Brokerage. No Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of such Seller for which Buyer or the Company is or could become liable or obligated.

Article IV Representations and Warranties Regarding the Companies

The Companies and the Sellers, jointly and severally, represent and warrant to Buyer that, except as described in the Disclosure Schedules, as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement):

4.1          Incorporation; Power and Authority.

(a)          Each Company is a legal entity duly organized, validly existing and in good standing under the Laws of Mexico, and has all necessary power and authority necessary to own, lease and operate its assets and to carry on its business as now conducted and presently proposed to be conducted and to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party.

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(b)          The Companies are in full compliance with all provisions of its Organizational Documents.

4.2           Valid and Binding Agreement. The execution, delivery and performance of this Agreement, the Ancillary Agreements and all the transactions contemplated hereunder to which it will become a party by such Company has been duly and validly authorized by all necessary corporate or equivalent action. This Agreement has been duly executed and delivered by such Company and constitutes the valid and binding obligation of such Company, enforceable against it in accordance with its terms, subject to the Remedies Exception. Each Ancillary Agreement to which such Company will become a party, when executed and delivered by or on behalf of such Company, will constitute the valid and binding obligation of such Company, enforceable against such Company in accordance with its terms, subject to the Remedies Exception.

4.3           No Breach; Consents. Except as listed in Schedule 4.3, the execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party will not (a) contravene any provision of the Organizational Documents of any of the Companies; (b) violate or conflict with any Law, Governmental Order or Governmental Authorization applicable to the Companies or by which any property or asset of any of the Companies are bound or affected; (c) conflict with, result in any breach of any of the provisions of, constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against any of the Companies other than the Lenders’ Consents; (d) result in the creation of any Encumbrance upon the Companies or any of the assets of any of the Companies; or (e) require any Governmental Authorization other than the Antitrust Approval.

4.4           Capitalization.

(a)          The authorized capital stock of BWM consists of 5,037,939 shares of BWM’s common stock, all validly issued and outstanding. Schedule 4.4(a) lists the names and addresses of each record holder of the issued and outstanding BWM’s common stock, the number of shares held by each such holder and the share certificate numbers, and any limitations on the ability of the holder of such capital stock to vote or dispose of such shares. Except as listed on Schedule 4.4(a), all issued and outstanding shares of BWM’s common stock are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights or any other third-party rights, and have been offered, sold and issued by BWM in compliance with the General Law of Commercial Entities (Ley General de Sociedades Mercantiles), Contracts applicable to BWM and BWM’s Organizational Documents and in compliance with any preemptive rights, rights of first refusal or similar rights. The rights and privileges of any of the BWM’s common stock are set forth in the BWM’s Organizational Documents.

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(b)          The authorized capital stock of BLSM consists of 3,659,3778 shares of BLSM’s common stock, all validly issued and outstanding. Schedule 4.4(a) lists the names and addresses of each record holder of the issued and outstanding BLSM’s common stock, the number of shares held by each such holder and the share certificate numbers, and any limitations on the ability of the holder of such capital stock to vote or dispose of such shares. All issued and outstanding shares of BLSM’s common stock are duly authorized, validly issued, fully paid and nonassessable, free of preemptive rights or any other third-party rights and have been offered, sold and issued by BLSM in compliance with the General Law of Commercial Entities (Ley General de Sociedades Mercantiles), Contracts applicable to BLSM and BLSM’s Organizational Documents and in compliance with any preemptive rights, rights of first refusal or similar rights. The rights and privileges of any of the BLSM’s common stock are set forth in the BLSM’s Organizational Documents.

(c)          Except as listed in Schedule 4.4, there is no option, warrant, call, subscription, convertible security, right (including preemptive right) or Contract of any character to which any of the Companies is a party or by which it is bound obligating any of the Companies to issue, exchange, transfer, sell, repurchase, redeem or otherwise acquire any capital stock of any of the Companies or obligating such Company to grant, extend, accelerate the vesting of or enter into any such option, warrant, call, subscription, convertible security, right or Contract. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to any of the Companies. Except as contemplated by this Agreement, there are no Registration Rights Agreements, no voting trust, proxy or other Contract and no restrictions on transfer with respect to any capital stock of any of the Companies.

4.5           Subsidiaries. The Companies have no Subsidiaries.

4.6           Financial Statements. The unaudited balance sheet as of June 30, 2019 of the Companies (the “Latest Balance Sheet”) and the unaudited statements of income, changes in shareholders’ equity and cash flows of the Companies for the six-month period then ended (such statements and the Latest Balance Sheet, the “Latest Financial Statements”) are based upon the books and records of the Companies, have been prepared in accordance with accounting principles applicable in Mexico. The audited consolidated balance sheet, as of December 31, 2018 (the “Last Fiscal Year End”) and for the each of the prior fiscal year ends, of the Companies and the audited consolidated statements of income, shareholders’ equity and cash flows, including the notes, of the Companies for each of the 2 years ended on the Last Fiscal Year End ( the “Annual Financial Statements”) are based upon the books and records of the Companies, have been prepared in accordance with the IFRS consistently applied during the periods indicated and present fairly in all material respects the financial position, results of operations and cash flows of the Companies at the respective dates and for the respective periods indicated. The Latest Financial Statements may not contain all notes and are subject to year-end adjustments, none of which are material. The Annual Financial Statements are PCAOB certified.

4.7           Absence of Undisclosed Liabilities. Except as reflected or expressly reserved against in the Latest Balance Sheet, no Company has any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise), and, there is no basis for any present or future Litigation, charge, complaint, claim or demand against any of them giving rise to any liability or obligation, except liabilities or obligations that have arisen after the date of the Latest Balance Sheet in the Ordinary Course of Business, none of which is a liability or obligation for breach of Contract, breach of warranty, infringement, Litigation or violation of Governmental Order, Governmental Authorization or Law that individually or in the aggregate would have a Material Adverse Effect with respect to the Companies.

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4.8           Books and Records. The books of account of each of the Companies are complete and correct and have been maintained in accordance with sound business practices and applicable law, including the maintenance of an adequate system of internal controls. The minute books and stock or equity records of each of the Companies, all of which have been made available to Buyer, are complete and correct. The minute books of each of the Companies contain accurate records of all meetings held and actions taken by the holders of stock or equity interests, the boards of directors and committees of the boards of directors or other governing body of each of the Companies, and no meeting of any such holders, boards of directors or other governing body or committees has been held for which minutes are not contained in such minute books. At the Closing, all such books and records will be in the possession of the Companies.

4.9           Absence of Certain Developments. Except as described on Schedule 4.9, since the Latest Financial Statements through the date of this Agreement, each of the Companies has conducted its business only in the Ordinary Course of Business and there has not been any Material Adverse Effect. Without limiting the generality of the foregoing, unless otherwise provided under Schedule 4.9, since the date of the Latest Financial Statements through the date of this Agreement:

(a)          No Company has sold, leased, transferred or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

(b)          No party (including the Companies) has accelerated, suspended, terminated, modified or canceled any Contract (or series of related Contracts) outside the Ordinary Course of Business, to which any of the Companies is a party or by which any of them is bound;

(c)          No Encumbrance has been imposed on any assets of any of the Companies, outside the Ordinary Course of Business;

(d)          No Company has made any capital expenditure (or series of related capital expenditures) outside the Ordinary Course of Business;

(e)          No Company has made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans and acquisitions) outside the Ordinary Course of Business or acquired (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any Person;

(f)          No Company has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money (including advances on existing credit facilities) or capitalized lease obligation outside the Ordinary Course of Business;

(g)          No Company has delayed, postponed or accelerated the payment of accounts payable or other liabilities or the receipt of any accounts receivable, in each case outside the Ordinary Course of Business;

(h)          No Company has canceled, compromised, waived or released any right or claim (or series of related rights or claims) outside the Ordinary Course of Business;

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(i)          No Company has granted any license or sublicense of any rights under or with respect to any Intellectual Property, outside the Ordinary Course of Business;

(j)          there has been no change made or authorized in the Organizational Documents of any of the Companies;

(k)          No Company has issued, sold or otherwise disposed of any of its capital stock or equity interests, or granted any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(l)          No Company has declared, set aside or paid any dividend or made any distribution with respect to its capital stock or equity interests (whether in cash or in kind) or split, combined or reclassified any outstanding shares of its capital stock;

(m)          No Company has experienced any material damage, destruction or Loss (whether or not covered by insurance) to its property;

(n)          No Company has made any loan to, or entered into any other transaction with, any of its directors, officers or employees outside the Ordinary Course of Business;

(o)          No Company has entered into any collective bargaining agreement, written or oral, or modified the terms of any such existing agreement outside the Ordinary Course of Business;

(p)          No Company has granted any increase in the base compensation or made any other change in employment terms of any of its directors, officers or employees outside the Ordinary Course of Business;

(q)          No Company has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other Plan, Contract or commitment for the benefit of any of its directors, officers or employees (or taken any such action with respect to any other Plan);

(r)          No Company has made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business;

(s)          No Company has discharged or satisfied any Encumbrance or paid any liability, other than current liabilities paid in the Ordinary Course of Business;

(t)          No Company has disclosed, to any Person other than Buyer and authorized representatives of Buyer, any proprietary Confidential Information, outside the Ordinary Course of Business;

(u)          the Companies have not made any change in accounting principles or practices from those utilized in the preparation of the Annual Financial Statements; and

(v)         No Company has committed to take any of the actions described in this Section 4.9.

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4.10        Property.

(a)          The real properties owned by the Companies or demised by the leases listed on Schedule 4.10 constitute all of the real property owned, leased (whether or not occupied and including any leases assigned or leased premises sublet for which the corresponding Company remains liable), used or occupied by the corresponding Company.

(b)          BWM owns good and marketable title to each parcel of real property identified on Schedule 4.10 as being owned by BWM (the “Owned Real Property”), free and clear of all Encumbrances, except for the Encumbrances listed on Schedule 4.10.

(c)          The leases of real property listed on Schedule 4.10 as being leased by any of the Companies (the “Leased Real Property” and together with the Owned Real Property, the “Real Property”) are in full force and effect, and the lessee holds a valid and existing leasehold interest under each of the leases for the term listed on Schedule 4.10. The Leased Real Property is subject to no ground lease, master lease, mortgage, deed of trust or other Encumbrance or interests that would entitle the holder thereof to interfere with or disturb use or enjoyment of the Leased Real Property or the exercise by the lessee of its rights under such lease so long as the lessee is not in default under such lease.

(d)          Each parcel of Real Property has access, sufficient for the conduct of the business as now conducted or as presently proposed to be conducted by the Companies on such parcel or Real Property.

(e)          The corresponding Company has good and marketable title to, or a valid leasehold interest in, the buildings, machinery, equipment and other tangible assets and properties used by them, located on their premises or shown in the Latest Balance Sheet or acquired after the date thereof, free and clear of all Encumbrances, except for Encumbrances listed on Schedule 4.10 and properties and assets disposed of in the Ordinary Course of Business consistent with past practices since the date of the Latest Balance Sheet.

(f)          All of the buildings, and other tangible assets and properties necessary for the conduct of the business of the Companies are owned or leased by the Companies, in good condition and repair, ordinary wear and tear excepted, and are usable in the Ordinary Course of Business.

4.11         Accounts Receivable. All notes and accounts receivable of each of the Companies are reflected properly on their books and records, are valid, have arisen from bona fide transactions in the Ordinary Course of Business, are subject to no set-off or counterclaim, and are current and collectible. Such notes and accounts receivable will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts on the face of the Latest Balance Sheet as adjusted for the passage of time through the Closing Date in the Ordinary Course of Business consistent with past practices.

4.12         Inventories. Subject to amounts reserved therefor on the Latest Balance Sheet, the values at which all Inventories are carried on the Latest Balance Sheet reflect the historical inventory valuation policy of the Companies of stating such Inventories at the lower of cost or market value. The Inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the Ordinary Course of Business of the Companies consistent with past practice. Except as set forth in Schedule 4.12, each Company, as the case may be, has good and marketable title to the Inventories free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Companies’ voting rights, charges and other Encumbrances.

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4.13        Tax Matters.

(a)          Except for tax liabilities accruing in the Ordinary Course of Business and not yet due and payable, each of the Companies has not been determined by tax authorities, to be liable for any Mexican federal, state or municipal assessments or other impositions or penalties due and unpaid, in respect of income, business or property or for the payment of any tax, contribution installment due in respect of its current or any previous taxation year and no formal claim, assessment or Litigation is pending against the Companies with respect thereto.

(b)          Each of the Companies is not in default in filing any material returns or reports covering any Mexican federal, state or municipal taxes, assessments or other imposts in respect of income, business or property and it has filed all reports and returns with respect to income, assets, sales, value added, excise and property taxes and all other Taxes and customs duties which are required to be filed and has paid, or where permitted by law, provided security for all such Taxes.

(c)          All Taxes of the Companies and all Tax Affiliates that will be due and payable for any period ending on, ending on and including or ending prior to the Closing Date, will have been paid by or on behalf of the Companies or will be reflected, in a manner consistent with past practice, on the Companies’ books as an accrued Tax liability, either current or deferred.

(d)          There are no Encumbrances for Taxes upon any assets of any of the Companies or any Tax Affiliate, except Encumbrances for Taxes not yet due.

(e)          There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns for any Tax year subsequent to the year ended December 31, 2014, nor is any such Tax audit or other proceeding pending, nor has there been any notice to any of the Companies or any Tax Affiliate by any Governmental Entity regarding any such Tax, audit or other proceeding, or, to the Knowledge of any Seller, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. No Company or any Tax Affiliate expects or anticipates the assessment of any additional Taxes on the Companies or any Tax Affiliate or is aware of any unresolved questions, claims or disputes concerning the liability for Taxes of any of the Companies or any Tax Affiliate which would exceed the estimated reserves established on its books and records. No claim has ever been made by a Governmental Entity in a jurisdiction where no Company files any Return that the Companies or any Tax Affiliate is or may be subject to taxation.

(f)          Schedule 4.13 lists those Returns that have been audited and indicates those Returns that currently are the subject of audit.

(g)          No Company or any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

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(h)          No Company or any Tax Affiliate is a party to any Tax allocation or sharing agreement.

4.14        Intellectual Property Rights

(a)          All Intellectual Property used or held by each of the Companies that is material to the conduct of their business as currently conducted is owned by or licensed to by each of the Companies.

(b)          Except as set forth on Schedule 4.14(b), there are no actual or, to the Knowledge of each of the Companies, threatened claims or demands of any other Person pertaining to any Intellectual Property and no proceedings have been instituted or are pending or, to the Knowledge of each of the Companies, threatened, which challenge the rights of such Company to use the Intellectual Property presently used or held by such Subject Company

(c)          Unless otherwise disclosed under Schedule 4.14(c), all Software that is used by any of the Companies or is present at any facilities or on any equipment of any of the Companies is subject to a current license agreement that covers all use of the Software in the business of any of the Companies, as presently conducted or proposed to be conducted.

4.15        Material Contracts.

(a)          Schedule 4.15 lists the following Contracts to which any of the Companies is a party or subject or by which it is bound (the “Material Contracts”):

(i)          all stock purchase, stock option and stock incentive Plans (other than Plans);

(ii)         all Contracts (A) with any Insider or (B) between or among any Insiders relating in any way to any of the Companies each case with a value in excess of $500,000 (five hundred thousand dollars) individually or $1,000,000 (one million dollars) in the aggregate;

(iii)        all distributor, reseller, dealer, manufacturer’s representative, sales agency or advertising agency, finder’s and manufacturing or assembly Contracts entered into by any of the Companies other than in the Ordinary Course of Business;

(iv)        all franchise agreements;

(v)         any Contracts or group of related Contracts with the same party for the purchase of products or services with an undelivered balance in excess of $1,000,000 (one million dollars) other than those entered in the Ordinary Course of Business;

(vi)        all leases of real or personal property excluding any lease with aggregate annual payments of $1,000,000 (one million dollars) or less entered into in the Ordinary Course of Business;

(vii)       any Contract for capital expenditures in excess of $1,000,000 (one million dollars) entered into other than in the Ordinary Course of Business;

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(viii)      all Contracts relating to the borrowing of money or to mortgaging, pledging or otherwise placing an Encumbrance on any of the assets of any of the Companies other than the CS Security Documents and the Banamex Loan Agreement;

(ix)         each written warranty, guaranty or other similar undertaking with respect to contractual performance extended by any of the Companies other than in the Ordinary Course of Business;

(x)          all Contracts relating to any surety bond or letter of credit required to be maintained by any of the Companies in excess of $1,000,000 (one million dollars);

(xi)         all license agreements, transfer or joint-use agreements or other agreements related to Intellectual Property other than those entered in the Ordinary Course of Business;

(xii)        any Contract concerning a partnership or joint venture;

(xiii)       any Contract providing for the development of any products, Software or Intellectual Property or the delivery of any services by, for or with any third party other than those entered in the Ordinary Course of Business;

(xiv)      any Contracts containing exclusivity, noncompetition or no solicitation provisions or that would otherwise prohibit the Companies from freely engaging in business in Mexico or prohibiting the solicitation of the employees or contractors of any other entity; and

(xv)       all Contracts terminable by any other party upon a change of control of any of the Companies or upon the failure of any of the Companies to satisfy financial or performance criteria specified in such Contract.

(b)          Each Material Contract is valid and binding, currently in force and enforceable in accordance with its terms, subject to the Remedies Exception. Each of the Companies have materially performed all obligations required to be performed by it in connection with each Material Contract. No Company has received any notice of any claim of default by it under or termination of any Material Contract that individually or in the aggregate would have a Material Adverse Effect with respect to the Companies. Each of the Companies can perform each Material Contract on time, at a profit and without unusual expenditures of time and money.

4.16        Litigation. Schedule 4.16 lists all Litigation pending or, to the Knowledge of any of the Companies, threatened against any of the Companies and each Governmental Order to which any of the Companies is presently subject which individually or in the aggregate may result in a loss of liability of any of the Companies in excess of $1,000,000 (one million dollars).

4.17        Insurance.

(a)          Except as listed in Schedule 4.17(a), each of the Companies has at all times maintained material insurance relating to its business and covering property, fire, casualty, liability and all other forms of insurance customarily obtained by businesses in the same industry. Such insurance provides adequate insurance coverage for the activities of each of the Companies.

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(b)          Schedule 4.17(b) lists by year for the current policy year and each of the two preceding policy years a summary of the loss experience under each policy involving any claim in excess of $1,000,000 (one million dollars), setting forth (i) the name of the claimant, (ii) a description of the policy by insurer, type of insurance and period of coverage and (iii) the amount and a brief description of the claim.

4.18        Compliance with Laws; Government Authorizations.

(a)          Each of the Companies has materially complied with all applicable Laws and Governmental Orders to conduct its business in the Ordinary Course of Business. No Company is relying on any exemption from or deferral of any Law, Governmental Order or Governmental Authorization that would not be available to it after the Closing.

(b)          Each of the Companies have in full force and effect all Governmental Authorizations materially necessary to conduct its business and own and operate its properties.

(c)          No Company has offered, authorized, promised, made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, political party, political party official or candidate, official of a public international organization or any other Person in a position to assist or hinder any of the Companies in connection with any actual or proposed transaction, other than payments required or permitted by the Laws of the applicable jurisdiction and in compliance with the Anticorruption Laws.

4.19        Environmental Matters.

The Companies are and at all times have been in compliance in all material respects with all Environmental Laws and Occupational Safety and Health Laws. Since Last Fiscal Year End, through the date of this Agreement, none of the Companies have received any notice, report or other information regarding any actual or alleged material violation of any Environmental Laws or Occupational Safety and Health Laws, including any investigatory, remedial or corrective obligations relating to any of the Companies or any Owned Real Property or other property or facility currently or previously owned, leased, operated or controlled by any the Companies. The Companies have not treated, stored, disposed of, transported, handled, generated, or released any Hazardous Materials. Each of the Companies have obtained all Governmental Authorizations relating to the Environmental Laws necessary for operation of the Companies in Mexico.

4.20         Product Warranty. Except for conditions or warranties implied or imposed by applicable Laws or otherwise contained in the Companies’ standard terms and conditions of sale and except as given in the Ordinary Course of Business, neither Company has given a condition, warranty, or made a representation in respect of products supplied, manufactured, sold or delivered by it. Except as listed on Schedule 4.20, none of the products manufactured or sold by any of the Companies, has been the subject of any product recall or return (whether voluntary or involuntary) during the past five years.

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4.21       Product Liability. Except as set forth in Schedule 4.21, there are no claims alleging bodily injury or other damage, that individually or in the aggregate are in excess of $1,000,000 (one million dollars) as a result of any product or the breach of any duty to warn, test, inspect or instruct of dangers of any product that are currently pending or threatened in writing against any of the Companies or, to the Knowledge of the Sellers, against any entity, including but not limited to suppliers, warehouses, distributors, and contract manufacturing organization, that contracts with any of the Companies as its relates to, or may reasonably affect, any of the Companies’ products.

4.22       Employees.

(a)          Each of the Companies have materially complied at all times with all applicable employment Laws and regulations including payment of wages, overtime and those relating to the payment of social security and other Taxes. No Company has any collective relations problem pending or, to the Knowledge of any Seller, threatened. No Key Employee of the Companies is a party to any change in control or golden parachute, secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such Key Employee to carry out fully all activities of such employee in furtherance of the business of any of the Companies.

(b)          The sale of the Shares or the other transactions contemplated by this Agreement or the Ancillary Agreements will not cause the Company to incur or suffer any liability relating to, or obligation to pay, severance, termination or other payments to any Person that individually or in the aggregate would have a Material Adverse Effect with respect to the Companies.

(c)          No Company has made any loans (except advances against accrued salaries or for business travel, lodging or other expenses in the Ordinary Course of Business) to any employee of the Companies.

(d)          The Companies are party to the collective bargaining agreements described in Schedule 4.22(d) of the Disclosure Schedules, and to Seller’s Knowledge, there has not been any threat of, any strike, work stoppage, or any collective dispute affecting any of the Companies.

(e)          Each of the Companies has consistently since inception paid in full to all employees all salaries, benefits, profit sharing and commissions due and payable to them, including profit sharing, and has fully reserved on the Latest Financial Statements all amounts for salaries, benefits, profit sharing and commissions due but not yet payable to such employees.

(f)          The Companies as of the date hereof have been and as of the Closing Date will be in material compliance with all Laws and regulations pertaining to the Mexican Social Security Institute (Instituto Mexicano del Seguro Social or “IMSS”), the National Workers’ Housing Fund Institute (Instituto del Fondo Nacional de la Vivienda para los Trabajadores or “INFONAVIT”), and have paid all fees necessary to be paid thereunder.

(g)          Neither the execution nor the delivery of this Agreement, nor the consummation of the transaction herein, will cause any incentive, severance, change-in- control or other payments to become due or payable by any of the Companies to any Person.

(h)          The Companies have, and following to the Closing will continue having, the necessary personnel to carry out the operations in the Ordinary Course of Business, in an uninterrupted manner as has been carried out as of the date of this Agreement.

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(i)            Except as set forth in Schedule 4.22(i), there are no pending Claims, procedures or lawsuits pending enforcement or under investigation, audit or review by any Governmental Entity and/or regarding the employees of the Companies or to the Sellers’ Knowledge threatened against the Companies or involving Claims for entitlement of or under any collective bargaining agreement that individually or in the aggregate would have a Material Adverse Effect with respect to the Companies.

4.23         Customers. No customer (i) has indicated that it will stop, terminate or materially decrease the rate of business done with any of the Companies or (ii) has returned, or to the Sellers’ Knowledge threatened to return, a substantial amount of any of the products, equipment, goods and services purchased from any of the Companies. Neither Company has (i) breached, in any material respect, any agreement with or (ii) engaged in any fraudulent conduct with respect to, any such customer of such Company.

4.24         Suppliers. No suppliers are a sole source of supply for the Companies. No supplier has indicated that it will stop, terminate or materially decrease the rate of business done with any of the Companies. Neither Company has (i) breached, in any material respect, any agreement with or (ii) engaged in any fraudulent conduct with respect to, any such supplier of such Company.

4.25         Affiliate Transactions. No Insider has any Contract with any of the Companies (other than employment represented by a written Contract) or any interest in any assets (whether real, personal or mixed, tangible or intangible) used in or pertaining to the business of any of the Companies (other than ownership of capital stock of any of the Companies). Except as set forth in Schedule 4.25, no Insider has any direct or indirect interest in any supplier or customer of any of the Companies or in any Person from whom or to whom the Companies lease any property, or in any other Person with whom the Companies otherwise transact business of any nature other than in the Ordinary Course of Business.

4.26         Brokerage. No Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of any of the Companies for which Buyer or the Companies are or could become liable or obligated.

4.27         Availability of Documents. Sellers have delivered to Buyer correct and complete copies of the items referred to in the Disclosure Schedules or in this Agreement (and in the case of any items not in written form, a written description thereof).

4.28         Disclosure. This Agreement, the exhibits, the Disclosure Schedules and the Annual Financial Statements or Latest Financial Statements, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

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4.29         No Other Representations and Warranties. EXCEPT AS SET FORTH IN THIS ARTICLE IV, NEITHER SELLER NOR ANY OF THEIR AFFILIATES OR REPRESENTATIVES MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE SELLERS EXPRESSLY DISCLAIM ANY OTHER REPRESENTATION OR WARRANTY OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), INCLUDING AS TO THE CONDITION, VALUE OR QUALITY OF THE COMPANIES’ BUSINESS OR ASSETS, IN EACH CASE, EXCEPT AS SET FORTH IN THIS ARTICLE IV.

Article V Representations and Warranties of Buyer

Buyer represents and warrants to Sellers that as of the date of this Agreement and as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement), except as expressly noted otherwise:

5.1          Incorporation; Power and Authority. Buyer, as of the date of this Agreement, is a corporation duly organized, validly existing and in good standing under the British Virgin Islands, with all necessary power and authority to execute, deliver and perform this Agreement and the Ancillary Agreements to which it will become a party.

5.2          Valid and Binding Agreement. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it will become a party by Buyer have been duly and validly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, enforceable against it in accordance with its terms, subject to the Remedies Exception. Each Ancillary Agreement to which Buyer will become a party, when executed and delivered by or on behalf of Buyer, will constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to the Remedies Exception.

5.3          No Breach; Consents.

(a)          The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements to which it will become a party will not, assuming that all consents, approvals, authorizations and other actions described in Section 5.3(b) have been obtained and all filings and obligations described in Section 5.3(b) have been made, (i) contravene any provision of the Organizational Documents of Buyer; (ii) violate or conflict with any Law, Governmental Order or Governmental Entity; or (iii) conflict with, result in any breach of any of the provisions of, constitute a default (or any event which would, with the passage of time or the giving of notice or both, constitute a default) under, result in a violation of, increase the burdens under, result in the termination, amendment, suspension, modification, abandonment or acceleration of payment (or any right to terminate) or require a Consent, including any Consent under any Contract or Governmental Authorization that is either binding upon or enforceable against Buyer.

(b)          The execution and delivery by Buyer of this Agreement and the Ancillary Agreements to which it will become a party do not require any Governmental Authorization, except (i) for applicable requirements, if any, of the Exchange Act, the Antitrust Approval, and filing and recordation of appropriate Merger documents as required by the LGSM, and (ii) where, except for the Antitrust Approval, the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of any of the transactions contemplated hereby or otherwise prevent Buyer from performing its material obligations under this Agreement.

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5.4          SEC Filings; Financial Statements.

(a)          Buyer has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since October 11, 2018 (collectively, the “Buyer SEC Reports”). The Buyer SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)          Each of the financial statements (including, in each case, any notes thereto) contained in the Buyer SEC Reports was prepared in accordance with the United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of Buyer as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not have a Material Adverse Effect over Buyer).

5.5           Trust Fund. As of the date of this Agreement (and immediately prior to the Closing Date), Buyer has (and will have immediately prior to the Closing Date) at least that amount set forth on Buyer’s balance sheet dated as of June 30th, 2019 less (a) Taxes paid or payable with respect thereto, and (b)  distributions to Buyer of the amount requested by Buyer to be used to redeem the shares of Buyer Common Stock held by shareholders of Buyer who shall have exercised their Redemption Rights in the trust fund established by Buyer for the benefit of its public shareholders (the “Trust Fund”) maintained in a trust account at Continental Stock Transfer & Trust Company (the “Trust Account”), such monies invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of October 11, 2018 between Buyer and the Trustee (the “Trust Agreement”). Upon consummation of the sale of the Purchased Shares and the Merger contemplated by this Agreement and notice thereof to the Trustee pursuant to the Trust Agreement, Buyer shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of Buyer due and owing or incurred at or prior to the Closing Date shall be paid as and when due from the Trust Funds, including all amounts payable (a) to shareholders of Buyer who shall have exercised their Redemption Rights, (b) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (c) to the Trustee for fees and costs incurrent in accordance with the Trust Agreement; and (d) to third parties (e.g., professionals, printers, etc.) who have rendered services to Buyer in connection with its efforts to complete the transaction contemplated in this Agreement and the Merger.

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5.6           Brokerage. No Person will be entitled to receive any brokerage commission, finder’s fee, fee for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of Buyer for which any Seller is or could become liable or obligated.

5.7           Investment Intent. Buyer is purchasing the Shares for its own account for investment purposes, and not with a view to the distribution thereof.

Article VI Agreements of the Companies and Sellers

6.1           Conduct of the business. The Companies shall, and the Sellers will cause each of the Companies to, observe the following provisions between the date of this Agreement to and including the Closing Date:

(a)          Each of the Companies will conduct its business only in, and neither the Companies will take any action except in, the Ordinary Course of Business and in accordance with applicable Law;

(b)          No Company will amend or modify any Material Contract or enter into any Contract that would have been a Material Contract if such Contract had been in effect on the date of this Agreement, except that the Companies may enter into Contracts with vendors or customers in the Ordinary Course of Business;

(c)          Each Company will (i) use its reasonable best efforts to preserve its business organization and goodwill, keep available the services of its officers, employees and consultants and maintain satisfactory relationships with vendors, customers and others having business relationships with it, (ii) confer on a regular basis with representatives of Buyer to report operational matters and the general status of ongoing operations as be reasonably requested by Buyer and (iii) not take any action that would render, or which reasonably may be expected to render, any representation or warranty made by Sellers in this Agreement or any Ancillary Agreements untrue at the Closing, including any actions referred to in Section 4.9;

(d)          By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, no Company shall, between the date of this Agreement and the Closing Date, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Buyer:

(i)          amend or otherwise change its Organizational Documents;

(ii)         issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of, (i) any shares of any of the Companies, or any options, warrants, convertible securities or other rights of any kind to acquire any shares, or any other ownership interest (including, without limitation, any phantom interest), of any of the Companies or (ii) any assets of any of the Companies, except in the Ordinary Course of Business and in a manner consistent with past practice;

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(iii)        declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its Shares or capital stock, except for the dividends payment to be paid quarterly in accordance with current Companies’ policy in the Ordinary Course of Business;

(iv)        reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its shares, stocks or equity interests, except for the Pre-Closing BWM Reorganization;

(v)         acquire (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets;

(vi)        except in the Ordinary Course of Business, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances; or enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section;

(vii)       hire any additional employees or consultants except in the Ordinary Course of Business or to fill vacancies, or increase the salary or the benefits provided to its managers, directors or officers, except for increases in the Ordinary Course of Business or grant any severance or termination pay to, or enter into any employment, consulting, severance, change in control or golden parachute agreement with, any Key Employee of the Companies;

(viii)      permit any material item of the Companies’ Intellectual Property Rights to lapse or to be abandoned, invalidated, dedicated, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and Taxes required or advisable to maintain and protect its interest in each and every material item of Companies’ Intellectual Property Rights; or

(ix)         announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

(e)          The Companies will not change any of its methods of accounting in effect on the date of the Latest Balance Sheet, other than changes required by the IFRS;

(f)          Except in the Ordinary Course of Business, no Company will cancel or terminate its current insurance policies or allow any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

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(g)          Each Company will file (or cause to be filed) at its own expense, on or prior to the due date, all Returns for all Tax periods ending on or before the Closing Date where the due date for such Returns (taking into account valid extensions of the respective due dates) falls on or before the Closing Date, prepared on a basis consistent with the Returns of the Companies prepared for prior Tax periods; and

(h)          No Company will (i) amend any Return, or (ii) settle or compromise any Litigation relating to Taxes.

6.2           Companies Shareholders’ Meeting. No later than 10 Business Days following to the execution of this Agreement, the Companies and Sellers shall carry out all necessary actions and obtain any required approval or consent necessary from each of the Companies’ Shareholders (the “Companies Shareholders’ Meeting”), and adopt any corporate resolutions necessary or convenient to ratify the execution of this Agreement and approval to complete all the transactions contemplated hereunder. Sellers agree to provide Buyer with a copy of the executed resolutions of the Companies Shareholders’ Meeting.

6.3           Pre-Closing BWM Corporate Reorganization and release of Existing Encumbrances. Sellers will cause BWM to carry out all necessary actions and obtain any required approval or consent necessary to (i) complete a corporate reorganization, which shall become effective on or immediately prior to the Closing Date, pursuant to which all of BWM existing shares then issued and outstanding will be reclassified to create and issue, among others, a new Series B Shares, in substantially the form as described under Schedule 6.3 of this Agreement (the “Pre-Closing BWM Corporate Reorganization”); (ii) release the Purchased Shares and the Buyer’s Surviving Company Shares from any Existing Encumbrances; and (iii) to carry out the Merger as contemplated by the Merger Agreement, subject to the conditions established in this Agreement.

6.4           Notice of Developments. The Companies and Sellers will notify Buyer of any emergency or other change in the Ordinary Course of Business of any of the Companies or the commencement or threat of Litigation. The Companies or Sellers, as the case may be, will promptly notify Buyer in writing if any Seller should discover that any representation or warranty made by such Company or such Seller in this Agreement was when made, or has subsequently become, untrue in any respect. No disclosure pursuant to this Section 6.4 will be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any inaccuracy, misrepresentation, breach of warranty or breach of agreement.

6.5           Pre-Closing Access. From the date of this Agreement through the Closing Date, the Companies shall, and Sellers will cause each of the Companies to, afford to Buyer and its authorized representatives to the extent Buyer and its representatives do not interfere with the Companies’ Ordinary Course of Business, full access at all reasonable times, upon reasonable notice (given with 48 hours in advance to the visit) to the facilities, offices and to request information of each Company, and otherwise provide such assistance as may be reasonably requested by Buyer in order that Buyer has a full opportunity to make such investigation and evaluation as it reasonably desires to make of the business and affairs of each of the Companies. Notwithstanding the foregoing, the Sellers will not be required to provide the Buyer or its representatives with access to materials or information that is subject to obligations of confidentiality owed to any third party or that is subject to attorney-client or other applicable legal privileges or protections that would be adversely affected by the disclosure of such materials or information to the Buyer or its representatives (unless Buyer expressly agrees, prior to accessing said materials or information, to become bound to the same confidentiality obligations under which Seller is bound before a third party, as a condition for Seller to enable the Buyer and its representatives to have access to such information).

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6.6           Waivers; Payment of Indebtedness. To assure that Buyer obtains the full benefit of this Agreement, effective as of the Closing Date, each Seller waives any claim it might have against the Companies, whether arising out of this Agreement or otherwise, and irrevocably offers to terminate any Contract between such Seller and any of the Companies at no cost to such Company. Sellers will cause each Seller, and any Person controlled by any Seller to repay, in full, prior to the Closing, all indebtedness owed to the Companies by such Person. Effective as of the Closing Date, each Seller agrees that such Seller will not make any claim for indemnification against the Companies by reason of the fact that such Seller was a director, officer, employee or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity for any Loss (whether such claim is pursuant to any Law, Organizational Document, Contract or otherwise) with respect to any Litigation (whether such Litigation is pursuant to this Agreement, applicable Law or otherwise) and waives and releases any claim for indemnification such Seller may have against the corresponding Company.

6.7           Conditions. The Companies and Sellers will use their best efforts to cause the conditions set forth in Section 9.1 to be satisfied and to consummate the transactions contemplated by this Agreement as soon as reasonably possible and in any event prior to the Closing Date.

6.8           Consents and Authorizations; Regulatory Filings; Best Efforts.

(a)          The Companies and the Sellers will use its reasonable best efforts to obtain all Consents and Governmental Authorizations required for the consummation of the transactions contemplated by this Agreement, including the Antitrust Approval, as provided in Section 8.3, or which could, if not obtained, adversely affect the conduct of the business of any the Companies as it is presently conducted, including those permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and parties to contracts with the Companies as are necessary for the consummation of the transactions under this Agreement, as well as those included in Schedule 6.8 (the “Required Consents”). The Companies and Sellers will keep Buyer reasonably advised of the status of obtaining the Required Consents. Without limiting the foregoing, other than as expressly set forth for the Antitrust Approval in Section 8.3, no later than the fifth (5th) Business Day after the date of this Agreement, Sellers will make, and will cause each Company to make, all filings and submissions required by them or it under any other Law applicable to Sellers, or the Companies, required for the consummation of the transactions contemplated by this Agreement.

(b)          Sellers agree that from the date of this Agreement until the earlier of the termination of this Agreement and the Closing Date, Seller shall not, directly or indirectly, take any action that would reasonably be likely to materially delay the transactions under this Agreement, including the Merger.

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(c)          In case, at any time after the Closing Date, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers, managers and directors of the Sellers to this Agreement shall use their reasonable best efforts to take all such action.

6.9           No Sale. From and after the date hereof until the Closing Date:

(a)          No Company will sell, pledge, transfer or otherwise place any Encumbrance on any asset of such Company outside the Ordinary Course of Business.

(b)          No Seller will sell, pledge, transfer or otherwise place any Encumbrance on any Shares owned by such Seller.

6.10         Non-Hire. During the period that commences on the Closing Date and ends on the first anniversary of the Closing Date, no Seller will, directly or indirectly, employ (or attempt to employ or interfere with any employment relationship with) any Key Employee of any of the Companies.

6.11         Confidentiality. The Sellers will keep confidential and protect, and will not divulge, allow access to or use in any way, (i) Intellectual Property Rights, including product specifications, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, Software, database technologies, systems, structures, architectures and data (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), (ii) any and all information concerning the business and affairs (including historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented, and (iii) any and all notes, analyses, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing (“Confidential Information”) of any of the Companies. Sellers acknowledge that such Confidential Information constitutes a unique and valuable asset of the Companies and represents a substantial investment of time and expense by the Companies, and that any disclosure or other use of such Confidential Information other than for the sole benefit of the Companies would be wrongful and would cause irreparable harm to the Companies. The foregoing obligations of confidentiality will not apply to any Confidential Information that is now or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Sellers.

6.12         Covenant Not to Compete.

(a)          As an inducement for Buyer to enter into this Agreement and as additional consideration for the consideration to be paid to Sellers under this Agreement, for a period of three years from the Closing Date, no Seller nor any Affiliate of such Seller will, directly or indirectly, engage in, acquire, own or hold a business in Mexico that competes with the business of the Companies as conducted prior to the Closing Date (the “Restricted Business”), including as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise.

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(b)          Sellers acknowledge that Buyer has required that Sellers make the agreements in this Section 6.12 as a condition to Buyer’s purchase of the Shares and consummation of the transactions contemplated by this Agreement. Sellers acknowledge that the restrictions and agreements contained in this Section 6.12 are reasonable (including with respect to duration, geographical area and scope) and necessary to protect the legitimate interests of Buyer and the Companies, including the preservation of the business of the Companies, and that violation or breach of this Section 6.12 will cause substantial and irreparable harm to Buyer and the Companies that would not be quantifiable and for which no adequate remedy would exist at Law. Accordingly, in addition to any relief at Law which may be available to Buyer for such violation or breach and regardless of any other provision contained in this Agreement, Buyer will be entitled to injunctive and other equitable relief restraining such violation (without any requirement that Buyer provide any bond or other security).

(c)          In the event of a violation or breach by any Seller of any agreement set forth in this Section 6.12, the term of such agreement will be extended by the period of the duration of such violation or breach.

(d)          If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 6.12 is invalid or unenforceable, the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

6.13         Solicitation. From and after the date hereof until the Closing Date or, if earlier, the valid termination of this Agreement in accordance with Section 9.1, the Sellers and the Companies shall not, and shall direct their officers, managers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, (“Representatives”) not to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any merger, purchase of ownership interests or assets of, recapitalization or similar business combination transaction involving the Companies (or either of them) and any Person that is not Buyer (“Acquisition Proposal”), (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any Confidential Information or data to, any person relating to an Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity interests of any of the Companies, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action. The Sellers and the Companies shall, and shall instruct and cause each of their respective Representatives to immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto and their respective Representatives) in connection with an Acquisition Proposal. The Sellers and the Companies also agree that it will promptly request each person (other than the parties hereto and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of acquiring the Companies to return or destroy all Confidential Information furnished to such person by or on behalf of it prior to the date hereof. The Sellers and the Companies shall promptly notify Buyer (and in any event within twenty-four hours) of the receipt of any Acquisition Proposal after the date hereof, which notice shall identify the third party making any Acquisition Proposal and shall include a summary of the material terms and conditions of any material developments, discussions or negotiations in connection therewith, and any material modifications to the financial or other terms and conditions of any such Acquisition Proposal.

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6.14        Filing of Tax Returns Related to the Transaction; Withholding Taxes. Each of the Sellers will pay any and all Taxes resulting from the Purchase Price described in this Agreement (including any income Tax payable under the Mexican Income Tax Law (Ley del Impuesto sobre la Renta)) and neither the Buyer nor any other Person will be required to withhold or deduct any amount from the Purchase Price payable hereunder for such purposes.

(a)          In case any of the Sellers, is considered:

(i)          A Mexican resident individual for Tax purposes (the “Tax Liable Individual”), such Tax Liable Individual agrees, acknowledges and accepts that the Buyer shall have no obligation to withhold any Taxes related to the Purchase Price paid on the Closing Date, as provided under the fourth paragraph of article 126 of Mexican Income Tax Law (Ley del Impuesto sobre la Renta), given the Tax Liable Individual will be considered the relevant taxpayer resulting from the purchase of the Shares. The Seller, on behalf of the Tax Liable Individual, hereby represents that (A) for Tax purposes the Tax Liable Individual is an individual with its Tax residence in Mexico, (B) the Tax Liable Individual undertakes to perform and shall perform a Tax advance payment for a lesser amount than the amount corresponding to such withholding, (C) the sale of the Purchased Shares shall be reviewed and a Tax report shall be issued by a registered public accountant, and (D) the Tax Liable Individual undertakes to fully comply and shall fully comply with all the requirements set forth in the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) and its regulations. The Tax Liable Individual shall calculate the corresponding capital gains derived from the Purchase Price, if any, and shall duly report and comply with the obligations as established in article 215 of the Mexican Income Tax Law Regulations (Reglamento de la Ley del Impuesto sobre la Renta).

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(ii)         A corporation resident in Mexico for Tax purposes (“Tax Liable Corporation”), such Tax Liable Corporation agrees, acknowledges and accepts that the Buyer shall have no obligation to withhold any Taxes related to the Purchase Price paid on the Closing Date and that the Seller shall be liable for the payment of any Taxes accrued and payable pursuant to the Mexican Income Tax Law (Ley del Impuesto sobre la Renta), arising from the execution of this Agreement and the satisfaction of each party’s obligations hereunder.

(iii)        A foreign resident entity for Tax purposes (the “Foreign Tax Resident Seller”), such Foreign Tax Resident Seller agrees, acknowledges and accepts that the Buyer shall have no obligation to withhold any Taxes to the Foreign Tax Resident Seller on the Closing Date, pursuant to the fifth paragraph of article 161 of Mexican Income Tax Law (Ley del Impuesto sobre la Renta). The Foreign Tax Resident Seller agrees, acknowledges and accepts that the purchase of the Shares shall be subject to a Tax by applying a 25% rate to the total amount of the purchase, without any deductions; provided, however, that the Foreign Tax Resident Seller may opt to pay the applicable Taxes by applying a 35% rate to the gain obtained from the purchase, provided that the requirements established in article 161 of the Mexican Income Tax Law are met (Ley del Impuesto sobre la Renta) such as appointing a legal representative in Mexico to pay any Taxes due and filing a Tax report issued by a certified accountant in which it is established that any Taxes due were determined in accordance with the applicable legislation. The Seller, on behalf of the Foreign Tax Resident Seller, hereby represents that (A) the Foreign Tax Resident Seller is an entity with its residence abroad for Tax purposes and (B) the Foreign Tax Resident Seller has a valid Tax residence certificate issued by the corresponding Tax Governmental Authorities from its jurisdiction. The Foreign Tax Resident Seller also understands and acknowledges that it is entitled to and shall determine and pay its corresponding Taxes from the purchase pursuant to this Agreement, in accordance to the provisions established by double Tax conventions, warranting that only to the extent that a relevant Double Tax Convention is applicable, the lowest available withholding Tax included therein shall be applied. In case benefits of an enforceable Double Tax Convention entered into by Mexico and the country of residence of the Foreign Tax Resident Seller’s jurisdiction are claimed, the Foreign Tax Resident Seller should appoint, prior to the Closing Date, a legal representative in Mexico and comply with the requirements set forth under the Mexican Income Tax Law (Ley del Impuesto sobre la Renta) and its Regulations to effectively claim such Double Tax Convention’s benefits, such as filing the notice established under article 283 of the Mexican Income Tax Law Regulations (Reglamento de la Ley del Impuesto Sobre la Renta).

Each of the Seller agrees to deliver to Buyer and to the Companies, at the latest 10 (ten) Business Days after the date on which they are required to file or deliver any Tax return or documents in connection with this Section 6.14 to the competent Governmental Entity under applicable law, evidence of the payment of the applicable income Tax, copies of any notice or report filed or presented with respect to such payment and a copy of any report (dictamen) prepared, filed or presented to any Governmental Entity with respect to such payment.

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6.15         Company Affiliate. No later than thirty (30) days after the date of this Agreement, the Sellers and the Companies shall deliver to Buyer a list of names and addresses of those persons who are, in the Sellers’ and the Companies’ reasonable judgment, as of the date of this Agreement, Affiliates (within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act (each such person being a “Company Affiliate”)) of the Companies (or either of them). The Sellers and the Companies shall provide Buyer with such information and documents as Buyer shall reasonably request for purposes of reviewing such list. The Sellers and the Companies shall use their reasonable best efforts to deliver or cause to be delivered to Buyer, prior to the Effective Time, an Affiliate letter in the form attached hereto as Exhibit “F” (the “Affiliate Letter”), executed by each of the Company Affiliates identified in the foregoing list and any person who shall, to the Knowledge of the Sellers, have become a Company Affiliate subsequent to the delivery of such list.

Article VII Agreements of Buyer

7.1          Conditions. Buyer will use its reasonable best efforts to cause the conditions set forth in Section 8.2 to be satisfied and to consummate the transactions contemplated by this Agreement as soon as reasonably possible and in any event prior to the Closing Date.

7.2          Regulatory Filings; Best Efforts.

(a)          No later than the fifth (5th) Business Day after the execution of this Agreement, Buyer will make or cause to be made all filings and submissions required by it under any other Law applicable to Buyer required for the consummation of the transactions contemplated by this Agreement, other than as expressly set forth with respect to the Buyer Change of Nationality in Section 7.3, the Proxy Statement and Registration Statement in Section 8.1, and the Antitrust Approval in Section 8.3.

(b)          Buyer agrees that from the date of this Agreement until the earlier of the termination of this Agreement or the Closing Date, Buyer shall not, directly or indirectly, take any action that would reasonably be likely to materially delay the transactions under this Agreement, including the Merger.

7.3          Buyer Shareholders’ Meeting; Change of Nationality of Buyer. Buyer shall carry out all necessary actions and obtain any required approval or consent necessary from its shareholders (the “Buyer Shareholders’ Meeting”), and adopt any corporate resolutions necessary or convenient to (i) adopt this Agreement and complete the transactions contemplated hereunder, (ii) complete a corporate reorganization, which shall become effective on or before the Closing Date, pursuant to which Buyer shall agree to change its corporate nationality to become a Mexican sociedad anónima de capital variable and thereby amend its Organizational Documents in substantially the form as described under Exhibit “G” of this Agreement (the “Buyer Change of Nationality”); (iii) confirm the appointment of Buyer’s Representative as a representative of the Buyer’s shareholders to execute on behalf of the Buyer’s shareholders any required corporate resolutions for the Merger; and (iv) to carry out the Merger as contemplated by the Merger Agreement, subject to the conditions established in this Agreement.

7.4          Non-Hire. During the period that commences on the Closing Date and ends on the first anniversary of the Closing Date, the Buyer will not, directly or indirectly, employ (or attempt to employ or interfere with any employment relationship with) any Key Employee of any of the Companies.

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7.5          Confidentiality. The Buyer will keep confidential and protect, and will not divulge, allow access to or use in any way, Confidential Information of any of the Companies. Buyer acknowledges that such Confidential Information constitutes a unique and valuable asset of the Companies and represents a substantial investment of time and expense by the Companies, and that any disclosure or other use of such Confidential Information other than for the sole benefit of the Companies would be wrongful and would cause irreparable harm to the Companies. The foregoing obligations of confidentiality will not apply to any Confidential Information that is (i) now or subsequently becomes generally publicly known, other than as a direct or indirect result of the breach of this Agreement by Buyer; (ii) required or necessary to be disclosed to any competent authority in connection with the consummation of the transactions contemplated by this Agreement, including but not limited to the SEC and the Antitrust Authority; or (iii) previously approved to be divulged by the Companies.

7.6          Covenant Not to Compete.

(a)          As an inducement for Sellers to enter into this Agreement and as additional consideration for the consideration to be paid by Buyer under this Agreement, for a period of three years from the Closing Date, no Buyer nor any Affiliate of such Buyer will, directly or indirectly, engage in the Restricted Business, including as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise.

(b)          Sellers acknowledge that Sellers have required that Buyer make the agreements in this Section 7.6 as a condition to Sellers’ sale of the Shares and consummation of the transactions contemplated by this Agreement. Buyer acknowledges that the restrictions and agreements contained in this Section 7.6 are reasonable (including with respect to duration, geographical area and scope) and necessary to protect the legitimate interests of Sellers and the Companies, including the preservation of the business of the Companies, and that violation or breach of this Section 7.6 will cause substantial and irreparable harm to Sellers and the Companies that would not be quantifiable and for which no adequate remedy would exist at Law. Accordingly, in addition to any relief at Law which may be available to Sellers for such violation or breach and regardless of any other provision contained in this Agreement, Sellers will be entitled to injunctive and other equitable relief restraining such violation (without any requirement that Sellers provide any bond or other security).

(c)          In the event of a violation or breach by Buyer of any agreement set forth in this Section 7.6, the term of such agreement will be extended by the period of the duration of such violation or breach.

(d)          If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7.6 is invalid or unenforceable, the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

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Article VIII Additional Agreements

8.1           Proxy Statement. As promptly as practicable after the execution of this Agreement, (i) Buyer shall prepare and file with the SEC the proxy statement/prospectus (as amended or supplemented, the “Proxy Statement”) to be sent to the shareholders of Buyer relating to the Buyer Shareholders’ Meeting and (ii) Buyer shall prepare and file with the SEC a registration statement on Form F-4 (together with all amendments thereto, the “Registration Statement”) in which the Proxy Statement shall be included as a prospectus, in connection with the registration under the Securities Act of the shares of Surviving Company Shares to be issued or issuable pursuant to the terms of this Agreement and the Merger Agreement. Buyer and the Companies each shall use their reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable and to keep the Registration Statement effective as long as is necessary to consummate the transactions contemplated hereby. Prior to the effective date of the Registration Statement, Buyer and the Companies shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Surviving Company Shares to be issued or issuable pursuant to this Agreement and the Merger Agreement. The Sellers and the Companies shall furnish all information concerning the Companies as Buyer may reasonably request in connection with such actions and the preparation of the Proxy Statement and Registration Statement. Buyer shall use its reasonable best efforts to hold any Buyer Shareholders’ Meeting necessary or that may be required under Section 7.3 and this Section 8.1, and Buyer shall mail the Proxy Statement as soon as practicable after the Registration Statement becomes effective.

(a)          Buyer represents that the information supplied by Buyer for inclusion in the Proxy Statement and Registration Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Buyer, (iii) the time of the Buyer Shareholders’ Meeting, and (iv) the Closing Date, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Closing Date, any event or circumstance relating to Buyer, or their respective officers or directors, should be discovered by Buyer which should be set forth in an amendment or a supplement to the Proxy Statement or Registration Statement, Buyer shall promptly inform the Companies. All documents that Buyer is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(b)          The Sellers and the Companies represent that the information supplied by the Sellers and the Companies for inclusion in the Proxy Statement and Registration Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Buyer, (iii) the time of the Buyer Shareholders’ Meeting, and (iv) the Closing Date, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If, at any time prior to the Closing Date, any event or circumstance relating to the Companies, or their respective officers, managers or directors, should be discovered by the Companies which should be set forth in an amendment or a supplement to the Proxy Statement or Registration Statement, the Companies shall promptly inform Buyer. All documents that the Companies are responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

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8.2          Claims Against Trust Fund.

(a)          The Sellers and the Companies understand that, except for a portion of the interest earned on the amounts held in the Trust Fund, Buyer may disburse monies from the Trust Fund only: (i) to its public shareholders who exercise their Redemption Rights or in the event of the dissolution and liquidation of Buyer, (ii) as consideration to the sellers of a target business with which Buyer completes a business combination, or (iii) to Buyer after Buyer consummates a business combination (including the transactions contemplated hereby).

(b)          The Sellers and the Companies agree that, notwithstanding any other provision contained in this Agreement, the Sellers and the Companies do not now have, and shall not at any time prior to the Closing Date have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Companies on the one hand, and Buyer on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section as the “Claims”). Notwithstanding any other provision contained in this Agreement, the Sellers and the Companies hereby irrevocably waive any Claim it may have, now or in the future (in each case, however, prior to the consummation of a business combination), and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof. In the event that the Sellers or the Companies commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Buyer, which proceeding seeks, in whole or in part, relief against the Trust Fund or the public shareholders of Buyer, whether in the form of money damages or injunctive relief, Buyer shall be entitled to recover from any of the Sellers and the Companies the associated legal fees and costs in connection with any such action, in the event Buyer prevails in such action or proceeding.

8.3          Antitrust Approval.

(a)          Subject to the terms and conditions of this Agreement, each of the parties shall use its best efforts, and shall cause its Affiliates to use their reasonable best efforts, promptly to (i) obtain all authorizations, consents, orders, and approvals of all Governmental Entities that may be, or become, necessary for its execution and delivery of, performance of its obligations pursuant to, and consummation of the transactions contemplated by this Agreement and any other Ancillary Agreement, including the Antitrust Approval, if any, that may be, or become, necessary for the consummation of the transactions; and (ii) take all such actions as may be requested by any such regulatory body or official to obtain such authorizations, consents, orders, and approvals, including the Antitrust Approval. Each of the parties shall cooperate with the reasonable requests of the other parties in seeking promptly to obtain all such authorizations, consents, orders, and approvals, including the Antitrust Approval. The parties or their respective Affiliates shall not take any action that would reasonably be expected to have the effect of delaying, impairing, or impeding the completion of the transactions under this Agreement, including the Merger or the receipt of any required authorizations, consents, orders, approvals, including the Antitrust Approval.

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(b)          Without limiting the generality of the foregoing, in connection with the transactions contemplated by this Agreement, the Companies, Sellers and Buyer shall (and, to the extent required, shall cause their Affiliates to), as promptly as practicable, but in any event no later than thirty (30) Business Days following the execution date of this Agreement, (i) jointly submit the antitrust notice (notificacion de concentracion) with the Antitrust Authority in compliance with the LFCE (appointing Buyer’s counsel as a common representative of the parties for the limited purpose of the joint filing under Articles 88 and 89 (Sec. I) of the LFCE) provided that the responsibility for the payment of all filing fees or other disbursements that are imposed by the LFCE and other applicable Mexican Laws (excluding document translation fees, third-party expert fees, legal fees, and expenses which shall be borne solely by the party incurring them) shall be borne 50% by Buyer and 50% by Sellers; (ii) use reasonable best efforts to provide any document requests required by the Antitrust Authority in connection with this Agreement and the transactions contemplated hereby and any other appropriate documents and information for the preparation of necessary or appropriate filings or submissions of information to the Antitrust Authority, as promptly as possible following such request; (including participating in meetings with officials of the Antitrust Authority in the course of its review of the Agreement or the transactions contemplated hereby); and (iii) use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable consistent with this Section 8.3 to obtain the Antitrust Approval under LFCE as soon as practicable and prevent the entry of any action brought by any Antitrust Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement.

(c)          Without limiting any other provision contained in this Section 8.3, each of the parties shall use its reasonable best efforts to resolve any objections as may be asserted by any Governmental Entity with respect to this Agreement or any of the transactions contemplated by this Agreement under any applicable Law.

Article IX Conditions to Closing

9.1           Conditions to Buyer’s Obligations. The obligation of Buyer to take the actions required to be taken by it at the Closing is subject to the satisfaction or waiver (where permissible), in whole or in part, in Buyer’s sole discretion (but no such waiver will waive any rights or remedy otherwise available to Buyer), of each of the following conditions at or prior to the Closing:

(a)          The representations and warranties set forth in Article III and Article IV will be true and correct (without taking into account any supplemental disclosures after the date of this Agreement by Sellers or the Companies or the discovery of information by Buyer);

(b)          Sellers will have performed and complied with each of their agreements contained in this Agreement, including without limitation those related to the Pre-Closing BWM Corporate Reorganization and release of the Purchased Shares and the Buyer’s Surviving Company Shares from any Existing Encumbrance;

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(c)          The Registration Statement shall have become effective under the Securities Act prior to the mailing of the Proxy Statement by Buyer to its shareholders, and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC and not withdrawn;

(d)          Each Required Consent for the execution and performance of this Agreement, the Merger and the Ancillary Agreements, was obtained and is in full force and effect;

(e)          No Litigation is pending or threatened (i) challenging or seeking to prevent or delay consummation of the transactions contemplated by this Agreement, (ii) asserting the illegality of or seeking to render unenforceable any material provision of this Agreement or any of the Ancillary Agreements, (iii) seeking to prohibit direct or indirect ownership, combination or operation by Buyer of any portion of the business or assets of any of the Companies, or to compel Buyer or any of the Companies to dispose of, or to hold separately, or to make any change in any portion of the business or assets of Buyer or any of the Companies, as a result of the transactions contemplated by this Agreement, or incur any burden, (iv) seeking to require direct or indirect transfer or sale by Buyer of, or to impose material limitations on the ability of Buyer to exercise full rights of ownership of, any of the Shares or (v) imposing or seeking to impose material damages or sanctions directly arising out of the transactions contemplated by this Agreement on Buyer or any of the Companies or any of their respective officers or directors;

(f)          No Law or Governmental Order was enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 9.1(e) or that prohibits the Closing;

(g)          The Buyers, the Companies and Sellers shall have obtained the Antitrust Approval as provided in Section 7.3;

(h)          The Sellers shall have terminated the Shareholders Agreement.

(i)          The Sellers and the Companies shall have provided to the Buyer at least five Business Days prior to the Closing Date, a report, together with any work papers and back-up materials used in preparing such report, with respect to the determination of the Companies Net Debt and Working Capital as of the last day of the month prior to the date of such report evidencing that the Companies Net Debt and Working Capital levels are in line with the estimations and assumptions considered in the Companies’ 2019 business forecast attached hereto as Exhibit “H” and that the total Net Debt of the Companies does not exceed the Maximum Net Debt.

(j)          After the date of this Agreement, no Material Adverse Effect occurred or circumstance that may result in or cause any Material Adverse Effect to any of the Companies shall have occurred;

(k)          No Person asserted or threatened that, other than as set forth in the Disclosure Schedule, such Person (i) is the owner of, or has the right to acquire or to obtain ownership of, any capital stock of, or any other voting, equity or ownership interest in, any of the Companies or (ii) is entitled to all or any portion of the Purchase Price;

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(l)          Buyer received a certificate, dated the date of the Closing, signed by a duly authorized officer of each of the Companies, certifying as to the satisfaction of the conditions specified in Sections9.1(a) through 9.1(b), and Section 9.1(g) through Section 9.1(k) of this Clause;

(m)          The Companies shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by the Secretary of each of the Companies certifying that attached thereto are true and complete copies of all resolutions of the Companies’ Board of Directors and the shareholders of the Companies holding all the outstanding Companies Shares entitled to vote unanimously authorizing and approving the execution and performance of this Agreement, the Merger and the other transactions contemplated by this Agreement and that all such resolutions are in full force and effect;

(n)          Each of the persons listed on Exhibit “J” under the heading “Management” shall have executed and delivered a lock-up agreement, substantially in the form attached hereto as Exhibit “J” (the “Management Lock-Up Agreement”). Each of the persons listed on Exhibit “J” under the heading “Major Members” shall have executed and delivered a lock-up agreement, substantially in the form attached hereto as Exhibit “L” (the “Member Lock-Up Agreement” and, together with the Management Lock-Up Agreement, the “Lock-Up Agreements”). Each of the persons listed on Exhibit “J” under the heading “Other Members” shall have executed and delivered a Member Lock-Up Agreement; and

(o)          The Surviving Company shall have approved the Management Incentive Plan.f

9.2          Conditions to Sellers’ Obligations. The obligation of Sellers to take the actions required to be taken by them at the Closing is subject to the satisfaction or waiver (where permissible), in whole or in part, in Sellers’ sole discretion (but no such waiver will waive any right or remedy otherwise available under this Agreement), of each of the following conditions at or prior to the Closing:

(a)          The representations and warranties set forth in Article VI will be true and correct in all material respects;

(b)          Buyer will have performed and complied with each of its agreements contained in this Agreement, including without limitation those related to the Buyer Change of Nationality;

(c)          This Agreement, the Merger and the Buyer Change of Nationality shall have been approved and adopted by the requisite affirmative vote of the shareholders of Buyer in accordance with the Proxy Statement;

(d)          The Registration Statement shall have become effective under the Securities Act prior to the mailing of the Proxy Statement by Buyer to its shareholders, and no stop order or proceedings seeking a stop order shall be threatened by the SEC or shall have been initiated by the SEC and not withdrawn;

(e)          No Law or Governmental Order will have been enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement by any Governmental Entity that prohibits the Closing;

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(f)          The Buyers, the Companies and Sellers shall have obtained the Antitrust Approval as provided in Section 8.3;

(g)          Since the date of this Agreement no Material Adverse Effect applicable to Buyer shall have occurred and no event or circumstance that may result in or cause a Material Adverse Effect to Buyer shall have occurred;

(h)          After giving effect to the exercise of Redemption Rights by holders of the outstanding shares of Buyer Common Stock, Buyer shall have at least an aggregate of $25,000,000 (twenty-five million dollars) of cash held in either in or outside of the Trust Account gross of fees and expenses bear by the consummation of the transactions contemplated under this Agreement (“Minimum Cash”); and

(i)          Buyer shall have delivered to the Sellers a certificate, dated as of the Closing Date, signed by a duly authorized officer of Buyer, certifying as to the satisfaction of the conditions specified in Section 9.2(a), and 9.2(b) of this Clause.

Article X Termination

10.1        Termination. This Agreement may be terminated prior to the Closing:

(a)          by the mutual written consent of Buyer and Sellers;

(b)          by either Buyer or Seller if the Closing Date shall not have occurred on or before January 31st, 2020;

(c)          by Sellers, if

(i)          Buyer has breached any representation, warranty or agreement contained in this Agreement in any material respect; provided that such breach of covenant or representation has not been cured within 10 (ten) Business Days following the receipt by breaching party of written notice of such breach;

(ii)         the transactions contemplated by this Agreement have not been consummated on or before the Closing Date; provided, that Sellers will not be entitled to terminate this Agreement pursuant to this Section 10.1(c)(ii) if Sellers’ failure to comply fully with their obligations under this Agreement has prevented the consummation of the transactions contemplated by this Agreement; or

(iii)        any of the conditions set forth in Section 8.2 have become impossible to satisfy;

(d)          by Buyer, if

(i)          any Seller has breached any representation, warranty or agreement contained in this Agreement in any material respect; provided that such breach of covenant or representation has not been cured within 10 (ten) Business Days following the receipt by breaching party of written notice of such breach;

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(ii)         the transactions contemplated by this Agreement have not been consummated on the Closing Date; provided, that Buyer will not be entitled to terminate this Agreement pursuant to this Section 10.1(d)(ii) if Buyer’s failure to comply fully with its obligations under this Agreement has prevented the consummation of the transactions contemplated by this Agreement;

(iii)        any of the conditions set forth in Section 9.1 have become impossible to satisfy;

(iv)        after the date of this Agreement, there has occurred any Material Adverse Effect with respect to the Companies; or

(v)         Buyer has discovered any fact or circumstance existing as of the date of this Agreement that has not been previously disclosed to Buyer that is a Material Adverse Effect.

10.2        Effect of Termination. The right of termination under Section 10.1 is in addition to any other rights Buyer or Sellers may have under this Agreement or otherwise, and the exercise of a right of termination and will not preclude an action for breach of this Agreement. If this Agreement is terminated, all continuing obligations of the parties under this Agreement will terminate except that Sections 6.5 (Confidentiality), 12.1 (Termination), 12.1 (Press Releases), 12.2 (Expenses), 12.12 (Governing Law) and 12.13 (Jurisdiction) will survive indefinitely unless sooner terminated or modified by the parties in writing.

Article XI Indemnification

11.1        Indemnification by Sellers.

(a)          From and after the Closing, Sellers agree, jointly and severally, as obligados solidarios, to indemnify in full the Buyer Shareholders (collectively, for purposes of this Article XI only, “Buyer Shareholders”) and hold them harmless against any Loss, incurred prior to the applicable date referred to in Section 11.1(d), arising from, relating to or constituting (i) any breach or inaccuracy in any of the representations and warranties of Sellers contained in this Agreement or in the Disclosure Schedule as the same may be brought down to the Closing Date or any closing certificate delivered by or on behalf of Sellers pursuant to this Agreement or (ii) any breach of any of the agreements of any Seller contained in this Agreement (collectively, “Buyer Losses”).

(b)          Sellers will be liable to Buyer Shareholders for Buyer Losses resulting from breaches or inaccuracies of Sections 4.5 through 4.25 only if the aggregate amount of all Buyer Losses exceeds $500,000 (five hundred thousand dollars) (the “Basket Amount”), in which case Sellers will be liable for the aggregate amount of all such Buyer Losses; provided, that, the Sellers’ liability will be limited to those circumstances described in Section 11.1(a)(i) and 11.1(a)(ii) from Buyer Losses arising from fraud or intentional misrepresentation (dolo, mala fe, culpa) by the Company or a Seller in connection with this Agreement or the transactions contemplated hereby.

(c)          Sellers will not be liable to the Buyer Shareholders for indemnification pursuant to this Agreement in an aggregate amount in excess of the Purchase Price, in their corresponding proportion received regarding the Purchase Price and not jointly and/or severally.

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(d)         If Buyer has a claim for indemnification under this Section 11.1, Buyer will deliver to Sellers one or more written notices of Buyer Losses prior to the second anniversary of the Closing Date. Sellers will have no liability under this Section 11.1 unless the written notices required by the preceding sentence are given in a timely manner. Any written notice will state in reasonable detail the basis for such Buyer Losses to the extent then known by Buyer and the nature of the Buyer Loss for which indemnification is sought, and it may state the amount of the Buyer Loss claimed. If such written notice (or an amended notice) states the amount of the Buyer Loss claimed and Sellers notifies Buyer that Sellers does not dispute the claim described in such notice or fails to notify Buyer within twenty (20) Business Days after delivery of such notice by Buyer whether Sellers disputes the claim described in such notice, the Buyer Loss in the amount specified in Buyer’s notice will be admitted by Sellers, and Sellers will pay the amount of such Buyer Loss to Buyer or to Buyer’s representative if the claim is being made following to the Merger. If Sellers has timely disputed the liability of Sellers with respect to such claim, Sellers and Buyer will proceed in good faith to negotiate a resolution of such dispute. If a written notice does not state the amount of the Buyer Loss claimed, such omission will not preclude Buyer from recovering from Sellers the amount of the Buyer Loss with respect to the claim described in such notice if any such amount is promptly provided after it is determined. In order to assert its right to indemnification under this Article XI, Buyer will not be required to provide any notice except as provided in this Section 11.1(d).

11.2        Indemnification by Buyer.

(a)          From and after the Closing, Buyer agrees to indemnify in full Sellers and hold them harmless against any Loss, incurred prior to the date referred to in Section 11.4, arising from, relating to or constituting (i) any breach or inaccuracy in any of the representations and warranties of Buyer contained in this Agreement or any closing certificate delivered by or on behalf of Buyer pursuant to this Agreement or (ii) any breach of any of the agreements of Buyer contained in this Agreement (“Seller Losses”).

(b)          Buyer will be liable to Sellers for Sellers Losses pursuant to Section 11.2(a) (i) only if the aggregate amount of all Sellers Losses attributable to Section 11.2(a)(i) exceeds $500,000 (five hundred thousand dollars) (the “Sellers’ Basket Amount”), in which case Buyer will be liable for the aggregate amount of all such Sellers Losses; provided, that, the Buyer’s liability will be limited to those circumstances described in Section 11.2(a)(i) and 11.2(a)ii from Sellers Losses arising from fraud or intentional misrepresentation (dolo, mala fe, culpa) by Buyer in connection with this Agreement or the transactions contemplated hereby.

(c)          Buyers will not be liable to Sellers for indemnification pursuant to this Agreement in an aggregate amount in excess of the Purchase Price.

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(d)          If Sellers have a claim for indemnification under this Section 11.2, Sellers will deliver to Buyer one or more written notices of Sellers Losses prior to the first anniversary of the Closing Date. Buyer will have no liability under this Section 11.2 unless the written notices required by the preceding sentence are given in a timely manner. Any written notice will state in reasonable detail the basis for such Sellers Losses to the extent then known by Sellers and the nature of Sellers Loss for which indemnification is sought, and it may state the amount of Sellers Loss claimed. If such written notice (or an amended notice) states the amount of Sellers Loss claimed and Buyer notifies Sellers that Buyer does not dispute the claim described in such notice or fails to notify Sellers within twenty (20) Business Days after delivery of such notice by Sellers whether Buyer disputes the claim described in such notice, Sellers Loss in the amount specified in Sellers’ notice will be admitted by Buyer, and Buyer will pay the amount of such Sellers Loss. If Buyer has timely disputed its liability with respect to such claim, Buyer and Sellers will proceed in good faith to negotiate a resolution of such dispute. If a written notice does not state the amount of Sellers Loss claimed, such omission will not preclude Sellers from recovering from Buyer the amount of Sellers Loss with respect to the claim described in such notice if any such amount is promptly provided once determined. In order to assert its right to indemnification under this Article XI, Sellers will not be required to provide any notice except as provided in this Section 11.2(d).

11.3        Third-Party Action.

(a)          Sellers agree, jointly and severally, to indemnify, defend and hold harmless Buyer and each Company and their officers and directors (collectively, the “Buyer Indemnified Parties”) against any Loss arising from, relating to or constituting any Litigation instituted by any third party arising out of the actions or inactions of Sellers or the Companies (or allegations thereof) with respect to which the Seller is obligated to provide indemnification under this Agreement, (any such third-party action or proceeding being referred to as a “Third-Party Action”). A Buyer Indemnified Party will give Sellers prompt written notice of the commencement of a Third-Party Action. The complaint or other papers pursuant to which the third party commenced such Third-Party Action will be attached to such written notice. The failure to give prompt written notice will not affect any Buyer Indemnified Party’s right to indemnification unless such failure has materially and adversely affected Sellers’ ability to defend successfully such Third-Party Action.

(b)          Sellers will contest and defend such Third-Party Action on behalf of any Buyer Indemnified Party that requests that they do so. Notice of the intention to so contest and defend will be given by Sellers to the requesting Buyer Indemnified Party within twenty (20) Business Days after the Buyer Indemnified Party’s notice of such Third-Party Action (but, in all events, at least five (5) Business Days prior to the date that a response to such Third-Party Action is due to be filed). Such contest and defense will be conducted by reputable attorneys retained by Sellers. A Buyer Indemnified Party will be entitled at any time, at its own cost and expense, to participate in such contest and defense and to be represented by attorneys of its own choosing. If the Buyer Indemnified Party elects to participate in such defense, the Buyer Indemnified Party will cooperate with Sellers in the conduct of such defense. A Buyer Indemnified Party will cooperate with Sellers to the extent reasonably requested by Sellers in the contest and defense of such Third-Party Action, including providing reasonable access (upon reasonable notice) to the books, records and employees of the Buyer Indemnified Party if relevant to the defense of such Third-Party Action; provided, that such cooperation will not unduly disrupt the operations of the business of the Buyer Indemnified Party or cause the Buyer Indemnified Party to waive any statutory or common law privileges, breach any confidentiality obligations owed to third parties or otherwise cause any Confidential Information of such Buyer Indemnified Party to become public.

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(c)          If any Buyer Indemnified Party does not request that Sellers contest and defend a Third-Party Action or if a Buyer Indemnified Party reasonably determines that Sellers are not adequately representing or, because of a conflict of interest, may not adequately represent any interests of the Buyer Indemnified Party at any time after requesting Sellers to do so, a Buyer Indemnified Party will be entitled to conduct its own defense and to be represented by attorneys of its own choosing all at Sellers’ cost and expense. Sellers will pay in as incurred (no later than twenty-five (25) days after presentation) the fees and expenses of the counsel retained by such Buyer Indemnified Party.

(d)          Neither a Buyer Indemnified Party nor Sellers may concede, settle or compromise any Third-Party Action without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Third-Party Action seeks the issuance of an injunction, the specific election of an obligation or similar remedy or (ii) if the subject matter of a Third-Party Action relates to the ongoing business of any Buyer Indemnified Party, which Third-Party Action, if decided against any Buyer Indemnified Party, would materially adversely affect the ongoing business or reputation of any Buyer Indemnified Party, the Buyer Indemnified Party alone will be entitled to settle such Third-Party Action in the first instance and, if the Buyer Indemnified Party does not settle such Third-Party Action, Sellers will then have the right to contest and defend (but not settle) such Third-Party Action.

11.4         Survival. (a) All Sellers representations and warranties contained in this Agreement, any Ancillary Agreement or in any certificate or instrument delivered pursuant to this Agreement will survive the Closing, for a period of 24 months after the Closing Date and (b) all Buyer representations and warranties contained in this Agreement, any Ancillary Agreement or in any certificate or instrument delivered pursuant to this Agreement will survive the Closing, for a period of 24 months after the Closing Date.

11.5         Sole and Exclusive Remedy. Prior to or in connection with the Closing, the parties will have available to them all remedies available under Law, including specific performance. After the Closing, the rights set forth in Sections 11.1, 11.2 and, to the extent applicable, 11.2(d) will be the exclusive remedy for breach or inaccuracy of any of the representations and warranties contained in Article III through Article V of this Agreement occurring on or prior to the Closing Date, but the parties otherwise will have available to them all other remedies available under Law, including specific performance. Notwithstanding the foregoing, nothing in this Agreement will prevent any party from bringing an action based upon allegations of fraud or intentional misrepresentation by the other party in connection with this Agreement. In the event such action is brought, the prevailing party’s attorneys’ fees and costs will be paid by the non-prevailing party.

Article XII General

12.1         Press Releases and Announcements. Any public announcement, including any announcement to employees, customers or suppliers and others having dealings with the Companies, or similar publicity with respect to this Agreement, the Merger or the transactions contemplated by this Agreement, will be issued, if at all, at such time and in such manner as both Buyer and Sellers determine and approve. Both Buyer and Sellers will have the right to be present for any in-person announcement. Unless consented by both Buyer and Sellers or required by Law, Buyer and Sellers will keep, and Sellers will cause each of the Companies to keep, this Agreement, the Merger and the transactions contemplated by this Agreement confidential.

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12.2         Expenses. Except as set forth in Section 5.5 or otherwise expressly provided for in this Agreement, Sellers, on the one hand, and Buyer, on the other hand, will each pay all expenses incurred by each of them (and, in the case of Sellers, the expenses incurred by any of the Companies and Sellers) in connection with the transactions contemplated by this Agreement, including legal, accounting, investment banking and consulting fees and expenses incurred in negotiating, executing and delivering this Agreement and the other agreements, exhibits, documents and instruments contemplated by this Agreement (whether the transactions contemplated by this Agreement are consummated or not).

12.3         Further Assurances. On and after the Closing Date, Sellers will take all appropriate action and execute any documents, instruments or conveyances of any kind that may be reasonably requested by Buyer to carry out any of the provisions of this Agreement.

12.4         Amendment and Waiver. This Agreement may not be amended, nor may any provision of this Agreement or any default, misrepresentation, or breach of warranty or agreement under this Agreement be waived, except in a writing executed by the party against which such amendment or waiver is sought to be enforced. Neither the failure nor any delay by any Person in exercising any right, power or privilege under this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. In addition, no course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

12.5         Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered if personally delivered by hand (with written confirmation of receipt), (ii) when received if sent by a nationally recognized overnight courier service (receipt requested), (iii) five (5) Business Days after being mailed, if sent by first class mail, return receipt requested, or (iv) when receipt is acknowledged by an affirmative act of the party receiving notice, if sent by facsimile, telecopy or other electronic transmission device (provided that such an acknowledgement does not include an acknowledgment generated automatically by a facsimile or telecopy machine or other electronic transmission device). Notices, demands and communications to Buyer and Sellers will, unless another address is specified in writing, be sent to the address indicated below:

If to Buyer:

DD3 ACQUISITION CORP.
Pedregal 24, Col. Molino del Rey, CDMX
Attn: Martin Werner / martin.werner@dd3.mx

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With a copy to:

Greenberg Traurig, S.C.

Av. Paseo de la Reforma 265 PH1, Col. Cuauhtémoc, CDMX

Attn: Jose Raz-Guzman C.

 jrazguzman@gtlaw.com

If to Companies (before the Closing) or Campallier:

Luis Enrique Williams 549, Colonia Belenes Norte,

Zapopan, Jalisco, 45145, México.

 Attn: Luis Campos Orozco

 camposlg@better.com.mx

With a copy to:

Baker & McKenzie Abogados, S.C.
Pedregal 24, Piso 12 Col. Molino del Rey, CDMX
Attn: Reynaldo Vizcarra M.

 Reynaldo.Vizcarra-Mendez@bakermckenzie.com

If to Forteza:

Pedro Ramírez Vázquez 200-12 Piso 4
Colonia Valle Oriente
San Pedro Garza García, Nuevo León
Parque Corporativo Valle Oriente C.P. 66269
Attn: Mauricio Morales Sada y/o Bernardo Luis Guerra Treviño

With a copy to:

Santos-Elizondo, S.C.
Pedro Ramírez Vázquez 200-1
Parque Corporativo Valle Oriente
San Pedro Garza García, Nuevo León C.P. 66269
Attn: Guillermo Cantú Treviño

12.6        Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party to this Agreement without the prior written consent of the other parties to this Agreement, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer, so long as it remains responsible for the performance of all of its obligations under this Agreement. Subject to the foregoing, this Agreement and all of the provisions of this Agreement will be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and permitted assigns.

12.7        No Third-Party Beneficiaries. Nothing expressed or referred to in this Agreement confers any rights or remedies upon any Person that is not a party or permitted assign of a party to this Agreement.

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12.8        Severability. In addition to the severability provisions of Section 12.8, whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.9        Complete Agreement. This Agreement and the Confidentiality Agreement and when executed and delivered the Ancillary Agreements, contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral.

12.10      Schedules. The Disclosure Schedule contains a series of schedules corresponding to the sections contained in Article III and Article IV. Nothing in the Disclosure Schedule is deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item is not deemed adequate to disclose an exception to a representation or warranty unless the representation or warranty relates solely to the existence of the document or other item itself. The schedules in the Disclosure Schedule relate only to the representations and warranties in the section and subsection of this Agreement to which they correspond and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in this Agreement and statements in the Disclosure Schedule, the statements in this Agreement will control and the statements in the Disclosure Schedule will be disregarded.

12.11      Signatures; Counterparts. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. A facsimile signature will be considered an original signature.

12.12      GOVERNING LAW. This Agreement shall be governed and interpreted in accordance with the Federal Laws of Mexico.

12.13      Jurisdiction. For everything related to the interpretation and compliance of this Agreement, the parties expressly submit to the jurisdiction and competence of the courts located in Mexico City, México, waiving to any other jurisdiction that may correspond by reason of their current or future domicile.

12.14      Construction. The parties and their respective counsel have participated jointly in the negotiation and drafting of this Agreement. In addition, each of the parties acknowledges that it is sophisticated and has been advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and agreement contained in this Agreement will have independent significance. If any party has breached any representation, warranty or agreement in any respect, the fact that there exists another representation, warranty or agreement relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or agreement. Any reference to any Law will be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The headings preceding the text of articles and sections included in this Agreement and the headings to the schedules and exhibits are for convenience only and are not be deemed part of this Agreement or given effect in interpreting this Agreement. References to sections, articles, schedules or exhibits are to the sections, articles, schedules and exhibits contained in, referred to or attached to this Agreement, unless otherwise specified. The word “including” means “including without limitation.” The use of the masculine, feminine or neuter gender or the singular or plural form of words will not limit any provisions of this Agreement. A statement that an item is listed, disclosed or described means that it is correctly listed, disclosed or described, and a statement that a copy of an item has been delivered means a true and correct copy of the writing has been delivered.

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IN WITNESS WHEREOF, Buyer, Sellers and the Companies have executed this Combination and Stock Purchase Agreement as of the date first above written.

INDEX OF DEFINED TERMS

Acquisition Proposal	34
Affiliate	3
Affiliate Letter	37
Agreement	1
Ancillary Agreements	3
Anticorruption Laws	3
Antitrust Approval	3
Antitrust Authority	3
Banamex	3
Banamex Consent	3
Basket Amount	46
BLSM	1
BLSM Shares	1
Board	3
Business Day	4
Buyer	1
Buyer Common Stock	4
Buyer Losses	45
Buyer SEC Reports	28
Buyer Shareholders	45
BWM	1
BWM Shares	1
Campalier	1
Claims	40
Closing	12
Closing Date	12
Companies	1
Companies Valuation	4
Company Affiliate	37
Consent	4
Contract	4
CS	1
CS Consent	5
CS Credit Agreement	1
DD3 Mexico	1
Disclosure Schedule	5
Effective Time	5
Employee	6
Encumbrance	5
Environmental Laws	5
Exchange Act	5
Fiduciary _Rights to BWM Shares	1
Forteza	1
Governmental Entity	5

Governmental Order	5
Hazardous Materials	6
IFRS	6
IMSS	25
including	52
INFONAVIT	25
Insider	6
Inventories	6
Knowledge	6
Last Fiscal Year End	17
Latest Balance Sheet	17
Law	7
Leased Real Property	20
Lenders’ Consents	7
LFCE	7
LFT	7
LGSM	2
Litigation	7
Lock-Up Agreements	43
Loss	7
Major Members	43
Material Adverse Effect	7
Material Contracts	22
Maximum Net Debt	8
Merger	2
Merger Agreement	2
Minimum Cash	44
Net Debt	8
Owned Real Property	20
PCAOB	9
Person	9
Plan	9
Proxy Statement	39
Purchase Price	11
Purchased Shares	2
Real Property	20
Redemption Rights	9
Remedies Exception	10
Representatives	34
Required Consents	32
Restricted Business	34
Returns	10
SEC	28
Securities Act	28
Seller Losses	46
Sellers	1

Shares	1
Software	10
Strevo	1
Strevo BLSM Share	1
Strevo BWM Share	1
Subsidiary	10
Surviving Company	12
Tax Affiliate	11
Taxes	11
Third-Party Action	47
Trust Account	28
Trust Agreement	28
Trust Fund	28
Trustee	28
Working Capital	11

[SIGNATURE PAGES TO FOLLOW]

DD3 Mex Acquisition Corp., S.A. de C.V.

/s/ Martín Máximo Werner Wainfeld
By: Martín Máximo Werner Wainfeld
Position: Attorney-in-fact

Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

DD3 Acquisition Corp.

/s/ Martín Máximo Werner Wainfeld
By: Martín Máximo Werner Wainfeld
Position: CEO

Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

Campalier, S.A. de C.V.

/s/ Luis Germán Campos Orozco
By: Luis Germán Campos Orozco
Position: Attorney-in-fact

Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

Strevo, S.A. de C.V.

/s/ Luis Germán Campos Orozco
By: Luis Germán Campos Orozco
Position: Attorney-in-fact

Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

Promotora Forteza, S.A. de C.V.

/s/ Bernardo Luis Guerra Treviño
By: Bernardo Luis Guerra Treviño
Position: Attorney-in-fact

Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

Promotora Forteza, S.A. de C.V.

/s/ Daniel Valdez Franco
By: Daniel Valdez Franco
Position: Attorney-in-fact

Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

Betterware de México, S.A. de C.V.

/s/ Luis Germán Campos Orozco
By: Luis Germán Campos Orozco
Position: Attorney-in-fact

Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

BLSM Latino América Servicios, S.A. de C.V.

/s/ Luis Germán Campos Orozco
By: Luis Germán Campos Orozco
Position: Attorney-in-fact

Signature page to the Combination and Stock Purchase Agreement by DD3 Acquisition Corp., as buyer; Campalier, S.A. de C.V., Promotora Forteza, S.A. de C.V., and Strevo, S.A. de C.V., as sellers; Betterware de México, S.A. de C.V., BLSM Latino América Servicios, S.A. de C.V., and DD3 Mex Acquisition Corp., S.A. de C.V., dated as of August 2, 2019.

Combination and Stock Purchase Agreement

Exhibit B

Form of Registration Rights Agreement

(Attached)

FORM OF REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of _________ ___, 2019, is made and entered into by and among DD3 Acquisition Corp. S.A de C.V., a Mexican sociedad anónima de capital variable (“DD3”), Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable ( the “Company”) and the undersigned parties listed under the heading “Holders” on the signature page hereto (each such party, together with any person or entity who hereafter enters into a joinder to this Agreement agreeing to be bound by the terms hereof, a “Holder” and collectively the “Holders”).

WHEREAS, DD3 and certain of the Holders (the “Original Holders”) are parties to that certain Registration Rights Agreement, dated as of October 11, 2018 (the “Prior Agreement”);

WHEREAS, the Original Holders currently hold an aggregate of 1,391,250 shares (the “Founder Shares”) of DD3’s ordinary shares, no par value per share (the “DD3 Ordinary Shares”);

WHEREAS, certain of the Original Holders currently hold an aggregate of 239,125 DD3 Ordinary Shares (the “Private Shares”) and 239,125 warrants (the “Private Warrants”) to purchase, at an exercise price of $11.50 per share (subject to adjustment), DD3 Ordinary Shares that were part of the private units sold in connection with DD3’s initial public offering;

WHEREAS, certain of the Holders are acquiring ordinary shares, no par value, of the Company as the surviving entity of the merger pursuant to the Business Combination Agreement (the “Ordinary Shares”) in exchange for their Founder Shares, Private Shares, Working Capital Shares and outstanding shares of capital stock of the Company and BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital (“BLSM”) and the Private Warrants and Working Capital Warrants will automatically become warrants to purchase Ordinary Shares, on or about the date hereof, pursuant to that certain Combination and Stock Purchase Agreement (the “Business Combination Agreement”), dated as of _______ __, 2019, by and among DD3, the Company, BLSM, Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable, Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable, Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable, and DD3 Mex Acquisition Corp. S.A de C.V., a Mexican sociedad anónima de capital variable; and

WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement and to provide for the terms and conditions included herein and to include the recipients of the Ordinary Shares identified herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Adverse Disclosure” is defined in Section 3.5.

“Agreement” is defined in the preamble hereto.

“Block Trade” means an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Business Combination Agreement” is defined in the recitals to this Agreement.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York or Mexico City, Mexico are authorized or required by law to close.

“Commission” means the Securities and Exchange Commission, or any other federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement.

“DD3” is defined in the preamble to this Agreement.

“DD3 Ordinary Shares” is defined in the recitals to this Agreement.

“Demand Registration” is defined in Section 2.2.1.

“Demand Requesting Holder” is defined in Section 2.2.1.

“Demanding Holder” is defined in Section 2.2.1.

“Effectiveness Deadline” is defined in Section 2.1.1.

“Effectiveness Period” is defined in Section 3.1.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Form F-3” is defined in Section 2.1.1.

“Founder Shares” is defined in the recitals to this Agreement.

“Holder Indemnified Party” is defined in Section 4.1.

“Holders” is defined in the preamble to this Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

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“Lock-Up Agreements” means those certain Lock-Up Agreements, dated as of the date hereof, by and between the Company and certain of the Holders.

“Maximum Number of Shares” is defined in Section 2.2.4.

“Misstatement” is defined in Section 3.1.12.

“New Registration Statement” is defined in Section 2.1.4.

“Notices” is defined in Section 6.3.

“Option Securities” is defined in Section 2.2.4.

“Ordinary Shares” means ordinary shares, no par value, of the Company as the surviving entity of the merger pursuant to the Business Combination Agreement.

“Original Holders” is defined in the recitals to this Agreement.

“Permitted Transferees” means (i) with respect to any Holder, its (a) officers, directors, members, consultants or affiliates, (b) relatives and trusts for estate planning purposes, or (d) descendants upon death; (ii) the Company; and (iii) any other Holder.

“Piggy-Back Registration” is defined in Section 2.3.1.

“Preemption Notice” is defined in Section 2.5.

“Prior Agreement” is defined in the recitals to this Agreement.

“Private Shares” is defined in the recitals to this Agreement.

“Private Warrants” is defined in the recitals to this Agreement.

“Pro Rata” is defined in Section 2.2.4.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

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“Registrable Securities” means the Private Warrants and Working Capital Warrants (or underlying securities) and the Ordinary Shares, including any Ordinary Shares, the Ordinary Shares underlying any Working Capital Units and any other equity, equity-linked or debt security of DD3, the Company or BLSM held by a Holder as of the date hereof. Registrable Securities include any warrants, shares of capital stock or other securities of the Company issued as a dividend or other distribution with respect to or in exchange for or in replacement of any such securities or as the result of any split, combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; (d) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or in another public securities transaction pursuant to Rule 144 or (e) the Registrable Securities are freely saleable under Rule 144 under the Securities Act without volume or manner of sale limitations.

“Registration Statement” means any registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Ordinary Shares or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors).

“Requesting Holder” is defined in Section 2.1.5(a).

“Resale Shelf Registration Statement” is defined in Section 2.1.1.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC Guidance” is defined in Section 2.1.4.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Selling Holders” means any Holder electing to sell any of its Registrable Securities in a Registration.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Underwritten Takedown” shall mean an underwritten public offering of Registrable Securities pursuant to the Resale Shelf Registration Statement or such other Registration Statement filed by the Company pursuant to Section 2.1, as amended or supplemented, including, without limitation, a Block Trade.

“Unit Purchase Option” is defined in Section 2.2.4.

“Warrant” means a warrant to purchase Ordinary Shares, exercisable for one Ordinary Share at a price of $11.50 per share.

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“Working Capital Units” means the Ordinary Shares and Working Capital Warrants (including the Ordinary Shares issued or issuable upon the exercise of any such Working Capital Warrants) issuable upon conversion in connection with the consummation of the Business Combination of any working capital loans in an amount up to $1,500,000 made to DD3 by a Holder.

“Working Capital Warrants” means the Warrants underlying the Working Capital Units, if any.

2. REGISTRATION RIGHTS.

2.1 Resale Shelf Registration Rights.

2.1.1 Registration Statement Covering Resale of Registrable Securities. The Company shall prepare and file or cause to be prepared and filed with the Commission, no later than forty-five (45) days following the date of this Agreement, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by Holders of all of the Registrable Securities held by Holders (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form F-3 (“Form F-3”) or, if Form F-3 is not then available to the Company, on Form F-1 or such other appropriate form permitting Registration of such Registrable Securities for resale by such Holders. The Company shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than sixty (60) days following the filing deadline (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the filing if the Registration Statement is reviewed by, and receives comments from, the Commission. Once effective, the Company shall use reasonable best efforts to keep the Resale Shelf Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until the expiration of the Effectiveness Period. The Registration Statement filed with the Commission pursuant to this subsection 2.1.1 shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in the Lock-Up Agreements), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, Holders.

2.1.2 Notification and Distribution of Materials. The Company shall notify the Holders in writing of the effectiveness of the Resale Shelf Registration Statement as soon as practicable, and in any event within one (1) Business Day after the Resale Shelf Registration Statement becomes effective, and shall furnish to them, without charge, such number of copies of the Resale Shelf Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Resale Shelf Registration Statement or such other documents as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities in the manner described in the Resale Shelf Registration Statement.

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2.1.3 Amendments and Supplements. Subject to the provisions of Section 2.1.1 above, the Company shall promptly prepare and file with the Commission from time to time such amendments and supplements to the Resale Shelf Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Resale Shelf Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Securities during the Effectiveness Period. If any Resale Shelf Registration Statement filed pursuant to Section 2.1.1 is filed on Form F-3 and thereafter the Company becomes ineligible to use Form F-3 for secondary sales, the Company shall promptly notify the Holders of such ineligibility and use its best efforts to file a shelf registration on Form F-1 or other appropriate form as promptly as practicable to replace the shelf registration statement on Form F-3 Shelf and have the such replacement Resale Shelf Registration Statement declared effective as promptly as practicable and to cause such replacement Resale Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that such Resale Shelf Registration Statement is available or, if not available, that another Resale Shelf Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities; provided, however, that at any time the Company once again becomes eligible to use Form F-3, the Company shall cause such replacement Resale Shelf Registration Statement to be amended, or shall file a new replacement Resale Shelf Registration Statement, such that the Resale Shelf Registration Statement is once again on Form F-3.

2.1.4 Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), on Form F-3, or if Form F-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

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2.1.5 Demand Takedown.

(a)          If the Company shall receive a request from (x) the Holders of at least [1,000,000] shares of Registrable Securities and (y) unless the request relates to the sale of all remaining Registrable Securities held by such holders, the estimated market value of the Registrable Securities is at least [$10,000,000] (the requesting holder(s) shall be referred to herein as the “Requesting Holder”) that the Company effect an Underwritten Takedown of such Registrable Securities, and specifying the intended method of disposition thereof (which, for the avoidance of doubt, may be an underwritten Block Trade), then the Company shall promptly give notice of such requested Underwritten Takedown (each such request shall be referred to herein as a “Demand Takedown”) within five (5) Business Days after receiving such Demand Takedown to the other Holders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the offering in such Underwritten Takedown of:

(i)          subject to the restrictions set forth in Section 2.2.4, all Registrable Securities for which the Requesting Holder has requested such offering under Section 2.1.5(a), and

(ii)         subject to the restrictions set forth in Section 2.2.4, all other Registrable Securities that any Selling Holders have requested the Company to offer by request received by the Company within seven (7) Business Days after such Holders receive the Company’s notice of the Demand Takedown, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be offered.

(b)          Promptly after the expiration of the seven (7) Business Day-period referred to in Section 2.1.5(a)(ii), the Company will notify all Selling Holders of the identities of the other Selling Holders and the number of shares of Registrable Securities requested to be included therein.

(c)          The Company shall only be required to effectuate one Underwritten Takedown within any six (6) month period.

(d)          The Company shall not be required to effectuate more than two (2) Underwritten Takedowns, exclusive of any underwritten Block Trades.

(e)          If the managing underwriter in an Underwritten Takedown advises the Company and the Requesting Holder that, in its view, the number of shares of Registrable Securities requested to be included in such underwritten offering exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold, the shares included in such Underwritten Takedown will be reduced by the Registrable Securities held by the Selling Holders (applied on a pro rata basis based on the total number of Registrable Securities held by such Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders).

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2.1.6 Registrations effected pursuant to this Section 2.1 shall not be counted as Demand Registrations effected pursuant to Section 2.2.

2.2 Demand Registration.

2.2.1 Request for Registration. Subject to the terms and conditions of this Agreement and of the Lock-Up Agreements, at any time and from time to time on or after the date hereof with respect to the Registrable Securities, the holders of a majority-in-interest of such Registrable Securities (the “Demanding Holder”) may make a written demand for Registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will within ten (10) days of the Company’s receipt of the Demand Registration notify all holders of Registrable Securities of the demand, and each holder of Registrable Securities who wishes to include all or a portion of such holder’s Registrable Securities in the Demand Registration (each, a “Demand Requesting Holder”) shall so notify the Company within ten (10) days after the receipt by the holder of the notice from the Company. Upon any such request, the Demanding Holder and the Demand Requesting Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.2.4 and the provisos set forth in Section 3.1.1, to be effected by the Company as soon as reasonably practicable, but in no event later than ninety (90) days after receipt of such Demand Registration. The Company shall not be obligated to effect (i) more than an aggregate of three (3) Demand Registrations in the aggregate; (ii) a Demand Registration within ninety (90) days of a Demand Takedown or within one hundred eighty (180) days of a prior Demand Registration; or (iv) a Demand Registration unless the market value of the Registrable Securities to be registered is at least [$10,000,000]. Notwithstanding anything to the contrary, EarlyBirdCapital, Inc. and its designees may only make a demand on one occasion and only in the five-year period beginning on the effective date of the registration statement on Form F-1 filed with the Commission in connection with DD3’s initial public offering.

2.2.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders who initiated such Demand Registration thereafter affirmatively elect to continue the offering and notify the Company in writing, but in no event later than five (5) days of such election; provided, further, that the Company shall not be obligated to file a second Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

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2.2.3 Underwritten Offering. If the Demanding Holders who initiate a Demand Registration so elect and such holders so advise the Company as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering (which, for the avoidance of doubt, may be an underwritten Block Trade). In such event, the right of any holder to include its Registrable Securities in such Registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in reasonable and customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration.

2.2.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering, in good faith, advises the Company, the Demanding Holders and the Demand Requesting Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders and Demand Requesting Holders (if any) desire to sell, taken together with all other Ordinary Shares or other securities which the Company desires to sell and the Ordinary Shares, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares”), then the Company shall include in such Registration: (i) the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders and Demand Requesting Holders (if any) (pro rata in accordance with the number of shares that each such Demanding Holder and Demand Requesting Holders (if any) has requested be included in such Registration, regardless of the number of shares held by each such Demanding Holder (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Shares; (ii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities of holders exercising their rights to Register their Registrable Securities pursuant to Section 2.3; (iii) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Ordinary Shares or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; (iv) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i), (ii) and (iii), the Ordinary Shares or other securities registrable pursuant to the terms of the Unit Purchase Option issued to EarlyBirdCapital, Inc. or its designees in connection with DD3’s initial public offering (the “Unit Purchase Option” and such registrable securities, the “Option Securities”) as to which Piggy-Back Registration has been requested by the holders thereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares and (v) to the extent that the Maximum Number of Shares have not been reached under the foregoing clauses (i), (ii), (iii) and (iv), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Shares.

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2.2.5 Withdrawal. A Demanding Holder, a Demand Requesting Holder or a Requesting Holder may elect to withdraw all or a portion of its Registrable Securities included in a Demand Registration or an Underwritten Takedown for any reason or no reason at all by giving written notice to the Company and/or the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such Registration shall not count as a Demand Registration provided for in this Section 2.2.

2.3 Piggy-Back Registration.

2.3.1 Piggy-Back Rights. If at any time on or after the date hereof the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 2.2), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, or (iv) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) days (or in the case of a Block Trade, five (5) Business Days) before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to Register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) Business Days following receipt of such notice (a “Piggy-Back Registration”). The Company shall, in good faith, cause such Registrable Securities to be included in such Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in reasonable and customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration. Notwithstanding anything to the contrary, EarlyBirdCapital, Inc. and its designees may exercise its rights under this section only in the seven-year period beginning on the effective date of the registration statement on Form F-1 filed with the Commission in connection with DD3’s initial public offering.

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2.3.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of Ordinary Shares which the Company desires to sell, taken together with Ordinary Shares, if any, as to which Registration has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which Registration has been requested under this Section 2.3, and the Ordinary Shares, if any, as to which Registration has been requested pursuant to the written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Shares, then the Company shall include in any such Registration:

(a)          If the Registration is undertaken for the Company’s account: (A) the Ordinary Shares or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to the applicable written contractual Piggy-Back Registration rights of Holders pursuant to Section 2.3.1, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

(b)          If the Registration is a “demand” registration undertaken at the demand of holders of Option Securities, (A) the Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to the applicable written contractual Piggy-Back Registration rights of Holders under Section 2.3.1, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (C) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Shares; and (D) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares; and

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(c)          If the Registration is a “demand” registration undertaken at the demand of persons or entities other than the holders of Registrable Securities or Option Securities, (A) the Ordinary Shares or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Ordinary Shares or other securities, if any, comprised of Registrable Securities, as to which Registration has been requested pursuant to the applicable written contractual Piggy-Back Registration rights of Holders under Section 2.3.1, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; (C) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Ordinary Shares or other securities that the Company desires to sell for its own account that can be sold without exceeding the Maximum Number of Shares; (D) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Ordinary Shares or other securities comprised of Registrable Securities and Option Securities, Pro Rata, as to which Registration has been requested pursuant to the terms hereof and the Unit Purchase Option, as applicable, that can be sold without exceeding the Maximum Number of Shares; and (E) to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B), (C) and (D), the Ordinary Shares or other securities for the account of other persons that the Company is obligated to Register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

2.3.3 Withdrawal. Any Holder of Registrable Securities may elect to withdraw such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of such request to withdraw prior to the effectiveness of the Registration Statement. The Company (whether on its own good faith determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of the Registration Statement in connection with a Piggy-Back Registration. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the holders of Registrable Securities in connection with such Piggy-Back Registration as provided in Section 3.3.

2.3.4 Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.2 hereof.

2.4 Block Trades. Notwithstanding any other provision of this Section 2, if the Holders desire to effect a Block Trade, then notwithstanding any other time periods in this Section 2, the Holders shall provide written notice to the Company at least five (5) Business Days prior to the date such Block Trade will commence. As expeditiously as possible, the Company shall use its reasonable best efforts to facilitate such Block Trade. The Holders shall use reasonable best efforts to work with the Company and the Underwriters (including by disclosing the maximum number of Registrable Securities proposed to be the subject of such Block Trade) in order to facilitate preparation of the Registration Statement, Prospectus and other offering documentation related to the Block Trade and any related due diligence and comfort procedures. The Company shall not be obligated to facilitate (a) more than three (3) underwritten Block Trades, (b) any underwritten Block Trade within thirty (30) days of any Demand Registration or Underwritten Takedown or (c) any underwritten Block Trade where the estimated market value of the Registered Securities to be sold is less than [$1,000,000].

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2.5 Preemption. If not more than thirty (30) days prior to receipt of any request for a Demand Registration, Underwritten Takedown or underwritten Block Trade pursuant to Section 2, the Company shall have (a) circulated to prospective underwriters and their counsel a draft of a Registration Statement for a primary offering of equity securities on behalf of the Company, (b) solicited bids for a primary offering of Company securities or (c) otherwise reached an understanding with an underwriter with respect to a primary offering of Company securities, the Company may preempt the Demand Registration, Underwritten Takedown or underwritten Block Trade with such primary offering by delivering written notice of such intention (the “Preemption Notice”) to the Requesting Holders within three (3) days after the Company has received the request. The period of preemption may be up to forty-five (45) days following the date of the Preemption Notice or such longer period as the Company is subject to a lock-up in connection with the primary offering. Notwithstanding anything to the contrary herein, the Company shall not be entitled to exercise its right of preemption pursuant to this Section 2.5 more than once during any 12 month period.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever the Company is required to effect the Registration of any Registrable Securities pursuant to Section 2, the Company shall use its reasonable best efforts to effect the Registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. The Company shall, as expeditiously as practicable and in any event within forty-five (45) days after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on Form F-3, if then available to the Company for such Registration, or if Form F-3 is not then available to the Company for such Registration, then on any other form for which the Company then qualifies and which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be Registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become and remain effective for the period required by Section 3.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to sixty (60) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any Demand Registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the holders a certificate signed by the Chairman of the Board of Directors or President of the Company stating that Adverse Disclosure would be required to be set forth in such Registration Statement; provided, further, however, that the Company shall not have the right to exercise the right set forth in the immediately preceding proviso more than once and more than a total of ninety (90) days in any 365-day period in respect of Demand Registrations hereunder.

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3.1.2 Copies; Participation. The Company shall, at least five (5) Business Days prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such Registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such Registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders. The Company shall permit a representative of any Holder of Registrable Securities included in such Registration and any attorney or accountant retained by such Holder to participate, at such Holder’s sole cost and expense, in the preparation of any Registration Statement, each Prospectus included therein or filed with the Commission, and each amendment or supplement thereto, and will give each such person or entity access to its books and records and such opportunities to discuss the business, finances and accounts of the Company with the Company’s officers, directors and independent public accountants who have certified the Company’s financial statements as shall be necessary, in the opinion of such Holders’ respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act. The Company shall not file any Registration Statement or Prospectus, or amendment or supplement thereto, to which a Holder of Registrable Securities included in such Registration shall have reasonably objected on the grounds that any portion(s) of such Registration Statement or Prospectus or supplement or amendment thereto does not comply in all material respects with the applicable requirements of the Securities Act or the rules and regulations thereunder.

3.1.3 Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).

3.1.4 Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within two (2) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any Prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, [excluding] documents incorporated by reference, the Company shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, [excluding] documents incorporated by reference, to which such holders or their legal counsel shall reasonably object.

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3.1.5 Securities Laws Compliance. The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and to keep such registration or qualification in effect for so long as such Registration Statement remains in effect and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be Registered with or approved by such other governmental authorities or securities exchanges, including the Nasdaq Capital Market, as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

3.1.6 Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in reasonable and customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the holders of Registrable Securities included in such Registration Statement, and the representations, warranties and covenants of the holders of Registrable Securities included in such registration statement in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Company.

3.1.7 Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation as reasonably requested in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Selection of Underwriters. In connection with any Registration effected by or at the direction of Holders pursuant to this Agreement, the Selling Holders holding a majority in interest of the Registrable Securities requested to be sold in any Registration shall have the right to select an Underwriter or Underwriters in connection with such Registration, which Underwriter or Underwriters shall be reasonably acceptable to the Company. In connection with a Registration pursuant to this Agreement, the Company shall enter into customary agreements (including an underwriting agreement in reasonable and customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities in such Registration, including, if necessary, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with the Financial Industry Regulatory Authority, Inc.

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3.1.9 Records. The Company shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement.

3.1.10 Opinions and Comfort Letters. The Company shall furnish to each holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter (provided that such holder provides any representation letter or other undertaking reasonably required by the independent public accountant). In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each holder of Registrable Securities included in such Registration Statement, at any time that such holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

3.1.11 Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, beginning within three (3) months after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.12 Listing. The Company shall use its reasonable best efforts to cause all Registrable Securities included in any Registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated.

3.1.13 Transfer Agent. The Company shall provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of the Registration Statement.

3.1.14 Misstatements. The Company shall notify the holders at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements therein in the light of the circumstances under which they were made not misleading (a “Misstatement”), and then to correct such Misstatement.

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3.2 Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Registration Statement or Prospectus required to be filed pursuant to this Agreement, and any amendment or supplement relating thereto, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all Registration and filing fees and fees of any securities exchange on which the Ordinary Shares is then listed; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) the Company’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.12; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the fees and expenses of any special experts retained by the Company in connection with such Registration; and (ix) the reasonable fees and expenses of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such Registration. The Company shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders. Additionally, in an underwritten offering, all selling stockholders and the Company shall bear the expenses of the underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

3.3 Information. The holders of Registrable Securities shall use reasonable best efforts to provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the Company’s obligation to comply with federal and applicable state securities laws. It is a condition to the inclusion of a Holder’s Registrable Securities in any Registration Statement or any Underwritten Takedown or other underwritten offering pursuant to this Agreement that such Holder has timely provided any requested information.

3.4 Requirements for Participation in Underwritten Offerings. No person may participate in any underwritten offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

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3.5 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or prospectus contains a Misstatement or of the happening of any event of the kind described in Section 3.1.4(iv), each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure (as defined below) or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, as promptly as practicable after their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.5. “Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the board of directors of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

3.6 Other Covenants and Obligations. As long as any Holder shall own Registrable Securities: (a) the Company will not file any Registration Statement or Prospectus included therein or any other filing or document with the Commission which refers to any Holder of Registrable Securities as a selling securityholder by name without the prior written approval of such disclosure by such Holder; (b) the Company, at all times while it shall be reporting under the Exchange Act, covenants to use reasonable best efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act; (c) the Company further covenants that it shall take such further action as any holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Ordinary Shares held by such Holder without Registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions; and (d) upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with the requirements set forth in the foregoing clauses (b) and, solely as to actions specifically requested by the holder, (c).

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4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, equityholders, attorneys, advisors and agents, and each person or entity, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) each Holder of Registrable Securities (each, a “Holder Indemnified Party”), from and against any expenses, losses, judgments, actions, claims, proceedings (whether commenced or threatened), damages or liabilities, whether joint or several (collectively, “Losses”), arising out of or based upon any Misstatement contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in such Registration Statement, or any amendment or supplement to such Registration Statement, preliminary Prospectus, final Prospectus or summary Prospectus, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such Registration; and the Company shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such Losses, except, with respect to any Holder of Registrable Securities, to the extent such Holder of Registrable Securities is liable to indemnify the Company for such Losses pursuant to Section 4.2. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Holders of Registrable Securities. Each Selling Holder of Registrable Securities will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such Selling Holder and the Company has required all Selling Holders to provide such an undertaking on the same terms, indemnify and hold harmless the Company, each of its directors and officers and each underwriter (if any), and each other Selling Holder and each other person, if any, who controls another Selling Holder or such underwriter within the meaning of the Securities Act, against any Losses, insofar as such Losses arise out of or are based upon any Misstatement contained in any Registration Statement under which the sale of such Registrable Securities was Registered under the Securities Act, any preliminary Prospectus, final Prospectus or summary Prospectus contained in the Registration Statement, or any amendment or supplement thereto, if the Misstatement was made in reliance upon and in conformity with information furnished in writing to the Company by such Selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other Selling Holder for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such Loss. Each Selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be proportional to and limited to the amount of any net proceeds actually received by such Selling Holder in connection with the sale of Registrable Securities under a Registration Statement from which such Losses arise. Each Selling Holder of Registrable Securities shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each person who controls such Underwriter to the same extent as provided in the foregoing with respect to indemnification of the Company.

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4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any Loss in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party”) in writing of the Loss; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is materially prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel, in addition to local counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of any Losses for which the Indemnified Party seeks indemnification hereunder if such settlement or judgment includes any non-monetary remedies, requires an admission of fault or culpability on the part of the Indemnified Party or does not include an unconditional release from all liability of the Indemnified Party in respect of such Losses.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any Loss referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such Loss. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the Misstatement relates to information supplied by such Indemnified Party or such Indemnifying Party (in the case of a Holder, such Misstatement was made in reliance upon and in conformity with information furnished in writing to the Company by such Holder expressly for use therein) and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Misstatement.

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4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1. The amount paid or payable by an Indemnified Party as a result of any Loss referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

4.5 Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party and shall survive the transfer of securities.

5. [Intentionally omitted]

6. MISCELLANEOUS.

6.1 Other Registration Rights. The Company represents and warrants that no person, other than a holder of the Registrable Securities, has any right to require the Company to Register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any Registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person. Further, the Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities and the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part. This Agreement and the rights, duties and obligations of the Holders of Registrable Securities hereunder only be transferred or assigned to Permitted Transferees of a Holder of Registrable Securities. This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and the Permitted Assigns of the applicable holder of Registrable Securities or of any assignee of the applicable holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 4 and this Section 6.2. No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).

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6.3 Notices. All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, e-mail, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or facsimile; provided, that if such service or transmission is not on a Business Day or is after normal business hours, then such notice shall be deemed given on the next Business Day. Notice otherwise sent as provided herein shall be deemed given on the next Business Day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To DD3:

DD3 Acquisition Corp.
c/o DD3 Mex Acquisition Corp
Pedregal 24, 4th Floor
Colonia Molino del Rey, Del. Miguel Hidalgo
11040 Mexico City, Mexico
Attn: Martin Werner, Chief Executive Officer

with a copy to:

Greenberg Traurig, LLP
The MetLife Building, 200 Park Avenue
New York, NY 10166
Attn: Alan Annex, Esq.

To the Company:

Betterware de Mexico

[●]

Attn: [●]

With a copy to:

Baker & McKenzie

[●]

Attn: [●]

To EarlyBirdCapital, Inc.:

EarlyBirdCapital, Inc.
One Huntington Quadrangle, Suite 4C18

Melville, New York 11747
Attn: Eileen Moore

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with a copy to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue, 11th Floor
New York, New York 10174
Attn: David Alan Miller, Esq.
Fax No.: (212) 818-8881

To all other Holders, to such address as set forth beneath such Holder’s signature on the signature page hereto.

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

6.5 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.6 Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, including without limitation the Prior Agreement.

6.7 Modifications and Amendments. Upon the written consent of the Company and the Holders of at least sixty-six and two-thirds percent (66-2/3%) of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one holder of Registrable Securities, solely in its capacity as a holder of the Ordinary Shares of the Company, in a manner that is materially different from the other Holders of Registrable Securities (in such capacity) shall require the consent of the Holder so affected. No course of dealing between any holders of Registrable Securities or the Company and any other party hereto or any failure or delay on the part of a holder of Registrable Securities or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any holder of Registrable Securities or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

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6.8 Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

6.9 Waivers and Extensions. Any party to this Agreement may waive any right, breach or default which such party has the right to waive, provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

6.10 Remedies Cumulative. In the event that the Company fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the applicable holder of Registrable Securities may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.11 Governing Law. This Agreement shall be governed by, interpreted under, and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed within the State of New York, without giving effect to any choice-of-law provisions thereof that would compel the application of the substantive laws of any other jurisdiction.

6.12 Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Agreement, the transactions contemplated hereby, or the actions of the Holders in the negotiation, administration, performance or enforcement hereof.

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IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

DD3:

DD3 ACQUISITION CORP., S.A. DE C.V.,
a Mexican sociedad anónima de capital variable

By:
Name:
Title:

COMPANY:

BETTERWARE DE MEXICO, S.A. DE C.V.,
a Mexican sociedad anónima de capital variable

By:
Name:
Title:

HOLDERS:

[Signature Page to Registration Rights Agreement]

Combination and Stock Purchase Agreement

Exhibit C

Form of Company’s Secretary Certificate

(Attached)

Form of Company’s Secretary Certificate

Reference is hereby made to COMBINATION AND STOCK PURCHASE AGREEMENT, dated as of [_________], 2019 (the “CSP Agreement”) by and among DD3 Acquisition Corp., a British Virgin Islands company, as buyer (“Buyer”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable, Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable, and Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable, Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BWM”), BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”), and DD3 Mex Acquisition Corp., S.A. de C.V. Except as otherwise provided herein, all capitalized terms used herein shall have the meanings set forth in the CSP Agreement.

The undersigned, [●], being the Secretary of [BWM][BLSM] without being member of the Board of Directors, DOES HEREBY CERTIFY, pursuant to Section 2.4(c) of the CSP Agreement, that:

(1)	Each of the certificates of [●] shares, representing approximately [●]% of the outstanding capital stock of [BWM][BLSM] (the “Shares”) have been duly endorsed in favor of Buyer and such transfer of the Shares has been duly registered in the Stock Registry Book (Libro de Registro de Acciones) of [BWM][BLSM].

(2)	[BWM, as surviving company of the Merger (the “Surviving Company”) has issued [●] shares, representing approximately [●]% of its capital stock (the “Surviving Company Shares”), which have been issued in favor of Buyer, and Buyer has been registered as holder of such Surviving Company Shares in the Stock Registry Book (Libro de Registro de Acciones) of the Surviving Company.]

IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of [BWM][BLSM] this _____ day as of _____, 2019.

[BETTERWARE DE MÉXICO, S.A. DE C.V.]
[BLSM LATINO AMÉRICA SERVICIOS, S.A. DE C.V.]

By:
Name:
Title: Secretary non-member of the Board of Directors

Combination and Stock Purchase Agreement

Exhibit D

Form of Closing Certificate

(Attached)

Form of Closing Certificate

Reference is hereby made to COMBINATION AND STOCK PURCHASE AGREEMENT, dated as of [_________], 2019 (the “CSP Agreement”) by and among DD3 Acquisition Corp., a British Virgin Islands company, as buyer (“Buyer”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable, Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable, and Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable, Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BWM”), BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”), and DD3 Mex Acquisition Corp., S.A. de C.V. Except as otherwise provided herein, all capitalized terms used herein shall have the meanings set forth in the CSP Agreement.Except as otherwise provided herein, all capitalized terms used herein shall have the meanings set forth in the Finance Agreement.

The undersigned, [●], Authorized Officer of [BWM][BLSM], as duly elected, qualified and active officer or legal representative of [BWM][BLSM], and not in its personal legal capacity, do hereby certify that:

1.       Representations and Warranties. As of the date hereof, with the same effect as if made on the date hereof, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct to the applicable standard as of such earlier date, each of the representations and warranties of each [BWM][BLSM] set forth in the CSP Agreement are true and correct.

2.       Performance. [BWM][BLSM] has performed and complied with the agreements contained in the CSP Agreement in all respects each of its respective obligations to be performed or complied by [BWM][BLSM] under the CSP Agreement on or before the Closing Date.

3.       Closing Conditions. The conditions specified in Section 9.1(a) through 9.1(b), and 9.1(g) through 9.1(k) of the CSP Agreement have been duly satisfied.

IN WITNESS WHEREOF, the undersigned has executed this certificate on behalf of [BWM][BLSM] this _____ day as of _____, 2019.

[BETTERWARE DE MÉXICO, S.A. DE C.V.]
[BLSM LATINO AMÉRICA SERVICIOS, S.A. DE C.V.]

By:
Name:
Title: Authorized Officer

Combination and Stock Purchase Agreement

Exhibit E

Purchase Price Allocation

Purchase price allocation shall be done on a pro rata basis considering the participation of each of the Sellers in the Company.

Combination and Stock Purchase Agreement

Exhibit F

Form of Affiliate Letter

(Attached)

FORM OF AFFILIATE LETTER FOR
AFFILIATES OF THE COMPANIES

__________, 2019

Betterware de México, S.A. de C.V.
[Address]

Ladies and Gentlemen:

I have been advised that as of the date of this letter I may be deemed to be an “affiliate” of Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BWM”), and/or BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM,” and together with BWM, the “Companies”), as the term “affiliate” is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”). Reference is made to that certain Combination and Stock Purchase Agreement, dated as of [_____], 2019 (the “BCA”), by and among DD3 Acquisition Corp., a British Virgin Islands company, as buyer (“Buyer”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Campalier”), Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Forteza”), and Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable (“Strevo”, and together with Campalier and Forteza, “Sellers”), the Companies, and DD3 Mex Acquisition Corp., S.A. de C.V., solely for the purposes set forth in Article IX thereof. Capitalized terms used in this letter agreement without definition shall have the meanings assigned to them in the BCA.

Upon the terms and subject to the conditions of the BCA, Buyer will be merged with and into BWM (the “Merger”), with BWM surviving the Merger and BLSM will continue its existence as a majority-owned subsidiary of BWM. As a result of the Merger, the separate corporate existence of the Buyer shall cease and BWM shall continue as the surviving corporation of the Merger.

As a result of the Merger, I may receive ordinary shares, no par value, of BWM (the “BWM Shares”). I would receive such BWM Shares in exchange for ordinary shares of [the Companies] owned by me.

1.           I represent, warrant and covenant to Buyer that in the event I receive any BWM Shares as a result of the Merger:

A.       I shall not make any sale, transfer or other disposition of the BWM Shares in violation of the Securities Act or the rules and regulations promulgated thereunder.

B.       I have carefully read this letter and the BCA and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the BWM Shares, to the extent I felt necessary, with my counsel or counsel for the Company.

C.       I have been advised that the issuance of the BWM Shares to me pursuant to the Merger has been registered with the SEC under the Act on a Registration Statement on Form F-4. However, I have also been advised that, because at the time the Merger is submitted for a vote of the shareholders of the Buyer, (a) I may be deemed to be an affiliate of one or both of the Companies and (b) the distribution by me of the BWM Shares has not been registered under the Act, I may not sell, transfer or otherwise dispose of the BWM Shares issued to me in the Merger unless (i) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the SEC under the Act, (ii) such sale, transfer or other disposition has been registered under the Act or (iii) in the opinion of counsel reasonably acceptable to Buyer, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

D.       I understand that there will be placed on the certificates for the BWM Shares issued to me, or any substitutions therefor, a legend stating in substance:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AFFILIATE LETTER AGREEMENT DATED ____, 2019 AND A LOCK-UP LETTER AGREEMENT DATED ____, 2019, EACH BETWEEN THE REGISTERED HOLDER HEREOF AND BETTERWARE DE MEXICO, S.A. DE C.V. COPIES OF SUCH AGREEMENTS ARE ON FILE AT THE PRINCIPAL OFFICES OF BETTERWARE DE MEXICO, S.A. DE C.V.”

E.       I understand that unless a sale or transfer is made in conformity with the provisions of Rule 145, or pursuant to a registration statement, BWM reserves the right to put the following legend on the certificates issued to my transferee:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SECURITIES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SECURITIES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR PURSUANT TO A VALID REGISTRATION STATEMENT.

F.       Execution of this letter should not be considered an admission on my part that I am an “affiliate” of the Company as described in the first paragraph of this letter, nor as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

2.          By BWM’s acceptance of this letter, BWM hereby agrees with me as follows:

2

A.       For so long as and to the extent necessary to permit me to sell the BWM Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, BWM shall (a) use its reasonable efforts to (i) file all reports and data required to be filed with the SEC by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (ii) furnish to me upon request a written statement as to whether BWM has complied with such reporting requirements during the 12 months preceding any proposed sale of the BWM Shares by me under Rule 145, and (b) otherwise use its reasonable efforts to permit such sales pursuant to Rule 145 and Rule 144. BWM hereby represents to me that it has filed all reports required to be filed with the SEC under Section 13 of the Exchange Act since becoming subject to the reporting obligations of the Exchange Act.

B.       It is understood and agreed that certificates with the legends set forth in paragraphs 1(E) and l(F) above will be substituted by delivery of certificates without such legends if (i) BWM has complied with the provisions of Rule 145(d)(1), and (ii) (a) one year shall have elapsed from the date the undersigned acquired the BWM Shares received in the Merger and the provisions of Rule 145(d)(iii) are then applicable to the undersigned, or (b) BWM has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to BWM, or a “no action” letter obtained by the undersigned from the staff of the SEC, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

Very truly yours,

Name:

Agreed and accepted this ___ day
of _________, 2019, by

BETTERWARE DE MEXICO, S.A. DE C.V.

By:
Name:
Title:

3

Combination and Stock Purchase Agreement

Exhibit G

Form of Organizational Documents of Buyer as S.A. de C.V.

(Attached)

[DD3], S.A. DE C.V. BYLAWS	[DD3], S.A. DE C.V. ESTATUTOS SOCIALES

CHAPTER I NAME, DURATION, DOMICILE AND CORPORATE PURPOSE	CAPÍTULO I DENOMINACIÓN, DURACIÓN, DOMICILIO Y OBJETO SOCIAL

FIRST.- The name of the company is “[DD3]”, and shall be followed by the words “SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE”, or its abbreviation “S.A. DE C.V.” (the “Company”).	PRIMERA.- La denominación de la sociedad es “[DD3]”, e irá seguida de las palabras “SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE”, o de su abreviatura “S.A. DE C.V.” (la “Sociedad”).

SECOND.- The duration of the Company shall be indefinite.	SEGUNDA.- La duración de la Sociedad será indefinida.

THIRD.- The Company domicile shall be Mexico City, being allowed to establish agencies or branches anywhere in the Mexican Republic or abroad and to submit to conventional domiciles, without same being understood as changing the corporate domicile.	TERCERA.- El domicilio de la Sociedad será la Ciudad de México, pudiendo establecer agencias o sucursales en cualquier parte de la República Mexicana o del extranjero, y someterse a domicilios convencionales, sin que por ello se entienda cambiado el domicilio social.

FOURTH.- The corporate purpose of the Company shall be:	CUARTA.- El objeto social de la Sociedad será:

(a)    Receive from other persons, as well as provide to other persons, all specialized services such as administrative, technical and project management services, in Mexico and abroad, including design, development, installation, maintenance, and operations services.

(a)   La prestación de todo tipo de servicios especializados y recibir tales servicios, tales como servicios administrativos, técnicos y de administración de proyectos, en México y en el extranjero, incluyendo servicios de diseño, desarrollo, instalación, mantenimiento y de operación.

(b) Receive from other persons, as well as to provide to other persons, all specialized services such as administrative, financial, treasury and marketing services, preparation of financial statements and reports, budgets, programs and operational manuals, as well as the evaluation of operational results, evaluation of productivity, possibilities of finance and analysis of capital availability.

(b)   Recibir de terceras personas, así como prestar a cualquier persona, cualesquier clase de servicios especializados, incluyendo servicios administrativos, financieros, de mercadotecnia y tesorería, la preparación de estados financieros, reportes, presupuestos, programas y manuales operativos, así como la evaluación de resultados operacionales, evaluación de productividad y opciones de financiamiento y análisis de disponibilidad de capital.

(c)    To purchase, sell, assign, encumber or generally negotiate all types of shares, equity interests or participations in other civil or mercantile companies as well as to participate as controlling company, holding or to act on its own behalf in any type of Mexican or foreign companies, including but not limited to companies that own or may own concessions, permits or licenses and/or any other exploitation right granted by any instrumentality, office or organism of the Federal, State or Municipal Public Administration, to render and provide any type of service or activity related thereto.

(c) Adquirir, enajenar, ceder, gravar o en general negociar con todo tipo de acciones, partes sociales o participaciones en otras sociedades civiles o mercantiles, así como participar como controladora, tenedora o actuar por cuenta propia en cualquier tipo de sociedades mexicanas o extranjeras, incluyendo sin limitar, sociedades que sean o puedan ser titulares de concesiones, permisos o licencias y/o cualquier otro derecho de explotación otorgadas por cualquier dependencia, oficina u organismo de la Administración Pública Federal, Estatal o Municipal, para prestar y realizar cualquier tipo de servicio o actividad relacionada con los mismos.

(d) The participation as shareholder or investor in all types of entities, including companies, corporations and businesses, Mexican or foreign and the purchase, sale, subscription, ownership, lien, disposition, exchange, auction and transmission, under any title, of any type of shares, equity interests, debt certificates or that represent any type of obligation (public or private) or participations in such entities.	(d) La participación como accionista o inversionista en toda clase de entidades, incluyendo sociedades, empresas y negocios, mexicanos o extranjeros y la compra, venta, suscripción, propiedad, gravamen, disposición, permuta, remate y transmisión, bajo cualquier título, de cualquier tipo de acciones, partes sociales, títulos de deuda o que representen cualquier tipo de obligación (pública o privada) o participaciones en dichas entidades.

(e) To purchase and exploit patents, invention certificates, industrial designs and models, brands, certificates of origin, trademarks, slogans, franchises and copyright, as well as to obtain from and grant to third parties licenses for the use and exploitation of said assets.	(e) Adquirir y explotar patentes, certificados de invención, diseños y modelos industriales, marcas, denominaciones de origen, nombres comerciales, slogans, franquicias y derechos de autor, así como obtener de y otorgar a terceras personas, licencias para el uso y explotación de los bienes citados.

(f) To represent as agent, intermediary, mediator, commission agent, factor, consignee, legal representative or attorney-in-fact, any type of national or foreign individuals.	(f) Representar como agente, intermediario, mediador, comisionista, factor, consignatario, representante legal o apoderado, a todo tipo de personas nacionales o extranjeras.

(g) To obtain all types of loans or credit facilities with or without specific guarantees and to grant all types of guarantees and avales of its or third party obligations or negotiable instruments and to receive such guarantees.	(g) Obtener toda clase de préstamos o créditos con o sin garantía específica y otorgar toda clase de garantías y avales de obligaciones o títulos de crédito a su cargo o de terceros y recibir dichas garantías.

(h) To obtain, enjoy and exploit, under any legal title, any type of concession, permit, license and authorization, technology and technical assistance as well as to obtain and exploit invention patents, utility models registry, industrial designs, brands, copyright and intellectual property, certificates of origin, commercial notices and brands and licenses to exploit patents and trademarks.	(h) La obtención, aprovechamiento y explotación, por cualquier título legal, de toda clase de concesiones, permisos, licencias y autorizaciones, tecnología y asistencia técnica, así como la obtención y explotación de patentes de invención, registro de modelos de utilidad, diseños industriales, marcas, derechos de autor o propiedad intelectual, denominaciones de origen, avisos y nombres comerciales y de licencias para la explotación de patentes y marcas.

(i) To issue, draw, endorse, accept, act as aval, abate, subscribe and negotiate all types of negotiable instruments.	(i) Emitir, girar, endosar, aceptar, avalar, descontar, suscribir y negociar toda clase de títulos de crédito.

(j) To incorporate and participate in the capital stock of other associations and civil or commercial companies, national or foreign, at the time of their incorporation or to purchase shares or equity interest in associations and companies of any sort, already existing, as well as to transfer such shares or equity interests.	(j) Constituir y participar en el capital social de otras asociaciones y sociedades civiles o mercantiles, nacionales o extranjeras, al momento de su constitución, o adquirir acciones o partes sociales en asociaciones y sociedades de cualquier índole, ya existentes, así como transferir dichas acciones o partes sociales.

(k) To purchase or hold under any title, use, lease and dispose of all the movable assets necessary or convenient for the fulfillment of the corporate purpose.	(k) Adquirir o poseer por cualquier título, usar, dar o tomar en arrendamiento, y disponer de todos los bienes muebles que fueren necesarios o convenientes para la consecución del objeto social.

(l) To purchase all the real estate necessary for the fulfillment of the corporate purpose.	(l) Adquirir todos los bienes inmuebles que sean necesarios para la realización del objeto social

(m) To grant and obtain all types of financing permitted under law.	(m) Otorgar y obtener todo tipo de financiamientos permitidos por la ley.

(n) In general, to perform and enter into all types of acts, transactions, undertakings and agreements necessary for the fulfillment of its corporate purpose.	(n) En general, la realización y la celebración de toda clase de actos, operaciones, convenios y contratos, que sean necesarios para la consecución de su objeto social.

FIFTH.- The Company is Mexican. The current or future foreign shareholders of the Company formally undertake before the Ministry of Foreign Affairs of the United Mexican States to consider themselves as Mexican nationals in relation to the Company shares they purchase or hold, as well as in relation to the assets, rights, concessions, participations or interests the Company shall hold or of the rights and obligations under the agreements the Company is party to with Mexican authorities. Therefore, current or future foreign shareholders in such regard agree on not calling on the protection of their Governments, or under penalty, otherwise, of waiving for the benefit of the Nation the corporate participations they would have acquired.

QUINTA.- La Sociedad es de nacionalidad mexicana. Los accionistas extranjeros actuales o futuros de la Sociedad se obligan formalmente con la Secretaría de Relaciones Exteriores de los Estados Unidos Mexicanos a considerarse como nacionales con respecto a las acciones de la Sociedad que adquieran o de que sean titulares, así como con respecto a los bienes, derechos, concesiones, participaciones o intereses de los que sea titular la Sociedad, o bien de los derechos y obligaciones que se deriven de los contratos en que sea parte la Sociedad con autoridades mexicanas. En consecuencia, los accionistas extranjeros, actuales o futuros, se obligan, por lo mismo, a no invocar la protección de sus Gobiernos, bajo la pena, en caso contrario, de perder en beneficio de la Nación las participaciones sociales que hubieren adquirido.

CHAPTER II CORPORATE CAPITAL AND TRANSFER OF SHARES	CAPÍTULO II CAPITAL SOCIAL Y TRANSMISIÓN DE ACCIONES

SIXTH.- The capital stock of the Company is variable and represented by ordinary, nominative shares with no par value.	SEXTA.- El capital social de la Sociedad es variable y estará representado por acciones ordinarias, nominativas, sin valor nominal.

The minimum fixed capital without right to withdraw is the amount of $1.00 (One Peso 00/100). The variable part of the capital is unlimited.	El capital mínimo fijo sin derecho a retiro es la cantidad de $1.00 M.N. (Un Peso 00/100, Moneda Nacional). La parte variable del capital es ilimitada.

All shares which represent the minimum fixed capital of the corporate capital of the Company shall be Class I, Series “A” and Series “B” shares and all shares which represent the variable portion of the corporate capital of the Company shall be Class II, Series “A” and Series “B” shares.	Todas las acciones que representan la parte fija del capital social de la Sociedad serán acciones Clase I, Serie “A” y Serie “B” y todas las acciones que representan la parte variable del capital social de la Sociedad serán acciones Clase II, las cuales estarán divididas en Serie “A” y Serie “B”.

The total amount of the corporate capital of the Company shall be distributed as follows:	La totalidad del capital social estará representado por:

(i) Series “A” shares, ordinary, nominative, with no par value, that will grant the same corporate and economic rights and obligations to its holders. The Series “A” shares shall be subscribed and paid by Mexican or foreign investors.	(i) Acciones Serie “A”, las cuales serán ordinarias, nominativas, sin expresión de valor nominal, que conferirán los mismos derechos de voto y patrimoniales e impondrán las mismas obligaciones a sus tenedores. Las acciones Serie “A” podrán ser suscritas y pagadas por inversionistas mexicanos o extranjeros, indistintamente.

(ii) Series “B” shares, ordinary, nominative, with no par value, that will grant the same corporate and economic rights and obligations to its holders. The Series “B” shares shall be subscribed and paid by such investors that participated in the IPO of the Company.

(ii) Acciones Serie “B”, las cuales serán ordinarias, nominativas, sin expresión de valor nominal, que conferirán los mismos derechos de voto y patrimoniales e impondrán las mismas obligaciones a sus tenedores. Las acciones Serie “A” podrán ser suscritas y pagadas únicamente por aquellos inversionistas que participaron en la OPI de la Sociedad.

Likewise, the shares may be further divided in different series or sub-series of shares, whether common, preferential or which confer special or preferential rights, as determined by the shareholders of the Company, whether through a General Shareholders’ Meeting or by unanimous resolutions adopted in lieu of a General Shareholders’ Meeting.	Asimismo, las acciones podrán dividirse en diferentes series o sub-series de acciones, ya sean comunes, preferentes o acciones que confieran derechos especiales o preferenciales según sea determinado por los accionistas de la Sociedad, ya sea mediante una Asamblea General de Accionistas o mediante resoluciones unánimes adoptadas fuera de una Asamblea General de Accionistas.

Except for the rights and obligations expressly set forth herein or the resolutions adopted by the shareholders of the Company, whether through a General Shareholders’ Meeting or by unanimous resolutions adopted in lieu of a General Shareholders’ Meeting, or a specific Class or Series of shares, all Class or Series of shares shall confer the same rights and obligations to its holders.

Excepto por los derechos y obligaciones expresamente conferidos en estos estatutos sociales o en resoluciones adoptadas por los accionistas de la Sociedad, ya sea mediante Asamblea General de Accionistas o mediante resoluciones unánimes adoptadas fuera de Asamblea General de Accionistas, a alguna Clase o Serie específica de Acciones, todas las Clases o Series de Acciones conferirán los mismos derechos y obligaciones a sus titulares.

SEVENTH.- The Company shall keep a Stock Registry Book, pursuant to articles 128 and 129 of the General Law of Business Organizations. The Stock Registry Book shall be kept by the Secretary of the Board of Directors or the Sole Manager of the Company, as the case may be, and shall only record the shareholders who have acquired or subscribed the shares pursuant to the terms set forth herein.	SÉPTIMA.- La Sociedad deberá llevar un Libro de Registro de Acciones, de acuerdo con los artículos 128 y 129 de la Ley General de Sociedades Mercantiles. El Libro de Registro de Acciones deberá ser llevado por el Secretario del Consejo de Administración o el Administrador Único de la Sociedad, según sea el caso, y solo inscribirá a aquellos que hayan adquirido o suscrito las acciones de conformidad con lo establecido en los presentes estatutos sociales.

The Company shall consider as legitimate owner of the shares which represent the corporate capital of the Company those who appear as shareholders in the Stock Registry Book.	La Sociedad considerará como tenedor legítimo de las acciones representativas del capital social a quien aparezca inscrito en el Libro de Registro de Acciones como titular de las mismas.

The Stock Registry Book shall contain the name, nationality and domicile of each of the shareholders of the Company, the number of shares owned by them, series of shares, payments thereon and transfers thereof.	En el Libro de Registro de Acciones se registrarán el nombre, nacionalidad y domicilio de los accionistas de la Sociedad, así como el número de acciones de las que sean titulares, expresando la serie a la que pertenezcan, las exhibiciones sobre dichas acciones y las transmisiones que se efectúen de las mismas.

The corresponding entries shall be signed by the Sole Manager or by the Secretary of the Board of Directors, as the case may be.	Los asientos correspondientes deberán ser firmados por el Administrador Único o por el Secretario del Consejo de Administración, según sea el caso.

EIGHTH.- The shareholders of the Company may sell, encumber, pledge or in any way transfer or create a lien over their shares or the rights derived thereunder, provided the requirements and limitations set forth herein are complied with.

OCTAVA.- Los accionistas de la Sociedad podrán enajenar, gravar, pignorar o de cualquier forma transmitir o dar en garantía las acciones de su propiedad o los derechos derivados de las mismas, siempre y cuando se cumplan con los requisitos y limitaciones establecidas en estos estatutos sociales.

NINTH.- The shares shall be indivisible and shall be represented by provisional or permanent stock certificates issued for one or more shares. Provisional stock certificates may be issued for as long as no permanent stock certificates are issued.	NOVENA.- Las acciones serán indivisibles y estarán representadas por títulos definitivos o certificados provisionales que amparen una o más acciones. En tanto no se expidan los títulos definitivos podrán expedirse certificados provisionales de acciones.

Provisional or permanent stock certificates shall be issued pursuant to articles 111, 125, 126 and other pertinent and applicable articles of the General Law of Business Organizations. Also, provisional or permanent stock certificates must contain a transcription of Clause Fifth of these bylaws. Provisional or permanent stock certificates shall be numbered progressively and shall be signed by the Sole Manager or 2 (two) members of the Board of Directors, as the case may be.

Los títulos definitivos o los certificados provisionales de acciones deberán expedirse de conformidad con los requisitos establecidos en los artículos 111, 125, 126 y demás artículos relativos y aplicables de la Ley General de Sociedades Mercantiles. Asimismo, los títulos definitivos o los certificados provisionales de acciones deberán contener el texto de la Cláusula Quinta de estos estatutos. Los títulos definitivos o los certificados provisionales de acciones deberán expedirse en numeración progresiva y deberán ser firmados por el Administrador Único o 2 (dos) miembros del Consejo de Administración, según sea el caso.

TENTH.- Without amending these bylaws, the Company’s variable capital stock may be increased through contributions of the shareholders or decreased pursuant to the provisions contained in these bylaws. The General Ordinary Shareholders’ Meeting shall resolve upon any increase or decrease in the Company’s variable capital stock.	DÉCIMA.- Sin ser necesario reformar estos estatutos, la porción variable del capital social podrá ser aumentada mediante aportaciones de los accionistas o reducida de acuerdo con lo establecido en estos estatutos. Toda resolución correspondiente al aumento o disminución de la porción variable del capital social podrá ser acordada por una Asamblea General Ordinaria de Accionistas.

In the event of increases to the variable capital stock of the Company, the shares issued but not subscribed nor paid shall be kept in the treasury of the Company in order to be delivered to the corresponding shareholders until these are duly subscribed and paid. No new shares may be issued, until shares previously issued are fully paid. The Ordinary Shareholders’ Meeting shall establish the terms and conditions to carry out the corresponding increase to the Company’s variable capital stock. Shareholders shall have the preemptive right to subscribe and pay for shares issued to represent capital stock increases proportionally to their corresponding shareholding in the Company, in accordance with the provisions of article 132 of the General Law of Business Organizations and these bylaws.

En caso de aumento del capital variable de la Sociedad se conviene que las acciones creadas y no suscritas ni pagadas quedarán en la tesorería de la Sociedad para ser entregadas una vez sean debidamente suscritas y pagadas. No podrán emitirse nuevas acciones, sean de la porción fija o de la porción variable del capital social, hasta que las anteriormente emitidas hayan sido totalmente pagadas. Al adoptarse los acuerdos respectivos, la Asamblea General Ordinaria de Accionistas correspondiente acordará los términos y bases en que se deberá llevar a cabo el aumento a la porción variable del capital social de que se trate. Los accionistas gozarán del derecho de preferencia para suscribir y pagar las acciones correspondientes a los aumentos al capital social en proporción al número de acciones de las cuales sean titulares, conforme a lo dispuesto por el artículo 132 de la Ley General de Sociedades Mercantiles y a estos estatutos.

Decreases to the variable capital stock of the Company shall be carried out by redemption of shares or reimbursement of the corresponding amounts to the shareholders, as resolved by a duly convened and held Ordinary Shareholders’ Meeting. In the event that the shareholders do not agree on the shares to be redeemed, the decrease in the Company’s variable capital stock shall be carried out proportionally to the corresponding shareholding of each shareholder. A notice of the selected shares to be redeemed shall be published in the electronic system of Corporation Publications of the Ministry of Economy. The amount to be reimbursed shall be made available to the shareholders at the registered office of the Company, and any such amounts shall be non-interest bearing, unless otherwise resolved upon by the Ordinary Shareholders’ Meeting.	En caso de disminución de la porción variable del capital social, se conviene en que la reducción se efectuará por amortización de acciones íntegras o mediante reembolso a los accionistas, en una Asamblea General Ordinaria de Accionistas debidamente convocada e instalada para tal efecto. En caso de que no hubiere acuerdo de los accionistas respecto a cuáles serán las acciones afectas a la reducción, ésta se llevará a cabo en proporción al número de acciones de que sea dueño cada accionista. En este caso, hecha la designación de las acciones, se publicará un aviso en el sistema electrónico de Publicaciones de Sociedades Mercantiles de la Secretaría de Economía. El importe del reembolso quedará desde esa fecha a disposición de los accionistas respectivos en las oficinas de la Sociedad, sin devengar interés alguno, salvo que la Asamblea General Ordinaria de Accionistas acuerde otra cosa.

ELEVENTH.- The Extraordinary Shareholders’ Meeting shall discuss and resolve upon increases and decreases in the minimum fixed capital stock of the Company.	DÉCIMA PRIMERA.- Los aumentos y reducciones del capital mínimo fijo deberán ser acordados por resolución de la Asamblea General Extraordinaria de Accionistas.

TWELFTH.- Any increases or decreases in the capital stock of the Company, either in the minimum fixed or the variable portion, shall be recorded in the Company’s Book of Variations of Capital pursuant to article 219 of the General Law of Business Organizations. Such entries shall be signed by the Sole Manager or by the Secretary of the Board of Directors, as the case may be.	DÉCIMA SEGUNDA.- Los aumentos y disminuciones al capital mínimo fijo y variable se registrarán en el Libro de Registro de Variaciones de Capital que para tal efecto llevará la Sociedad de acuerdo con el artículo 219 de la Ley General de Sociedades Mercantiles. Los asientos respectivos deberán ser firmados por el Administrador Único o por el Secretario del Consejo de Administración, según sea el caso.

CHAPTER III GENERAL SHAREHOLDERS’ MEETINGS	CAPÍTULO III ASAMBLEAS GENERALES DE ACCIONISTAS

THIRTEENTH.- The Shareholders’ Meeting is the supreme governing body of the Company. Resolutions of a duly convened and held Shareholders’ Meetings shall be carried out by the Sole Manager or by the Chairman of the Board of Directors, as the case may be, or by any individual(s) designated thereat; such resolutions shall bind all shareholders, even those absent from the corresponding Shareholders’ Meeting or casting a dissenting vote thereat; however, the dissenting shareholders shall have all the rights of opposition conferred upon them by the General Law of Business Organizations.	DÉCIMA TERCERA.- La Asamblea General de Accionistas es el órgano supremo de la Sociedad. Sus resoluciones o acuerdos deberán ser cumplidos por el Administrador Único o por el Presidente del Consejo de Administración, según sea el caso, o por la o las personas, sean o no accionistas, que expresamente sean designadas por la Asamblea General de Accionistas de que se trate; sus resoluciones o acuerdos serán obligatorios aun para los ausentes o disidentes, salvo los derechos de oposición que establece la Ley General de Sociedades Mercantiles.

FOURTEENTH.- General Shareholders’ Meetings shall be Ordinary and Extraordinary. Extraordinary Shareholders’ Meetings shall consider the matters referred to in article 182 of the General Law of Business Organizations. All other shareholders’ meetings shall be Ordinary Shareholders’ Meetings pursuant to article 181 of the General Law of Business Organizations and these bylaws. General Shareholders’ Meetings shall address only those matters included in the corresponding agenda.

DÉCIMA CUARTA.- Las Asambleas Generales de Accionistas serán Ordinarias y Extraordinarias. Serán Asambleas Extraordinarias las que se reúnan para tratar cualquiera de los asuntos mencionados en el artículo 182 de la Ley General de Sociedades Mercantiles. Todas las demás serán Asambleas Ordinarias de Accionistas, de conformidad con lo dispuesto por el artículo 181 de la Ley General de Sociedades Mercantiles y por estos estatutos. Las Asambleas Generales de Accionistas deberán tratar únicamente los asuntos comprendidos en el orden del día correspondiente.

FIFTEENTH.- Ordinary and Extraordinary Shareholders’ Meetings shall be held in the corporate domicile, except in cases of acts of God or force majeure, and on the date and time set forth in the corresponding convening notice. An Ordinary Shareholders’ Meeting shall be convened and held at least once a year within the 4 (four) months following the end of each fiscal year of the Company.

DÉCIMA QUINTA.- Las Asambleas Generales Ordinarias y Extraordinarias de Accionistas, salvo caso fortuito o de fuerza mayor, se reunirán en el domicilio social en la fecha y hora que se señalen en la convocatoria respectiva. Se deberá celebrar cuando menos una Asamblea General Ordinaria de Accionistas una vez al año, dentro de los 4 (cuatro) meses siguientes al cierre del ejercicio social.

SIXTEENTH.- Convening notices for Ordinary and Extraordinary Shareholders’ Meetings may be made by the Sole Manager, by the Board of Directors through any of its members, whether proprietary or alternate, the Statutory Examiner, whether proprietary or alternate, or by the shareholders whose shareholding represents at least 33% (thirty-three percent) of the stock capital of the Company. Convening notices for Shareholders’ Meetings must set forth the place, day, hour and agenda of the corresponding meeting; notices must be signed by the person calling the meeting and published in the electronic system of Corporation Publications of the Ministry of Economy published at least 15 (fifteen) calendar days prior to the date of the corresponding shareholders’ meeting.

DÉCIMA SEXTA.- Las convocatorias para las Asambleas Generales Ordinarias y Extraordinarias de Accionistas se podrán efectuar por el Administrador Único, el Consejo de Administración a través de cualquier consejero, sea propietario o suplente, por el comisario propietario o suplente de la Sociedad, o por los accionistas que posean en total un número de acciones que por lo menos represente el 33% (treinta y tres por ciento) del capital suscrito y pagado de la Sociedad. Las convocatorias deberán contener la fecha, hora, lugar y orden del día de la asamblea de que se trate y serán firmadas por quien las haga. Las convocatorias para las asambleas deberán publicarse en el sistema electrónico de Publicaciones de Sociedades Mercantiles de la Secretaría de Economía con por lo menos 15 (quince) días de calendario de anticipación a la fecha señalada para la asamblea de que se trate.

There shall be no need of a prior notice when all the shares representing the capital stock of the Company are represented at the corresponding Shareholders’ Meeting, nor for the continuation of a Shareholders’ Meeting duly convened and held; provided that when such meeting was interrupted, the place, day and time for the continuation of such meeting is announced.	No será necesaria la convocatoria mencionada cuando en la asamblea de que se trate esté representada la totalidad de las acciones en que se divide el capital social, ni cuando se trate de la continuación de una asamblea legalmente instalada, siempre que cuando se haya interrumpido la asamblea se haya señalado el lugar, fecha y hora en que deba continuarse.

SEVENTEENTH.- Ordinary Shareholders’ Meetings shall be validly convened and held pursuant to a first or subsequent call if 50% (fifty percent) of the outstanding shares of the Company’s capital stock are represented thereat, and resolutions shall be validly taken only when adopted by the affirmative vote of at least the majority of the shares presented at such Ordinary Shareholders’ Meeting.	DÉCIMA SÉPTIMA.- Para que una Asamblea General Ordinaria de Accionistas se considere legalmente instalada por virtud de primera o ulterior convocatoria, deberán estar representadas acciones equivalentes, cuando menos, al 50% (cincuenta por ciento) del capital social y las resoluciones sólo serán válidas cuando se adopten por el voto favorable de las acciones que representen la mayoría de las acciones representadas en dicha Asamblea General Ordinaria de Accionistas.

EIGHTEENTH.- Extraordinary Shareholders’ Meetings shall be validly convened and held pursuant to a first or a subsequent call if 75% (seventy-five percent) of the outstanding shares of the Company’s capital stock are represented thereat. Resolutions adopted by an Extraordinary Shareholders’ Meeting duly convened and held pursuant to a first or subsequent call, shall be validly taken only when adopted by the affirmative vote of at least 51% (fifty-one percent) of the outstanding shares which form the Company’s capital stock.	DÉCIMA OCTAVA.- Para que una Asamblea General Extraordinaria de Accionistas se considere legalmente instalada por virtud de primera o ulterior convocatoria, deberán estar representadas acciones equivalentes, cuando menos, al 75% (setenta y cinco por ciento) del capital social. Para que las resoluciones adoptadas por una Asamblea General Extraordinaria de Accionistas celebrada en virtud de una primera o ulterior convocatoria se consideren válidas, se necesitará siempre el voto favorable de las acciones que representen, cuando menos, el 51% (cincuenta y uno) por ciento del capital social.

NINETEENTH.- In order to be admitted to any shareholders’ meeting, shareholders must be registered in the Company’s Stock Registry Book. Shareholders may be represented at any Shareholders’ Meetings by one or more attorneys-in-fact, who may not be the Sole Manager, any member of the Board of Directors or the Statutory Examiner, by means of a simple letter-proxy signed before 2 (two) witnesses.

DÉCIMA NOVENA.- Para asistir a las asambleas, los accionistas deberán estar inscritos en el Libro de Registro de Acciones de la Sociedad. Los accionistas podrán hacerse representar en las Asambleas Generales de Accionistas por otra u otras personas, con excepción del Administrador Único, los miembros del Consejo de Administración, según sea el caso, o el Comisario, mediante simple carta poder firmada ante 2 (dos) testigos.

TWENTIETH.- Shareholders’ Meetings shall be presided over by the Sole Manager or by the Chairman of the Board of Directors, as the case may be, the Secretary of the Board of Directors shall act as Secretary, and in the absence thereof, the individuals designated thereat shall act as Chairman and Secretary respectively. The Chairman shall appoint one or more tellers from among those shareholders or shareholders’ representatives present thereat, who shall tally the shares represented at the corresponding meeting and votes cast thereat. If the quorum required by these bylaws is met, the Chairman shall declare the meeting legally convened and the agenda shall be addressed.

VIGÉSIMA.- Las Asambleas de Accionistas serán presididas por el Administrador Único o por el Presidente del Consejo de Administración, según sea el caso, y actuará como Secretario el del propio Consejo o el Secretario de la Sociedad; a falta de éstos, actuarán como Presidente y Secretario las personas que designen los presentes. El Presidente en funciones designará a uno o más escrutadores de entre los accionistas y representantes de los accionistas presentes, para verificar el número de acciones representadas en la asamblea de que se trate y para hacer el recuento en las votaciones. Si se encuentra presente el quórum requerido de conformidad con estos estatutos, el Presidente en funciones declarará legalmente instalada la asamblea y procederá al desahogo del orden del día correspondiente.

Minutes for all General Shareholders’ Meetings shall be prepared, including those not convened due to lack of quorum; such minutes will be entered into the Company’s Shareholders’ Meetings Minutes Registry Book and shall be signed by the individuals who acted as Chairman and Secretary thereof. Tellers of the meeting, shareholders and statutory examiners present may also sign the corresponding minutes. Copies of the publication containing the notice(s), any documents submitted to the shareholders’ meeting, an attendance list duly signed by those shareholders present or represented thereat, proxies or such other documents that evidence representation of shareholders thereat, and a copy of the respective minutes shall be attached to the file of the minutes of all General Shareholders’ Meetings, as appropriate.	De toda Asamblea General de Accionistas, aun de aquellas que no se hayan celebrado por falta de quórum, se levantará un acta que se asentará en el Libro de Actas de Asambleas de Accionistas y deberá ser firmada por el Presidente y el Secretario de la Asamblea, podrán firmarla también el o los escrutadores, los comisarios, así como los accionistas que desearen hacerlo. Se agregarán al apéndice de cada acta el o los documentos que en su caso justifiquen que las convocatorias se hicieron en los términos establecidos por estos estatutos, así como la lista de asistencia, las cartas poder, los informes y demás documentos que se hubieren sometido a consideración de la Asamblea General de Accionistas de que se trate y copia del acta respectiva.

When for any reason the minutes of a Shareholders’ Meeting cannot be entered into the Company’s Shareholders’ Meetings Minutes Registry Book, such minutes shall be formalized. Minutes of Extraordinary Shareholders’ Meetings, in addition to being recorded into the Company’s Shareholders’ Meetings Minutes Registry Book, shall also always be formalized and recorded in the Section of Commerce of the Public Registry of Property of the Company’s corporate domicile.	Cuando por cualquier razón las actas de las Asambleas de Accionistas no puedan ser transcritas en el Libro de Actas de Asambleas de la Sociedad, dichas actas deberán protocolizarse ante fedatario público. Las actas de las Asambleas Generales Extraordinarias de Accionistas deberán, además de transcribirse en el Libro de Actas de Asambleas de la Sociedad, protocolizarse ante fedatario público e inscribirse en la Sección de Comercio del Registro Público de la Propiedad del domicilio social.

TWENTY FIRST.- Resolutions adopted in writing and unanimously by all shareholders representing all the shares in which the corporate capital of the Company is distributed shall have, for all legal purposes, the same force as if they were taken by a formal vote at a General Ordinary or Extraordinary Shareholders’ Meeting, as the case may be, with no need to issue a call, provided that said resolutions are confirmed in writing and executed by all the shareholders or shareholders’ representatives of the Company.	VIGÉSIMA PRIMERA.- Las resoluciones adoptadas fuera de Asamblea de Accionistas, de forma unánime por los accionistas que representen la totalidad de las acciones en que se distribuye el capital social de la Sociedad, tendrán, para todos los efectos legales, la misma validez que si hubieran sido adoptadas reunidos en una Asamblea General Ordinaria o Extraordinaria de Accionistas, según sea el caso, sin necesidad de expedir convocatoria alguna, siempre que dichas resoluciones sean confirmadas por escrito firmado por todos los accionistas de la Sociedad o sus respectivos representantes.

The document containing such resolutions shall be recorded in the Company’s Shareholders’ Meetings Minutes Registry Book, and the Sole Manager, the Secretary of the Board of Directors or the individual designated to that effect, shall certify that such document is a true copy of its original.	El acta correspondiente deberá transcribirse en el Libro de Actas de Asambleas de Accionistas y al final de la transcripción el Administrador Único, el Secretario del Consejo de Administración o la persona designada en la resolución correspondiente, deberá asentar que la misma es copia fiel de su original.

CHAPTER IV COMPANY MANAGEMENT	CAPÍTULO IV ADMINISTRACIÓN DE LA SOCIEDAD

TWENTY SECOND.- The Company’s management shall be entrusted to a Sole Manager or to a Board of Directors composed of the number of proprietary board members and their respective alternates as resolved upon by the Ordinary Shareholders’ Meeting, the aforementioned in the understanding that any shareholder or group of shareholders representing 25% (twenty five percent) of the capital stock of the Company, shall have the right to appoint a member of the Board of Directors and its respective alternate, in terms of article 144 of the General Law of Business Organizations. The Sole Manager or the members of the Board, as the case may be, shall hold office for one year or until the shareholders that have appointed them revoke such appointment, may be reelected as many times as deemed convenient, and shall continue in office until their successors have been appointed and taken office. The alternate board members may substitute any proprietary board member.

VIGÉSIMA SEGUNDA.- La administración de la Sociedad estará a cargo de un Administrador Único o de un Consejo de Administración integrado por el número de consejeros propietarios y sus respectivos suplentes, que determine la Asamblea General Ordinaria de Accionistas que los nombre, lo anterior en el entendido que cualquier accionista o grupo de accionista que represente el 25% (veinticinco por ciento) del capital social de la Sociedad, tendrá derecho a designar a un consejero propietario y a su respetivo suplente en términos del artículo 144 de la Ley General de Sociedades Mercantiles. El Administrador Único y los consejeros del Consejo de Administración de la Sociedad durarán en funciones un año o hasta que los accionistas que los hubieran nombrado revoquen dicho nombramiento, y podrán ser reelectos cuantas veces se estime conveniente, pero en todo caso continuarán en funciones hasta que las personas designadas para sustituirlos tomen posesión de sus cargos. Los consejeros suplentes podrán sustituir a cualquier consejero propietario.

In its first meeting, the Board of Directors may designate from among its members, a Chairman, a Secretary, who do not need to be members of the Board of Directors, and any other officers as it deems advisable, in case such designations had not yet been made by the Ordinary Shareholders’ Meeting. There may be a Secretary of the Company appointed by the Ordinary Shareholders’ Meeting in the event that the management of the Company is entrusted to a Sole Manager.	En la primera sesión del Consejo de Administración efectuada después de su designación, éste podrá nombrar de entre sus consejeros, en el caso de que tal designación no se haya efectuado por la Asamblea General Ordinaria de Accionistas respectiva, un Presidente, un Secretario, quien no necesitará ser consejero, así como cualesquiera otros funcionarios que considere convenientes o necesarios. En el caso de que la Sociedad sea administrada por un Administrador Único, la Asamblea General Ordinaria de Accionistas podrá nombrar un Secretario de la Sociedad.

The number of members of the Board of Directors can be modified from time to time by the shareholders	El número de los miembros del Consejo de Administración podrá ser modificado periódicamente por los accionistas.

The Sole Manager and any proprietary or alternate members of the Company’s Board of Directors, as applicable, may or may not be shareholders, and may be removed from office at any time by a resolution of a duly convened and held Ordinary Shareholders’ Meeting.	El Administrador Único o cualquier consejero propietario o suplente del Consejo de Administración de la Sociedad, según sea el caso, podrá ser accionista o persona extraña a la Sociedad y podrá ser removido en cualquier tiempo mediante resolución de una Asamblea General Ordinaria de Accionistas debidamente convocada y celebrada.

The Sole Manager or the Chairman of the Board of Directors, solely due to the nature of their offices, will be empowered to enforce the resolutions of the Shareholders’ Meetings and the Board of Directors, as the case may be.	El Administrador Único o el Presidente del Consejo de Administración de la Sociedad, por el sólo hecho de sus nombramientos, estarán facultados para ejecutar las resoluciones de las Asambleas Generales de Accionistas y del Consejo de Administración, en su caso.

The Shareholders’ Meeting or the Board of Directors may appoint a Secretary and an Alternate Secretary to the Board of Directors, who may or may not be a shareholder or a manager of the Company. The Secretary and the Alternate Secretary may be removed from his/her office at any time by the Shareholders’ Meeting or by the Board of Directors, depending on who appoint him/her.	La Asamblea de Accionistas o, a falta de resolución de ésta, el Consejo de Administración, podrán designar al Secretario y al Pro-Secretario del Consejo de Administración, quienes podrán o no ser accionistas o miembros del Consejo de Administración de la Sociedad. El Secretario y el Pro-Secretario podrán ser removidos de sus cargos, en cualquier momento, por la Asamblea de Accionistas o el Consejo de Administración, según quien lo haya designado.

The Board of Directors may designate one or more committees, each consisting of one or more directors, granting to such directors the powers and authorities that the Board of Directors deems appropriate, provided that the Board of Directors shall have the sole authority to:	El Consejo de Administración podrá instaurar uno o más comités, cada uno compuesto de uno o más consejeros, y se otorgarán a dicho consejeros los poderes y facultades que el Consejo de Administración considere apropiados, en el entendido de que el Consejo de Administración tendrá facultad exclusiva para:

(a) designate committees of directors;	(a) instaurar comités de consejeros;

(b) delegate powers to a committee of directors;	(b) delegar poderes en favor de un comité de consejeros;

(c) appoint or remove directors; and	(c) designar o remover consejeros; y

(d) appoint or remove an agent.	(d) designar o remover un agente;

TWENTY THIRD.- The compensation payable to the Sole Manager or the proprietary and alternate members of the Board of Directors and the Secretary of the Company, as the case may be, shall be fixed by the Ordinary Shareholders’ Meeting. The compensation payable to the General Manager, Managers and Assistant Managers shall be fixed by the Sole Manager or by the Board of Directors, as appropriate.	VIGÉSIMA TERCERA.- La remuneración del Administrador Único o de los consejeros y sus respectivos suplentes del Consejo de Administración, según sea el caso, y del Secretario de la Sociedad, será fijada por la Asamblea General Ordinaria de Accionistas. La remuneración del Director o Gerente General y los Gerentes y Subgerentes será fijada por el Administrador Único o por el Consejo de Administración, según sea el caso.

TWENTY FOURTH.- The Sole Manager or the Board of Directors, as the case may be, shall be the legal representative of the Company and, therefore, shall have the following faculties:	VIGÉSIMA CUARTA.- El Administrador Único o el Consejo de Administración, según sea el caso, serán los representantes legales de la Sociedad y, en consecuencia, gozarán de las siguientes facultades:

1. to exercise the power of attorney of the Company for lawsuits and collections, with all general faculties and the special ones requiring a special clause according to the law, pursuant to the provisions contained in the first paragraph of article 2,554 and 2,587 of the Federal Civil Code, and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Civil Code for the Federal District, being therefore empowered to dismiss or withdraw from actions, even in the “amparo” suit (appeal for relief); to file criminal complaints and charges and to dismiss them, to assist the District Attorney and to grant remissions; to submit to arbitration; to take and answer depositions; to challenge judges; to receive payments and to perform any other actions expressly permitted by law, which include representing the company before criminal, civil, administrative and labor authorities and courts;	1. pleitos y cobranzas, con todas las facultades generales y las especiales que requieren cláusula especial conforme a la ley, en los términos del primer párrafo del artículo 2,554 y del artículo 2,587 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal, estando por lo tanto facultado para intentar toda clase de juicios y procedimientos, incluyendo el juicio de amparo; formular querellas y denuncias penales y otorgar perdón, cuando éste proceda; articular y absolver posiciones; recusar jueces; recibir pagos y ejecutar todos los demás actos expresamente determinados por la ley, entre los que se incluye representar a la Sociedad ante toda clase de autoridades y tribunales, sean penales, civiles, administrativos o del trabajo;

2. to administer property in accordance with the provisions contained in the second paragraph of article 2,554 of the Federal Civil Code, and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Civil Code for the Federal District;	2. administrar bienes, en los términos del párrafo segundo del artículo 2,554 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal;

3. to perform acts of ownership in accordance with the provisions contained in the third paragraph of article 2,554 of the Federal Civil Code, and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Civil Code for the Federal District;	3. ejecutar actos de dominio, en los términos del párrafo tercero del artículo 2,554 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal;

4. to exercise the power of attorney of the company for acts of administration with respect to the planning, organization, command and control of employees of the company. In consequence, pursuant to article 11 of the Federal Labor Law, to act as legal representative of the company within its relations with employees; therefore, a power of attorney for lawsuits and collections is hereby granted with all general and special faculties required by law, in terms of article 2,554 and 2,587 of the Federal Civil Code and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Federal District, Mexico, including, but not limited to, (i) represent the Company before any administrative and judicial authority, either federal, local or municipal, before the National Institute of Funds for Houses of the Workers (Instituto del Fondo Nacional para la Vivienda de los Trabajadores), Mexican Institute of Social Security (Instituto Mexicano del Seguro Social), Administration of Saving Funds for Retirement (Adiministración de Fondos para el Retiro), System for Saving Funds for Retirement (Sistema de Ahorro para el Retiro), and before the National Fund for the Consumption of the Workers (Fondo Nacional para el Consumo de los Trabajadores), (ii) before the labor authorities referred to in article 523 of the Federal Labor Law including the local and federal conciliation and arbitration authorities (Juntas de Conciliación y Arbitraje Locales y Federales), (iii) before any procedure, including the “amparo” suit (appeal for relief), and (iv) act in terms of articles 11, 692, paragraph II, 876, 886 and other applicable articles of the Federal Labor Law, in the conciliatory stage, in the articulation of positions and for the absolution of positions and any other labor trial in which the company is party or third interested;	4. la realización de actos que involucren las más amplias facultades de administración y dirección por lo que respecta a la planeación, organización, mando y control del personal de la sociedad y, en consecuencia, por ministerio del artículo 11 de la Ley Federal del Trabajo, habrá de tener el carácter de representante legal de la Sociedad en sus relaciones con los trabajadores; asimismo se le otorga, el poder general de la misma para pleitos y cobranzas, con todas las facultades generales y aún las especiales que de acuerdo con la ley requieren poder o cláusula especial, en los términos del párrafo primero del artículo 2,554 y del artículo 2,587 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal. De manera enunciativa y no limitativa se mencionan, entre otras, facultades para representar a la Sociedad (i) ante toda clase de autoridades administrativas y judiciales, tanto de carácter municipal como estatal y federal, ante el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano del Seguro Social, inclusive por lo que respecta a la Administración de Fondos para el Retiro y al Sistema de Ahorro para el Retiro, y ante el Fondo Nacional para el Consumo de los Trabajadores, (ii) ante las Juntas de Conciliación y de Conciliación y Arbitraje, tanto locales como federales, y ante las autoridades laborales a que se refiere el artículo 523 de la Ley Federal del Trabajo, (iii) en toda clase de procedimientos, incluyendo el del amparo, y (iv) compareciendo y actuando, de acuerdo con lo dispuesto en los artículos 11, 692, fracción II, 876, 886 y demás aplicables de la Ley Federal del Trabajo, en la etapa conciliatoria, en la articulación y absolución de posiciones, y en toda la secuela de los juicios laborales en que la Sociedad sea parte o tercera interesada;

5. issue, subscribe, endorse, accept, grant and confer negotiable instruments in accordance with article 9 of the General Law of Negotiable Instruments and Credit Transactions;	5. otorgar, suscribir, aceptar, emitir, avalar, girar y endosar y garantizar todo tipo de títulos de crédito en nombre y representación de la Sociedad, en términos del artículo 9 de la Ley General de Títulos y Operaciones de Crédito;

6. to open, operate and close accounts of the Company with credit and financial institutions, in the country and abroad, in Mexican and in foreign currency, and to designate the persons entitled to draw against such accounts;	6. abrir, operar y cerrar cuentas de la Sociedad con instituciones bancarias y con instituciones financieras y bursátiles, tanto del país como del extranjero, en moneda nacional y en moneda extranjera, designando a personas autorizadas para operar dichas cuentas y girar contra las mismas;

7. to appoint and remove officers and employees of the Company, and to determine their working regulations;	7. nombrar y remover a funcionarios y empleados de la Sociedad y determinar sus condiciones de trabajo, remuneraciones y facultades;

8. to create the internal labor regulations;	8. formular reglamentos interiores de trabajo;

9. to call Shareholders’ Meetings and to execute their resolutions;	9. convocar a Asambleas de Accionistas y ejecutar sus resoluciones;

10. to carry out each and every action authorized by these bylaws or resulting therefrom; and	10. llevar a cabo todos los actos autorizados por estos estatutos o que sean consecuencia de los mismos; y

11. to grant general and special powers of attorney in terms of the preceding paragraphs 1 (one) through 6 (six), with or without substitution faculties, as well as to revoke powers of attorney that the Company may have granted.	11. conferir poderes generales y especiales en los términos de los párrafos 1 (uno) a 6 (seis) anteriores, con o sin facultades de sustitución, así como revocar los poderes que hubieren sido otorgados por la Sociedad.

No member of the Board of Directors may, individually or separately, exercise any of the foregoing powers except as expressly authorized by the Board of Directors or the Shareholders’ Meeting.	Ningún miembro del Consejo de Administración, según sea el caso, podrá, individual y separadamente, ejercitar los poderes arriba mencionados salvo autorización expresa del Consejo de Administración o de la Asamblea General de Accionistas.

TWENTY FIFTH.- The Sole Manager or the Board of Directors, as the case may be, and their respective alternates, if any, shall manage the company's affairs in a prudent and businesslike manner to carry out the purposes of the Company set forth in Clause Second hereof, and as a consequence they shall perform, at the expense of the Company, the following activities:	VIGÉSIMA QUINTA.- El Administrador Único o el Consejo de Administración, según sea el caso, así como sus respectivos suplentes, deberán manejar los asuntos de la Sociedad en forma prudente y de manera práctica y eficiente para cumplir con el objeto de la Sociedad contenido en la Cláusula Segunda de estos estatutos sociales, debiendo, en consecuencia, realizar las siguientes actividades, en representación de la Sociedad:

(a) Maintain, in a complete and accurate manner, the books and records of the Company and its assets and business, including accounting books, financial information, and all appraisals of the Company’s assets prepared or obtained by the Company in the course of its business. All books and records shall be available for inspection and audit by any shareholder and/or his/her/its duly authorized legal representatives at the principal office or other business offices where the Company maintains its records, provided that, in all cases, the expenses for such review will be paid by the inspecting shareholder;	(a) Conservar en forma precisa y completa los libros de la Sociedad y aquellos relacionados con los negocios sociales, incluyendo los libros contables, información financiera y todos los avalúos de los activos de la Sociedad elaborados u obtenidos por la Sociedad en el curso de los negocios. Todos los libros y registros deberán estar disponibles durante días y horas hábiles en la oficina principal o en las demás oficinas donde la Sociedad mantenga su registro, para revisión y auditoría por cualquier accionista o su representante legal debidamente autorizado para tal efecto, en el entendido de que, en todos los casos, los gastos de revisión serán a cargo del accionista interesado en la revisión;

(b) Furnish all shareholders with (i) annual audited financial reports of the company, and annual financial reports of a Company in which it owns any material amount of stock or interest, within 120 (one hundred and twenty) days after the end of each fiscal year, and (ii) other financial information from time to time as such information is received by the Sole Manager or the Board of Directors, as the case may be, and as may be necessary to keep all shareholders informed of the company's business, its financial condition and the financial condition of the companies in which the Company owns stock or an interest; and	(b) Proporcionar a todos los accionistas (i) reportes financieros auditados anuales de la Sociedad y de las sociedades en que la Sociedad tenga una participación accionaria o social, dentro de los 120 (ciento veinte) días posteriores al cierre de cada ejercicio fiscal, y (ii) periódicamente cualquier otra información financiera conforme dicha información sea recibida por el Administrador Único o el Consejo de Administración, según sea el caso, y conforme sea necesario para mantener informados a los accionistas de los negocios y situación financiera de la Sociedad y de la situación financiera de las sociedades en las que la Sociedad tenga participación o interés; y

(c) Maintain the funds of the Company in the Company's name in its own bank accounts.	(c) Mantener los fondos de la Sociedad, precisamente a nombre de la Sociedad, en las cuentas bancarias de las que la Sociedad sea titular y sean designadas para tal efecto.

TWENTY SIXTH.- Meetings of the Board of Directors may be held at the corporate domicile of the Company or elsewhere in Mexico or abroad, as set forth in the respective convening notice. Meetings of the Board of Directors may be held as frequently as deemed convenient when called upon by its Chairman, the Secretary of the Board of Directors, any member of the Board of Directors, whether proprietary or alternate, or the Statutory Examiner of the Company.	VIGÉSIMA SEXTA.- Las sesiones del Consejo de Administración, se celebrarán en el domicilio de la Sociedad o en cualquier otro lugar de los México o del extranjero que se determine en la convocatoria respectiva. Las sesiones del Consejo de Administración podrán celebrarse en cualquier tan frecuentemente como se considere conveniente cuando sean convocadas por el Presidente del Consejo, el Secretario del Consejo de Administración, el Comisario o por cualquier consejero, sea propietario o suplente.

Convening notices must be in writing and shall be sent to each of the members of the Board of Directors, whether proprietary or alternate and the Statutory Examiners, whether proprietary or alternate, as appropriate, at least 3 (three) calendar days prior to the date of the corresponding meeting of the Board of Directors, to the addresses registered with the Company by such individuals, or to any other address indicated by them for such purpose. Convening notices must set forth the place, day, hour and agenda of the corresponding meeting; notices must be signed by the Secretary of the Board of Directors or by the person calling the meeting. Members of the Board of Directors residing outside the place of the corporate domicile, may be notified by the fastest means of communication and the corresponding notices must contain the information mentioned above.	Las convocatorias deberán hacerse por escrito y enviarse a cada uno de los consejeros propietarios y suplentes, y a los Comisarios, propietarios y suplentes, en su caso, con por lo menos 3 (tres) días naturales de anticipación a la fecha de la sesión respectiva, al domicilio de cada uno de ellos registrado con la Sociedad o a los lugares que los mismos hayan señalado para ese fin. Las convocatorias deberán especificar la fecha, hora, el lugar de la reunión, el Orden del Día y serán firmadas por el Secretario del Consejo de Administración o por quien las haga. Los consejeros residentes fuera del lugar del domicilio de la Sociedad podrán ser convocados por los medios más rápidos de comunicación y las convocatorias respectivas deberán contener la información señalada anteriormente.

There shall be no need for a convening notice whenever all the members of the Board of Directors, whether proprietary or alternate, are present. Meetings of the Board of Directors may be held by telephone or other means of communication, provided that the resolutions therein are unanimously approved and confirmed in writing by all members of the Board of Directors, pursuant to Clause Twenty Ninth of these bylaws.	No habrá necesidad de convocatoria en caso de que se encuentre reunida en la sesión respectiva la totalidad de los consejeros que integran el Consejo de Administración de la Sociedad, sean propietarios o suplentes. Las sesiones del Consejo de Administración podrán celebrarse vía telefónica o por otro medio de comunicación, siempre y cuando la resolución adoptada de forma unánime y ésta sea confirmada por escrito por todos los miembros del Consejo de Administración, de conformidad con la Cláusula Vigésima Novena de estos estatutos.

TWENTY SEVENTH.- Meetings of the Board of Directors shall be chaired by its Chairman and in his/her absence by the alternate Chairman, if any. The Secretary of the Board of Directors, if any, shall act as Secretary at the meetings of the Board of Directors and in his/her absence, the alternate Secretary, if any, shall act as Secretary. In the absence of either or both, the individuals appointed for such purposes shall act as Chairman or Secretary of the corresponding meeting, as appropriate.	VIGÉSIMA SÉPTIMA.- Las Sesiones del Consejo de Administración serán presididas por su Presidente y en su ausencia por su suplente, si lo hubiese. El Secretario del Consejo de Administración, si lo hubiere, actuará como Secretario en las sesiones del Consejo de Administración y en su ausencia actuará su suplente, si lo hubiese. En la ausencia de uno o de ambos, actuarán como Presidente y Secretario de la correspondiente sesión del Consejo de Administración, las personas que designen los presentes.

TWENTY EIGHTH.- Minutes of all Meetings of the Company’s Board of Directors shall be prepared and shall be transcribed in the Company’s Board of Directors Meeting Minutes Book; said minutes shall be signed by the individuals who acted as Chairman and Secretary, and by the Statutory Examiner, if present, as well as by any other member of the Board of Directors, whether proprietary or alternate, present and wishing to sign.	VIGÉSIMA OCTAVA.- De cada Sesión del Consejo de Administración se levantará un acta que se transcribirá en el Libro de Actas de Sesiones del Consejo de la Sociedad; dichas actas deberán ser firmadas por quien haya presidido la sesión, por quien haya fungido como Secretario y por el(los) Comisario(s), si estuvo(ieron) presente(s), así como por los demás consejeros, propietarios o suplentes, que desearen hacerlo.

TWENTY NINTH.- Resolutions in lieu of a meeting of the Board of Directors, and taken by the unanimous favorable vote of all members of the Board of Directors, whether proprietary or alternate, shall, for all legal purposes, be as valid as if adopted in a duly convened and held meeting of the Board of Directors; provided that they are confirmed in writing and executed by all the members of the Board of Directors. The document containing the unanimous resolutions of the Board of Directors, shall be recorded in the Board of Directors Meeting Minutes Book, and the Secretary, or the individual designated to that effect in said document, shall certify that such document is a true copy of its original.	VIGÉSIMA NOVENA.- Las resoluciones adoptadas fuera de sesión del Consejo de Administración por unanimidad de votos de todos los consejeros, propietarios o suplentes, tendrán, para todos los efectos legales, la misma validez que si hubieren sido adoptadas en sesión del Consejo de Administración, siempre que dichas resoluciones sean confirmadas por escrito firmado por todos los miembros del Consejo de Administración. Dicho documento deberá transcribirse en el Libro de Actas de Sesiones del Consejo de Administración y al final de la transcripción el Secretario del Consejo, o la persona designada en la resolución correspondiente, deberá asentar que la misma es copia fiel de su original.

THIRTIETH.-     Subject to the limitations hereinafter provided and to the Articles 158, 159 and 160 of the General Corporations Law, the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

TRIGÉSIMA.- Sujeto a las limitaciones establecidas en la presente Cláusula y en los artículos 158, 159 y 160 de la Ley General de Sociedades Mercantiles, la Sociedad deberá indemnizar por todos los gastos, incluyendo honorarios legales, sentencias, multas y cantidades pagadas por transacción y los razonablemente incurridos en relación con cualquier procedimiento legal, administrativo o de investigación a cualquier persona que:

(a) is or was a party or is threatened to be made a party to any Proceeding by reason of the fact that the person is or was a director, officer, key employee or adviser of the Company of the Company; or	(a) sea o haya sido parte o hay amenaza de que sea considerada como una parte de cualquier Procedimiento por el hecho de que dicha persona es o fue un consejero, funcionario, empleado clave o asesor de la Sociedad; o

(b) is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another Enterprise.	(b) sea o haya fungido, a solicitud de la Sociedad, como director de, o en cualquier otro cargo sea o haya actuado para, cualquier otra Empresa.

The indemnity in this Chapter only applies if the relevant indemnitee acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.	La indemnización del presente Capítulo solo será aplicable si la persona a indemnizar actuó honestamente y de buena fe en aras a los mejores intereses de la Sociedad y, en caso de algún proceso criminal, no exista duda razonable para creer que la conducta de dicha persona fue ilícita.

The decision of the Sole Manager or Board of Directors, as the case may be, as to whether an indemnitee acted honestly and in good faith and with a view to the best interests of the Company and as to whether such indemnitee had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.	La decisión del Administrador Único o del Consejo de Administración, según sea el caso, con respecto a una si persona a indemnizar actuó honestamente y de buena fe y en aras a los mejores intereses de la Sociedad y con respecto a que no exista duda razonable para creer que la conducta de dicha persona fue ilícita será, en ausencia de un fraude, suficiente para para efectos de los Artículos, salvo que se involucre una cuestión legal.

The termination of any proceeding by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that such indemnitee had reasonable cause to believe that his conduct was unlawful.	La terminación de cualquier procedimiento por una sentencia, orden, transacción, condena o el sobreseimiento, por sí mismo, no crea una presunción de que la persona no actuó honestamente y de buena fe y en aras a los mejores intereses de la Sociedad o que exista duda razonable para creer que la conducta de dicha persona fue ilícita.

Expenses, including legal fees, incurred by an Indemnitee in defending any Proceeding may be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the indemnitee is not entitled to be indemnified by the Company in accordance with this Chapter and upon such terms and conditions, if any, as the Company deems appropriate.	Los gastos, incluyendo honorarios legales, en los que incurra una persona a indemnizar en la defensa de cualquier procedimiento serán pagados por la Sociedad, previo a la última actuación de dicho procedimiento, una vez que reciba el compromiso de o a nombre de la persona a indemnizar de pagar el monto que ultimadamente se determine que la persona a indemnizar no tiene derecho a recibir por la Sociedad de conformidad con este Capítulo y conforme a los términos y condiciones que, en su caso, la Sociedad considere convenientes.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which an indemnitee seeking indemnification or advancement of expenses may be entitled under any agreement, Resolution of Members, resolution of disinterested directors or otherwise, both as to acting in the indemnitee’s official capacity in relation to the Company and as to acting in any other capacity while serving in the indemnitee’s official capacity in relation to the Company.

La indemnización y el anticipo de gastos de, u otorgada conforme a, esta sección no será exclusiva de cualesquiera otros derechos respecto a solicitar indemnización o anticipo de gastos que una persona a indemnizar tenga conforme a cualquier contrato, Resolución de Consejeros, resolución de consejeros sin interés o de cualquier otra manera, tanto en su carácter de funcionario en relación con la Sociedad como en cualquier otro carácter mientras sirva como funcionario en relación con la Sociedad.

If an indemnitee has been successful in defense of any proceeding referred to in this Chapter, the indemnitee is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by that indemnitee in connection with the proceeding.	Si una persona a indemnizar ha tenido éxito en la defensa de cualquier procedimiento a que hace referencia este Capítulo, la persona a indemnizar tendrá derecho a ser indemnizado de todos los gastos, incluyendo honorarios legales, sentencias, multas y cantidades pagadas por transacción y los razonablemente incurridos por dicha persona a indemnizar en relación con el procedimiento.

The Company may purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit or surety bond in relation to any indemnitee or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another enterprise, against any liability asserted against the person and incurred by him in that capacity, whether or not the Company has or would have had the power to indemnify him against the liability as provided in these bylaws.	La Sociedad podrá contratar y mantener seguros u otorgar protección similar o realizar otros acuerdos incluyendo, pero no limitado a, fideicomisos, cartas de crédito o fianzas de seguridad en relación con cualquier persona a indemnizar que, a solicitud de la Sociedad, se encuentre o haya servido como consejero, funcionario, liquidador, o en cualquier otro carácter se encuentre o haya actuado para otro negocio, respecto a cualquier responsabilidad que le sea imputada y que haya incurrido en dicho carácter, sin importar si la Sociedad tenga o no el poder de indemnizar dicha responsabilidad de conformidad con los presentes estatutos.

CHAPTER V COMPANY SURVEILLANCE	CAPÍTULO V VIGILANCIA DE LA SOCIEDAD

THIRTY FIRST.- The surveillance of the Company’s affairs shall be entrusted to one or more Statutory Examiners; proprietary Statutory Examiners may have alternates appointed for them, as resolved by the Ordinary Shareholders’ Meeting. Statutory Examiners not need to be shareholders of the Company; shall hold office for one year, may be reelected as many times as deemed necessary, and shall continue in office until their successors have been elected and taken office.	TRIGÉSIMA PRIMERA.- La vigilancia de la Sociedad estará a cargo de uno o más comisarios, los cuales podrán tener su respectivo suplente, según lo determine la Asamblea General Ordinaria de Accionistas que los nombre. Los comisarios podrán ser o no accionistas de la Sociedad, durarán en funciones un año y podrán ser reelectos cuantas veces se estime conveniente, no obstante, continuarán en el desempeño de sus funciones hasta que su sucesor o sucesores sean nombrados y hayan tomado posesión de sus cargos.

Statutory Examiners shall have the authority and obligations set forth in the General Law of Business Organizations.	Los comisarios tendrán las facultades y obligaciones que establece la Ley General de Sociedades Mercantiles.

Compensation of Statutory Examiners shall be fixed by the Ordinary Shareholders’ Meeting that appoints them.	La remuneración de los comisarios será fijada por la Asamblea General Ordinaria de Accionistas que los nombre.

THIRTY SECOND.- The directors and other officers of the Company need not to guarantee the faithful performance of their duties, unless specifically directed to do so by the Shareholders’ Meeting, which, in such case, shall also decide the terms and conditions of the corresponding guarantee.	TRIGÉSIMA SEGUNDA.- Los directores y demás funcionarios de la Sociedad no estarán obligados a garantizar el fiel cumplimiento de sus obligaciones, a menos que la Asamblea General de Accionistas así requiera específicamente, en cuyo caso, la Asamblea General de Accionistas deberá especificar los términos y condiciones de dicha garantía.

CHAPTER VI FINANCIAL INFORMATION	CAPÍTULO VI INFORMACION FINANCIERA

THIRTY THIRD.- The fiscal year of the Company shall run together with each calendar year, except for the year when the Company is created, in which case the fiscal year shall run from the date of creation of the Company to December 31 of the same year.

Net profits obtained in each fiscal year, which appear in the financial statements of the company, duly approved by the Partners’ Meeting, may be distributed as deemed convenient by the Partners’ Meeting, complying with the provisions of article 20 of the General Law of Business Organizations with respect to the integration of the legal reserve fund.

TRIGÉSIMA TERCERA.- El ejercicio social de la Sociedad será igual al año de calendario, excepto por el año en que se constituya la Sociedad en cuyo caso el ejercicio social correrá desde la fecha de constitución hasta el 31 de diciembre del mismo año.

Las utilidades netas que se obtengan en un determinado ejercicio social y que aparezcan de los estados financieros de la Sociedad, debidamente aprobados por la Asamblea de Socios, podrán ser distribuidas de la manera que juzgue conveniente la Asamblea de Socios, observándose lo dispuesto en el artículo 20 de la Ley General de Sociedades Mercantiles en cuanto a la integración del fondo de reserva legal.

The initial shareholders of the Company do not reserve unto themselves any special participation in the profits of the Company.	Los accionistas fundadores de la Sociedad no se reservan participación especial alguna en las utilidades de la Sociedad.

Upon closing of each fiscal year, the financial information required by article 172 of the General Law of Business Organizations shall be prepared by the Sole Manager or the Board of Directors of the Company. Such financial statements shall be prepared within the 4 (four) months following the end of the fiscal year, and, together with the management report and the Statutory Examiners’ report, shall be submitted for consideration of the shareholders.

Al final de cada ejercicio social, el Administrador Único o el Consejo de Administración de la Sociedad deberá preparar la información financiera a que se refiere el artículo 172 de la Ley General de Sociedades Mercantiles. Los estados financieros deberán estar listos dentro de los primeros 4 (cuatro) meses del ejercicio social y, junto con el informe del Administrador Único o del Consejo de Administración y el informe del Comisario, deberá ser sometido a la consideración de la Asamblea General de Accionistas.

CHAPTER VII DISSOLUTION AND LIQUIDATION	CAPÍTULO VII DISOLUCIÓN Y LIQUIDACIÓN

THIRTY FOURTH.- The Company shall be dissolved in the cases set forth in article 229 of the General Law of Business Organizations and as provided in Clause Fortieth.	TRIGÉSIMA CUARTA.- La Sociedad se disolverá en los casos enumerados en el artículo 229 de la Ley General de Sociedades Mercantiles y conforme a lo establecido en la Cláusula Cuadragésima.

THIRTY FIFTH.- Once the dissolution of the Company has been resolved or recognized, it shall be placed into liquidation, designating one or more Liquidators; the Shareholders’ Meeting that declared or recognized the cause for dissolution and appointed the liquidator(s) shall determine the remuneration to be paid to such liquidator(s).	TRIGÉSIMA QUINTA.- Una vez que haya sido decretada la disolución de la Sociedad, se pondrá ésta en liquidación nombrando a uno o más liquidadores y, al efecto, la Asamblea de Accionistas que haya decretado o reconocido la causa de disolución y el nombramiento del liquidador(es), determinará la remuneración que, en su caso, deberá pagársele(s).

The liquidation of the Company shall be carried out under the provisions of Chapter XI of the General Law of Business Organizations by one or more liquidators appointed by a General Shareholders’ Meeting.	La liquidación de la Sociedad deberá sujetarse a lo dispuesto por el Capítulo XI de la Ley General de Sociedades Mercantiles, y se llevará a cabo por uno o más liquidadores designados por la Asamblea General de Accionistas.

During the liquidation of the Company, the liquidators shall have the same authority and obligations as the Sole Manager or the Board of Directors have during the normal existence of the Company.	Durante la liquidación de la Sociedad, los liquidadores tendrán las mismas facultades y obligaciones que el Administrador Único o el Consejo de Administración tienen durante el término normal de vida de la Sociedad.

THIRTY SIXTH.- Unless otherwise resolved by the Shareholders’ Meeting, liquidators shall have the following obligations and faculties:	TRIGÉSIMA SEXTA.- Salvo que la Asamblea de Accionistas resuelva algo distinto, los liquidadores tendrán las siguientes obligaciones y facultades:

(a) The conclusion of all corporate operations pending at the time of dissolution.	(a) Concluir las operaciones sociales que hubieren quedado pendientes al tiempo de la disolución

(b) The collection of what is owed to the Company and the payment of its debts.	(b) Cobrar los adeudos en favor de la Sociedad y pagar lo que ella deba.

(c) The sale of the Company’s assets and properties.	(c) Vender los bienes de la Sociedad.

(d) The determination of the liquidation quota to each shareholder.	(d) Liquidar a cada accionista su haber social.

(e) The preparation of the final liquidation balance sheet, which shall be submitted to discussion and approval of the Shareholders’ Meeting. Final balance sheet, once approved, shall be deposited with the Public Registry of Commerce of the corporate domicile of the Company.	(e) Realizar el balance final de la liquidación, que deberá someterse a la discusión y aprobación de la Asamblea de Accionistas. El balance final, una vez aprobado, se depositará en el Registro Público del Comercio del domicilio social de la Sociedad.

(f) To obtain from the Public Registry of Commerce of the corporate domicile of the Company the cancellation of the recordation of the Company, once the liquidation is completed.	(f) Obtener del Registro Público del Comercio del domicilio social de la Sociedad la cancelación de la inscripción de la Sociedad, una vez concluida la liquidación.

THIRTY SEVENTH.- Upon completion of the liquidation and winding up of the affairs of the Company, the Company shall be terminated.	TRIGÉSIMA SÉPTIMA.- Una vez completada la liquidación y habiendo terminado todos los asuntos de la Sociedad, ésta será terminada.

CHAPTER IX BUSINESS COMBINATION	CAPÍTULO IX COMBINACIÓN DE NEGOCIO

THIRTY EIGHTH.- The provisions of this Chapter IX shall terminate upon consummation of any Business Combination and may not be amended during the Target Business Acquisition Period except as otherwise provided in these bylaws.	TRIGÉSIMA OCTAVA.- Las disposiciones de este Capítulo IX terminarán con la consumación de cualquier Combinación de Negocio y no podrán ser modificadas durante el Periodo de Adquisición del Negocio Objetivo, salvo que se prevea lo contrario en los presentes estatutos.

THIRTY NINTH.- In the event that the Company does not consummate a Business Combination by April 16, 2020 (such date being referred to as the “Termination Date”), such failure shall trigger an automatic redemption of the Class II, Series “B” shares (an “Automatic Redemption Event”) and the directors of the Company shall take all such action necessary (i) as promptly as reasonably possible but no more than ten (10) business days thereafter to redeem the Class II, Series “B” shares or distribute the Trust Account to the holders of Class II, Series “B” shares, on a pro rata basis, in cash at a per-share amount equal to the applicable Per-Share Redemption Price; and (ii) as promptly as practicable, to cease all operations except for the purpose of making such distribution and any subsequent winding up of the Company’s affairs. In the event of an Automatic Redemption Event, only the holders of Class II, Series “B” shares shall be entitled to receive pro rata redeeming distributions from the Trust Account with respect to their Class II, Series “B” shares.

TRIGÉSIMA NOVENA.- En caso de que la Sociedad no consume una Combinación de Negocios a más tardar el 16 de abril de 2020 (dicha fecha, la “Fecha de Terminación”), dicha falta actualizará una amortización automática de las Clase II, Serie “B” (un “Evento de Amortización Automática”) y los consejeros de la Sociedad deberán tomar todas las acciones necesarias para (i) tan pronto como sea razonablemente posible, pero en todo caso dentro de los diez (10) días hábiles siguientes al mismo, amortizar las Clase II, Serie “B” o distribuir la Cuenta del Fideicomiso a los tenedores de las Clase II, Serie “B”, de forma proporcional a su participación, en efectivo a un monto por acción igual al Precio de Amortización por Acción aplicable; y (ii) tan pronto como sea posible, cesar todas las operaciones salvo por aquellas para realizar dicha distribución y cualquier liquidación subsecuente de los negocios de la Sociedad. En caso de un Evento de Amortización Automática, únicamente los titulares de las Clase II, Serie “B” tendrán derecho a recibir de forma proporcional a su participación las distribuciones de amortización de la Cuenta del Fideicomiso con respecto a las Clase II, Serie “B”.

FORTY FIRST.- Unless a shareholder vote is required by law or the rules of the Nasdaq Capital Market, or, at the sole discretion of the directors, the directors determine to hold a shareholder vote for business or other reasons, the Company may enter into a Business Combination without submitting such Business Combination to its shareholders for approval.

CUADRAGÉSIMA PRIMERA.- Salvo que se requiera el voto de los accionistas conforme a la ley o al reglamento de Nasdaq de Mercados de Capitales o, a la entera discreción de los consejeros, los consejeros determinen someter al voto de los accionistas por razones los negocios o de cualquier otro tipo, la Sociedad podrá celebrar una Combinación de Negocios, sin necesidad de someter dicha Combinación de Negocios a los accionistas para su aprobación.

FORTY SECOND.- Although not required, in the event that a shareholder vote is held, and a majority of the votes of the shares entitled to vote thereon which were present at the meeting to approve the Business Combination are voted for the approval of such Business Combination, the Company shall be authorized to consummate the Business Combination.

CUADRAGÉSIMA SEGUNDA.- Aunque no se requiere, en el caso de que se haya sometido al voto de los accionistas, y una mayoría de los votos de las acciones con derecho a voto que se encuentren presentes en la asamblea para celebrar la Combinación de Negocios voten en favor de la aprobación de dicha Combinación de Negocios, la Sociedad estará autorizada para consumar la Combinación de Negocios.

(a) In the event that a Business Combination is consummated by the Company without a shareholder vote, the Company will offer to redeem the Class II, Series “B” shares, other than those shares held by Initial Shareholders or their affiliates or the directors or officers of the Company, for cash in accordance with Rule 13e-4 and Regulation 14E of the Securities Exchange Act of 1934 (the “Exchange Act”) and subject to any limitations (including but not limited to cash requirements) set forth in the definitive transaction agreements related to the initial Business Combination (the “Tender Redemption Offer”). The Company will file tender offer documents with the SEC prior to consummating the Business Combination which contain substantially the same financial and other information about the Business Combination and the redemption rights as would be required in a proxy solicitation pursuant to Regulation 14A of the Exchange Act. In accordance with the Exchange Act, the Tender Redemption Offer will remain open for a minimum of 20 business days and the Company will not be permitted to consummate its Business Combination until the expiry of such period. If in the event a shareholder holding Class II, Series “B” shares accepts the Tender Redemption Offer and the Company has not otherwise withdrawn the tender offer, the Company shall, promptly after the consummation of the Business Combination, pay such redeeming shareholder, on a pro rata basis, cash equal to the applicable Per-Share Redemption Price.	(a) En el caso de que una Combinación de Negocios sea consumada por la Sociedad sin el voto de los accionistas, la Sociedad ofrecerá amortizar las Clase II, Serie “B”, distintas de dichas acciones de los Accionistas Iniciales o sus afiliadas o los consejeros o funcionarios de la Sociedad, en efectivo, de conformidad con la Regla 13e-4 y la Regulación 14E de la Ley de Valores de 1934 (la “Ley de Valores”) y sujeto a cualesquiera limitaciones (incluyendo pero no limitado a requerimientos de efectivo) establecidos en los contratos definitivos de la operación relacionados con la Combinación de Negocios inicial (la “Oferta Pública de Amortización”). La Sociedad presentará los documentos de la oferta pública ante la SEC previo a consumar la Combinación de Negocios mismos que contendrán sustancialmente la información financiera y cualquier otra información acerca de la Combinación de Negocios y los derechos de amortización que se requerirían en una representación pública conforme a la Regulación 14ª de la Ley de Valores. De conformidad con la Ley de Valores, la Oferta Pública de Amortización se mantendrá abierta por al menos 20 días hábiles y no se permitirá que la Sociedad consume su Combinación de negocios hasta la expiración de dicho plazo. Si en el caso de que un accionista titular de Clase II, Serie “B” acepte la Oferta Pública de Amortización y la Sociedad no haya retirado la oferta pública de otra manera, la Sociedad deberá, inmediatamente posterior a la consumación de la Combinación de Negocios, pagar al accionista amortizado, de forma proporcional a su participación, efectivo igual al Precio de Amortización por Acción aplicable.

(b) In the event that a Business Combination is consummated by the Company in connection with a shareholder vote held pursuant to this Clause Forty Second in accordance with a proxy solicitation pursuant to Regulation 14A of the Exchange Act (the “Redemption Offer”), the Company will offer to redeem the Class II, Series “B” shares, other than those shares held by the Initial Shareholders or their affiliates or the directors or officers of the Company, regardless of whether such shares are voted for or against the Business Combination, for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price.	(b) En el caso de que una Combinación de Negocios consumada por la Sociedad en relación con el voto de los accionistas adoptado conforme a esta Cláusula Cuadragésima Segunda de conformidad con una representación pública de conformidad con la Regulación 14A de la Ley de Valores (la “Oferta de Amortización”), la Sociedad ofrecerá amortizar las Clase II, Serie “B”, distintas de las acciones de los Accionistas Iniciales o sus afiliadas o los consejeros o los funcionarios de la Sociedad, sin importar si dichas acciones voten a favor o en contra de la Combinación de negocios, por efectivo, conforme a su participación, a un precio por acción igual al Precio de Amortización por Acción aplicable.

(c)    In no event will the Company consummate the Tender Redemption Offer or the Redemption Offer under this Clause Forty Second or an Amendment Redemption Event under Clause Forty Eighth if such redemptions would cause the Company to have net tangible assets to be less than US$5,000,001.

(c) En ningún caso la Sociedad consumará la Oferta Pública de Amortización o la Oferta de Amortización conforme a esta Cláusula Cuadragésima Segunda o un Evento de Amortización por Modificación conforme a la Cláusula Cuadragésima Octava si dichas amortizaciones pueden causar que los activos tangibles netos de la Compañía menores a EUA$5,000,001.

FORTY THIRD.- A holder of Class II, Series “B” shares shall be entitled to receive distributions from the Trust Account only in the event of an Automatic Redemption Event, an Amendment Redemption Event or in the event he accepts a Tender Redemption Offer or a Redemption Offer where the Business Combination is consummated. In no other circumstances shall a holder of Class II, Series “B” shares have any right or interest of any kind in or to the Trust Account.	CUADRAGÉSIMA TERCERA.- Un titular de Clase II, Serie “B” tendrá derecho a recibir distribuciones de la Cuenta del Fideicomiso únicamente en el caso de un Evento de Amortización por Modificación, o en el caso de que acepte una Oferta Pública de Amortización o una Oferta de Amortización donde la Combinación de Negocios se consume. En ninguna otra circunstancia un titular de Clase II, Serie “B” tendrá derecho o interés de cualquier tipo en o sobre la Cuenta del Fideicomiso.

FORTY FOURTH.- Prior to a Business Combination, the Company will not issue any additional shares of capital stock of the Company or any debt securities that would entitle the holders thereof to (i) receive funds from the Trust Account; or (ii) vote on any Business Combination.	CUADRAGÉSIMA CUARTA.- Previo a una Combinación de Negocios la Sociedad no emitirá acciones adicionales del capital social de la Sociedad o cualquier otro instrumento de deuda que de derecho a sus titulares a (i) recibir fondos de la Cuenta del Fideicomiso; o (ii) votar en cualquier Combinación de Negocios.

FORTY FIFTH.- The Business Combination must be approved by a majority of the independent members of the Board of Directors. In the event the Company enters into a Business Combination with a company that is affiliated with the Sponsor or any of the directors or officers of the Company, the Company will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such a Business Combination is fair to the holders of the Class II, Series “B” shares from a financial point of view.

CUADRAGÉSIMA QUINTA.- La Combinación de Negocios deberá ser aprobada por la mayoría de los miembros independientes del Consejo de Administración. En el caso de que la Sociedad celebre una Combinación de negocios con una sociedad que sea afiliada del Promotor o cualquiera de los consejeros o funcionaros de la Sociedad, la Sociedad obtendrá una opinión de un banco de inversión independiente o cualquier otra entidad independiente que usualmente realice opiniones de valuación de que dicha Combinación de Negocios es justa para los titulares de las Clase II, Serie “B” desde un punto de vista financiero.

FORTY SIXTH.- The Company will not effectuate a Business Combination with another “blank check” company or a similar company with nominal operations.	CUADRAGÉSIMA SEXTA.- La Sociedad no efectuará una Combinación de Negocios con otra sociedad sin plan u objetivo de negocios específico o con una sociedad similar con operaciones nominales.

FORTY SEVENTH.- Neither the Company nor any officer, director or employee of the Company will disburse any of the proceeds held in the Trust Account until the earlier of (i) a Business Combination, or (ii) an Automatic Redemption Event or in payment of the acquisition price for any shares which the Company elects to purchase, redeem or otherwise acquire in accordance with this Chapter IX, in each case in accordance with the trust agreement governing the Trust Account; provided that interest earned on the Trust Account (as described in the Registration Statement) may be released from time to time to the Company to pay the Company’s income or other tax obligations.

CUADRAGÉSIMA SÉPTIMA.- Ni la Sociedad ni cualquier funcionario, consejero o empleado de la Sociedad podrá desembolsar cualesquiera de los productos mantenidos en la Cuenta del Fideicomiso, hasta lo primero que ocurra de (i) una Combinación de Negocios, o (ii) un Evento de Amortización Automática o como pago del precio de adquisición de las acciones que la Sociedad decida comprar, amortizar o de cualquier otra forma adquirir de conformidad con este Capítulo IX, en cada caso de conformidad con el contrato de fideicomiso que regule la Cuenta del Fideicomiso; en el entendido de que los intereses generados en la Cuenta del Fideicomiso (según se describe en la Declaración de Registro) podrán ser liberados de tiempo en tiempo a la Sociedad para pagar los impuestos sobre la renta de la Sociedad u otras obligaciones fiscales de la misma.

FORTY EIGHTH.- In the event the Board of Directors proposes any amendment to this Chapter IX or to any of the other rights of the [Class II ordinary shares] as set out in Clause Sixth prior to, but not for the purposes of, approving or in conjunction with the consummation of a Business Combination that would affect the substance or timing of the Company’s obligations as described in this Chapter IX to pay or to offer to pay the Per-Share Redemption Price to any holder of the Class II, Series “B” shares (an “Amendment”) and such Amendment is (i) duly approved by a Resolution of Shareholders; and (ii) the amended bylaws reflecting such Amendment are filed [at the Public Registry of Commerce] (an “Approved Amendment”), the Company will offer to redeem the Class II, Series “B” shares (other than those Shares held by the Initial Shareholders or their affiliates or the directors or officers of the Company) of any shareholder for cash, on a pro rata basis, at a per-share amount equal to the applicable Per-Share Redemption Price (an “Amendment Redemption Event”).

CUADRAGÉSIMA OCTAVA.- En caso de que el Consejo de Administración proponga cualquier modificación a este Capítulo XI o a cualquiera de los demás derechos de las [acciones ordinarias Clase II] según se establecen en la Cláusula Sexta, previo a, pero no para efectos de, aprobar o en relación con la consumación de una Combinación de Negocios que puedan afectar el contenido o el momento de las obligaciones de la Sociedad para pagar u ofrecer a pagar el Precio de Amortización por Acción a cualquier titular de Clase II, Serie “B” (una “Modificación”) y dicha Modificación (i) sea debidamente aprobada por una Resolución de los Accionistas; y (ii) los estatutos modificados reflejando dicha modificación sean presentados [ante el Registro Público de Comercio] (una “Modificación Aprobada”), la Sociedad ofrecerá amortizar las Clase II, Serie “B” (distintas de dichas Acciones de los Accionistas Iniciales o sus afiliadas o los consejeros o funcionarios de la Sociedad) de cualquier accionista por efectivo, en proporción a su participación, a un precio por acción igual al Precio de Amortización por Acción (un “Evento de Amortización por Modificación”).

CHAPTER X AMENDMENT OF BYLAWS	CAPÍTULO X MODIFICACIÓN DE ESTATUTOS

FORTY NINTH.- No amendment may be made to these bylaws by a Resolution of Shareholders to amend:

(a)    Chapter IX prior to the Business Combination unless the holders of the Class II, Series “B” shares are provided with the opportunity to redeem their Class II, Series “B” shares upon the approval of any such amendment in the manner and for the price as set out in Chapter IX; or

(b)    the second paragraph of Clause Twenty Second or this Clause Forty Ninth during the Target Business Acquisition Period.

CUADRAGÉSIMA NOVENA.- No podrá realizarse ninguna modificación a estos estatutos mediante una Resolución de Accionistas para modificar:

(a)    El Capítulo IX previo a la Combinación de Negocios salvo que a los titulares de las Clase II, Serie “B” se les ofrezca la oportunidad de amortizar sus Clase II, Serie “B” tas la aprobación de dicha modificación en la forma y precio establecidos en este Capítulo IX; o

(b)    El segundo párrafo de la Cláusula Vigésima Segunda o a esta Cláusula Cuadragésima Novena durante el Periodo de Adquisición de Negocio Objetivo.

CHAPTER XI MISCELLANEOUS	CAPÍTULO XI MISCELÁNEOS

FIFTY.- For all issues not expressly referred to in these bylaws, the provisions of the General Law of Business Organizations shall apply. Likewise, the shareholders, as shareholders of the Company, hereby waive any venue in virtue of their nationality or address and agree to submit in the event of any conflict which may arise in connection with the bylaws of the Company and submit to the competent courts of the Federal District.

QUINCUAGÉSIMA.- En todo lo no previsto expresamente en estos estatutos, regirán las disposiciones de la Ley General de Sociedades Mercantiles. Asimismo, los accionistas, por el sólo hecho de serlo, renuncian a cualesquier fuero que por razón de su nacionalidad o domicilio les competa y acuerdan someter cualesquier controversia suscitada en relación con estos estatutos o la Sociedad a los tribunales competentes en el Distrito Federal.

CHAPTER XII DEFINITIONS AND INTERPRETATION	CAPÍTULO XII DEFINICIONES E INTERPRETACIÓN

FIFTY FIRST.- In these bylaws, if not inconsistent with the subject or context:

Business Combination means the initial acquisition by the Company, whether through a merger, share reconstruction or amalgamation, asset or share acquisition, exchangeable share transaction, contractual control arrangement or other similar type of transaction, with a Target Business at Fair Value;

QUINCUAGÉSIMA PRIMERA.- En estos estatutos, si no son consistentes con el sujeto o contexto:

Combinación de Negocios significa la adquisición inicial por la Sociedad, ya sea a través de una fusión, reconstrucción o amalgamación de acciones, adquisición de acciones o activos, operación de acciones intercambiables, acuerdo contractual de control o cualquier otro tipo de transacción similar, con el Negocio Objetivo a Valor Justo.

Domestication means the re-domicile of the Company as a Mexican corporation in accordance with Section 184 of the BVI Business Companies Act and Article 2 of the General Law of Business Organizations and shall no longer be considered a company incorporated in the British Virgin Islands [which takes effectiveness upon the filing of these bylaws with the Public Registry of Commerce].	Nacionalización significa el cambio de nacionalidad de la Sociedad de una corporación de México de conformidad con la Sección 184 de la Ley de Sociedades BVI y el artículo 2 de la Ley General de Sociedades Mercantiles de manera que ya no sea considerada como una sociedad constituida en las Islas Vírgenes Británicas [lo cual tendrá efectos con la presentación de estos estatutos en el Registro Público de Comercio.]

Fair Value means a value at least equal to 80% of the balance in the Trust Account (excluding any taxes payable thereon) at the time of the execution of a definitive agreement for a Business Combination.	Valor Justo significa un valor al menos igual al 80% del saldo de la Cuenta del Fideicomiso (excluyendo cualesquiera impuestos pagaderos conforme a la misma) al momento de la celebración de un contrato definitivo para una Combinación de Negocios.

Initial Shareholder means the Sponsor, the directors and officers of the Company or their respective affiliates who hold shares prior to the IPO.	Accionista Inicial significa el Promotor, los consejeros y funcionarios de la Sociedad o sus respectivas afiliadas quienes sean titulares de acciones previo a la OPI.

IPO means the initial public offering of securities of the Company, which offering closed on October 16, 2018.	OPI significa la oferta pública inicial de valores de la Sociedad, cuya oferta cerró el 16 de octubre de 2018.

Per-Share Redemption Price means:	Precio de Amortización por Acción significa:

(a) with respect to an Automatic Redemption Event, the aggregate amount on deposit in the Trust Account (including any interest earned thereon not previously released to the Company for the payment of taxes, but net of taxes payable, and less up to $50,000 of interest to pay liquidation expenses) divided by the number of then outstanding Class II, Series “B” shares;	(a) Con respecto a un Evento de Amortización Automática, el monto total en depósito en la Cuenta del Fideicomiso (incluyendo cualquier interés ganado conforme a la misma y que no haya sido previamente liberado a la Sociedad para el pago de impuestos, pero neto de impuestos pagaderos, y al menos EUA$50,000 de intereses para el pago de gastos de liquidación) dividido entre el número de Clase II, Serie “B” en circulación al momento;

(b) with respect to an Amendment Redemption Event, the aggregate amount on deposit in the Trust Account (including any interest earned thereon not previously released to the Company for the payment of taxes) divided by the number of then outstanding Class II, Series “B” shares; and	(b) Con respecto a un Evento de Amortización por Modificación, el monto total en depósito en la Cuenta del Fideicomiso (incluyendo cualquier interés ganado conforme a la misma y que no haya sido previamente liberado a la Sociedad para el pago de impuestos) dividido entre el número de Clase II, Serie “B” en circulación al momento; y

(c) with respect to either a Tender Redemption Offer or a Redemption Offer, the aggregate amount then on deposit in the Trust Account on the date that is two Business Days prior to the consummation of the Business Combination (including any interest earned thereon not previously released to the Company for the payment of taxes), divided by the number of then outstanding Class II, Series “B” shares.

 (c)    Con respecto a una Oferta Pública de Amortización o una Oferta de Amortización, el monto total en depósito al momento en la Cuenta del Fideicomiso en la fecha que sea dos Días Hábiles previos a la Consumación de Negocios (incluyendo cualquier interés ganado conforme a la misma y que no haya sido previamente liberado a la Sociedad para el pago de impuestos) dividido entre el número de Clase II, Serie “B” en circulación al momento.

Registration Statement means the Company’s registration statement on Form S-1 filed with the SEC as declared effective on October 11, 2018.	Declaración de Registro significa la declaración de registro de la Sociedad bajo la forma S-1 con la SEC según se declaró efectiva el 11 de octubre de 2018.

Resolution of Shareholders means:	Resolución de Accionistas significa:

(a)    prior to the consummation of a Business Combination in relation to any resolution seeking to amend or vary the rights of the [Class II ordinary shares] (unless such amendment or variation is for the purposes of approving, or in conjunction with, the consummation of a Business Combination), a resolution approved at a duly convened and held Shareholders’ Meeting by the affirmative vote of the holders of at least sixty-five percent (65%) of the votes of the shares entitled to vote thereon which were present at the meeting and were voted; or

(a) Previo a la consumación de una Combinación de Negocios en relación con cualquier resolución que busque modificar o variar los derechos de [las acciones ordinarias Clase II] salvo que dicha modificación o variación sea para efectos de aprobar, o sea en conjunto con, una Combinación de Negocios), una resolución aprobada en una Asamblea de Accionistas debidamente instalada y celebrada con el voto afirmativo de al menos el sesenta y cinco por ciento (65%) de las acciones con derecho a voto que se encuentren presentes en la asamblea y que sean votadas;

(b) in all other cases (including in relation to any resolution seeking to amend or vary the rights of the [Class II ordinary shares] where such amendment or variation is for the purposes of approving, or in conjunction with, the consummation of a Business Combination), a resolution approved at a duly convened and held Shareholders’ Meeting by the affirmative vote of a majority of the votes of the shares entitled to vote thereon which were present at the meeting and were voted.	(b) En todos los demás casos (incluyendo en relación a cualquier resolución que busque modificar o variar los derechos de [las acciones ordinarias Clase II] cuando dicha modificación o variación sea para efectos de aprobar, o sea en conjunto con, la consumación de una Combinación de Negocios), una resolución aprobada en una Asamblea de Accionistas debidamente instalada y celebrada con el voto afirmativo de al menos el sesenta y cinco por ciento (65%) de las acciones con derecho a voto que se encuentren presentes en la asamblea y que sean votadas.

SEC means the United States Securities and Exchange Commission.	SEC significa la Comisión de Bolsa y Valores de los Estados Unidos de América.

Sponsor means DD3 Mex Acquisition Corp, a company incorporated in Mexico.	Promotor significa DD3 Mex Acquisition Corp, una sociedad constituida conforme a las leyes de México.

Target Business means any business or entity with whom the Company wishes to undertake a Business Combination.	Negocio Objetivo significa cualquier negocio o entidad con quien la Sociedad desee llevar a cabo una Combinación de Negocios.

Target Business Acquisition Period means the period commencing from the effectiveness of the Registration Statement up to and including the first to occur of (i) a Business Combination or (ii) the Termination Date.	Periodo de Adquisición de Negocio Objetivo significa el periodo que comienza desde la fecha de efectividad de la Declaración de Registro y hasta e incluyendo lo primero que ocurra de (i) una Combinación de Negocio o (ii) la Fecha de Terminación.

Trust Account means the account in which the net amount of the offering proceeds received by the Company in the IPO (including proceeds of any exercise of the underwriter’s over-allotment option and any proceeds from the simultaneous private placement of like units comprising like securities to those included in the IPO by the Company) as described in the Registration Statement at the time it was declared effective were deposited, except for any amounts stated in the Registration Statement to be excluded from such account.	Cuenta del Fideicomiso significa la cuenta en la que el monto neto de los recursos de la oferta recibidos por la Sociedad en la OPI (incluyendo los productos de cualquier ejercicio de la opción de sobreasignación de los colocadores y cualesquiera productos de la colocación privada simultánea de las unidades que comprendan valores similares a aquellos incluidos en la OPI por la Sociedad) según se describe en la Declaración de Registro que al momento en que se declaró efectiva fueron depositados, salvo por cualesquiera montos señalados que en la Declaración de Registro se señale que fueron excluidos.

* * * *

TRANSITORY CLAUSES	CLAUSULAS TRANSITORIAS

FIRST.- The corporate capital of the Company is the amount of $1.00 (One Peso 00/100). The fixed portion of the stock capital of the Company has been entirely paid in by the shareholders, as follows:

PRIMERA.- El capital social de la Sociedad es de $1.00 M.N. (Un Peso 00/100, Moneda Nacional).

El capital social fijo ha quedado pagado íntegramente por los accionistas, como consecuencia, el capital social ha quedado distribuido de la siguiente manera:

A. [●] B. [●] TOTAL: [●] ([●]) ORDINARY AND NOMINATIVE CLASS I SHARES WITH NO PAR VALUE.	A. [●] B. [●] TOTAL: [●] ([●]) ACCIONES CLASE I, ORDINARIAS Y NOMINATIVAS SIN VALOR NOMINAL.

The variable portion of the corporate capital of the Company shall be unlimited.	El capital social variable de la Sociedad será ilimitado.

SECOND.- The shareholders of the Company, by unanimous vote approve the following: A. The management and administration of the Company shall be entrusted to [●], as Sole Administrator of the Company.	SEGUNDA.- Los accionistas de la Sociedad por unanimidad de votos resuelven lo siguiente: A. La dirección y administración de la Sociedad será conferida a [●] como Administrador Único de la Sociedad.

The Sole Administrator appointed herein shall have the authorities and obligations set forth in the law and the bylaws of the Company, mainly those set forth in Clause Twenty Fourth of the bylaws of the Company, which are hereby reproduced as if literally inserted.	El Administrador Único designado tendrá en el desempeño de su cargo todas las facultades y obligaciones que la ley y estatutos confieren e imponen a los de su clase, principalmente las que se le confieren en la Cláusula Vigésima Cuarta de los estatutos sociales de la Sociedad, que se tiene aquí por reproducido, como se literalmente se insertase.

B. The surveillance of the Company shall be entrusted to [●] as Statutory Examiner.	B. La vigilancia de la Sociedad será conferida a [●] como Comisario.

C. The following powers of attorney are hereby granted in favor of [●], TO BE EXERCISED [INDIVIDUALLY]:

a) GENERAL POWER OF ATTORNEY FOR LAWSUITS AND COLLECTIONS, with all general faculties and the special ones requiring a special clause according to the law, pursuant to the provisions contained in the first paragraph of articles 2,554 and 2,574, 2,582, as well as article 2,587 of the Federal Civil Code, and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Civil Code for the Federal District, being therefore empowered to dismiss or withdraw from actions, even in the “amparo” suit (appeal for relief); to file criminal complaints and charges and to dismiss them, to assist the District Attorney and to grant remissions; to submit to arbitration; to take and answer depositions; to challenge judges; to receive payments and to perform any other actions expressly permitted by law, which include representing the company before criminal, civil, administrative and labor authorities and courts;

C. Se otorga en favor de [●] los siguientes poderes, PARA SER EJERCIDOS DE MANERA [INDIVIUDAL]:

a) PODER GENERAL PARA PLEITOS Y COBRANZAS, con todas las facultades generales y las especiales que requieren cláusula especial conforme a la ley, en los términos del primer párrafo del artículo 2,554 y del artículo 2,574, 2,582, así como el artículo 2,587 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal, estando por lo tanto facultado para intentar toda clase de juicios y procedimientos, incluyendo el juicio de amparo; formular querellas y denuncias penales y otorgar perdón, cuando éste proceda; articular y absolver posiciones; recusar jueces; recibir pagos y ejecutar todos los demás actos expresamente determinados por la ley, entre los que se incluye representar a la Sociedad ante toda clase de autoridades y tribunales, sean penales, civiles, administrativos o del trabajo;

b) GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION in accordance with the provisions contained in the second paragraph of article 2,554 of the Federal Civil Code, and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Civil Code for the Federal District;	b) PODER GENERAL PARA ACTOS DE ADMINISTRACIÓN, en los términos del párrafo segundo del artículo 2,554 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal;

c) GENERAL POWER OF ATTORNEY FOR ACTS OF OWNERSHIP in accordance with the provisions contained in the third paragraph of article 2,554 of the Federal Civil Code, and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Civil Code for the Federal District;	c) PODER GENERAL PARA ACTOS DE DOMINIO, en los términos del párrafo tercero del artículo 2,554 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal;

d) to exercise the power of attorney of the company for acts of administration with respect to the planning, organization, command and control of employees of the company. In consequence, pursuant to article 11 of the Federal Labor Law, to act as legal representative of the company within its relations with employees; therefore, a power of attorney for lawsuits and collections is hereby granted with all general and special faculties required by law, in terms of article 2,554 and 2,587 of the Federal Civil Code and related articles of the Civil Codes for the federated entities of the United Mexican States, including the Federal District, Mexico, including, but not limited to, (i) represent the Company before any administrative and judicial authority, either federal, local or municipal, before the National Institute of Funds for Houses of the Workers (Instituto del Fondo Nacional para la Vivienda de los Trabajadores), Mexican Institute of Social Security (Instituto Mexicano del Seguro Social), Administration of Saving Funds for Retirement (Adiministración de Fondos para el Retiro), System for Saving Funds for Retirement (Sistema de Ahorro para el Retiro), and before the National Fund for the Consumption of the Workers (Fondo Nacional para el Consumo de los Trabajadores), (ii) before the labor authorities referred to in article 523 of the Federal Labor Law including the local and federal conciliation and arbitration authorities (Juntas de Conciliación y Arbitraje Locales y Federales), (iii) before any procedure, including the “amparo” suit (appeal for relief), and (iv) act in terms of articles 11, 692, paragraph II, 876, 886 and other applicable articles of the Federal Labor Law, in the conciliatory stage, in the articulation of positions and for the absolution of positions and any other labor trial in which the company is party or third interested;	d) la realización de actos que involucren las más amplias facultades de administración y dirección por lo que respecta a la planeación, organización, mando y control del personal de la sociedad y, en consecuencia, por ministerio del artículo 11 de la Ley Federal del Trabajo, habrá de tener el carácter de representante legal de la Sociedad en sus relaciones con los trabajadores; asimismo se le otorga, el poder general de la misma para pleitos y cobranzas, con todas las facultades generales y aún las especiales que de acuerdo con la ley requieren poder o cláusula especial, en los términos del párrafo primero del artículo 2,554 y del artículo 2,587 del Código Civil Federal y artículos correlativos en los Códigos Civiles de las entidades que integran la Federación, incluyendo el Código Civil para el Distrito Federal. De manera enunciativa y no limitativa se mencionan, entre otras, facultades para representar a la Sociedad (i) ante toda clase de autoridades administrativas y judiciales, tanto de carácter municipal como estatal y federal, ante el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano del Seguro Social, inclusive por lo que respecta a la Administración de Fondos para el Retiro y al Sistema de Ahorro para el Retiro, y ante el Fondo Nacional para el Consumo de los Trabajadores, (ii) ante las Juntas de Conciliación y de Conciliación y Arbitraje, tanto locales como federales, y ante las autoridades laborales a que se refiere el artículo 523 de la Ley Federal del Trabajo, (iii) en toda clase de procedimientos, incluyendo el del amparo, y (iv) compareciendo y actuando, de acuerdo con lo dispuesto en los artículos 11, 692, fracción II, 876, 886 y demás aplicables de la Ley Federal del Trabajo, en la etapa conciliatoria, en la articulación y absolución de posiciones, y en toda la secuela de los juicios laborales en que la Sociedad sea parte o tercera interesada;

e) issue, subscribe, endorse, accept, grant and confer negotiable instruments in accordance with article 9 of the General Law of Negotiable Instruments and Credit Transactions;	e) otorgar, suscribir, aceptar, emitir, avalar, girar y endosar y garantizar todo tipo de títulos de crédito en nombre y representación de la Sociedad, en términos del artículo 9 de la Ley General de Títulos y Operaciones de Crédito;

f) TO OPEN, OPERATE AND CLOSE ACCOUNTS of the Company with credit and financial institutions, in the country and abroad, in Mexican and in foreign currency, and to designate the persons entitled to draw against such accounts, and	f) ABRIR, OPERAR Y CERRAR CUENTAS de la Sociedad con instituciones bancarias y con instituciones financieras y bursátiles, tanto del país como del extranjero, en moneda nacional y en moneda extranjera, designando a personas autorizadas para operar dichas cuentas y girar contra las mismas;

g) ISSUE, SUBSCRIBE, ENDORSE, ACCEPT, GRANT AND CONFER negotiable instruments in accordance with article 9 of the General Law of Negotiable Instruments and Credit Transactions,	g) OTORGAR, SUSCRIBIR, ACEPTAR, EMITIR, AVALAR, GIRAR Y ENDOSAR Y GARANTIZAR todo tipo de títulos de crédito en nombre y representación de la sociedad, en términos del artículo 9 de la Ley General de Títulos y Operaciones de Crédito;

h) to grant general and special powers of attorney in terms of the preceding paragraphs a) through g), with or without substitution faculties, as well as to revoke powers of attorney that the Company may have granted.	h) conferir poderes generales y especiales en los términos de los párrafos a) a g) anteriores, con o sin facultades de sustitución, así como revocar los poderes que hubieren sido otorgados por la Sociedad.

F. The following powers of attorney are hereby granted in favor of [●], TO BE EXERCISED JOINTLY OR INDIVIDUALLY BY ANY OF THE ATTORNEYS-IN-FACT:	F. Se otorga a favor de los señores [●] los siguientes poderes, PARA SER EJERCIDOS DE MANERA CONJUNTA O INDIVIUDAL POR CUALQUIERA DE LOS APODERADOS:

a) GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION, pursuant to the provisions of the second paragraph of article 2,554 of the Federal Civil Code and its correlative articles in the Civil Code of the Federal District and each of the Civil Codes of the states of the United Mexican States, these power of attorney is general regarding its authorities but limited regarding its purpose, and the attorney-in-fact shall have the authority to act in name and on behalf of the Company, to perform all the activities required before the Ministry of Finance and Public Credit (Secretaría de Hacienda y Crédito Público), the Tax Administration Service (Servicio de Administración Tributaria), the National Institute of Funds for Houses of the Workers (Instituto del Fondo Nacional para la Vivienda de los Trabajadores), and the Mexican Institute of Social Security (Instituto Mexicano del Seguro Social) and before any governmental authority regarding tax and social security matters, its offices, branches, agencies and sub-agencies, whether federal, state or municipal; and is expressly authorized to file, sign, receive and notify on behalf of the Company, all tax statements and tax returns, including the necessary authorities to request, apply for, use and even renew the Advanced Electronic Signature (Firma Electrónica Avanzada, FIEL) of the Company, as well as the Strengthened Confidential Electronic Identification Code (Clave de Identificación Electrónica Confidencial Fortalecida, CIECF)..	a) PODER GENERAL PARA ACTOS DE ADMINISTRACIÓN, de conformidad con lo dispuesto en el segundo párrafo del artículo 2,554 del Código Civil Federal y sus correlativos en el Código Civil para el Distrito Federal y todos y cada uno de los Códigos Civiles de las entidades federativas de los Estados Unidos Mexicanos, este poder es general en cuanto a sus facultades pero limitado en cuanto a su objeto, ya que el apoderado estará facultado para que en nombre y en representación de la Sociedad, realice todos aquellos trámites que se requieran ante la Secretaría de Hacienda y Crédito Público, el Servicio de Administración Tributaria, el Instituto del Fondo Nacional para la Vivienda de los Trabajadores, el Instituto Mexicano del Seguro Social y ante cualquier otra autoridad en materia fiscal y de seguridad social, sus dependencias, direcciones, delegaciones o subdelegaciones, ya sea federal, estatal o municipal; facultándolo especialmente para presentar, firmar, recibir y notificar en nombre de la Sociedad, toda clase de declaraciones fiscales y devoluciones de impuestos, incluyendo las facultades necesarias para solicitar, gestionar, obtener, usar e incluso revocar la Firma Electrónica Avanzada (FIEL) de la Sociedad, así como la Clave de Identificación Electrónica Confidencial Fortalecida (CIECF).

The attorneys-in-fact shall have the necessary authority to grant and execute all type of necessary documents to comply with the tax and accounting obligations, waivers, notices, acknowledgments, statements and documents of judicial, administrative, accounting, tax and social security issues.	Los apoderados tendrán las facultades necesarias para otorgar y suscribir toda clase de documentos necesarios para cumplir con obligaciones fiscales y contables, renuncias, avisos, notificaciones, manifestaciones, declaraciones y documentos de naturaleza judicial, administrativa, contable, fiscal y de seguridad social.

This power of attorney includes all the necessary authorities to execute all type of notices, statements, notifications and petitions of an administrative, accounting, tax and social security nature, which are required before federal, state or municipal authorities	El presente poder incluye todas las facultades necesarias para firmar toda clase de avisos, declaraciones, notificaciones, manifestaciones y peticiones de naturaleza administrativa, contable, fiscal y de seguridad social, que se requieran presentar ante las autoridades federales, estatales o municipales.

b) TO OPEN, OPERATE AND CLOSE ACCOUNTS of the Company with credit and financial institutions, in the country and abroad, in Mexican and in foreign currency, and to designate the persons entitled to draw against such accounts;	b) ABRIR, OPERAR Y CERRAR CUENTAS de la Sociedad con instituciones bancarias y con instituciones financieras y bursátiles, tanto del país como del extranjero, en moneda nacional y en moneda extranjera, designando a personas autorizadas para operar dichas cuentas y girar contra las mismas.

Combination and Stock Purchase Agreement

Exhibit I

Form of Management Lock-Up Agreement

Management

1.	Mr. Luis German Campos Orozco

2.	Mr. Andrés Campos Chevallier

3.	Mr. José del Monte.

(Form of Management Lock-Up Agreement Attached)

MANAGEMENT LOCK-UP AGREEMENT

[●], 2019

DD3 Acquisition Corp.

c/o DD3 Mex Acquisition Corp

Pedregal 24, 4th Floor

Colonia Molino del Rey, Del. Miguel Hidalgo

11040 Mexico City, Mexico

Betterware de México

[_______]

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to a Combination and Stock Purchase Agreement entered into as of [●], 2019 (“Business Combination Agreement”) by and among DD3 Acquisition Corp., a British Virgin Islands company (“DD3”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable, Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable, Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable, Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (the “Company”), BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”) and DD3 Mex Acquisition Corp, S.A. de C.V., a Mexican sociedad anónima de capital variable. Capitalized terms used and not otherwise defined herein are defined in the Business Combination Agreement and shall have the meanings given to such terms in the Business Combination Agreement.

1.          In order to induce all parties to consummate the transactions contemplated by the Business Combination Agreement, the undersigned hereby agrees that, from the date hereof until the earliest of: (a) twelve months after the Closing Date and (b) the date following the completion of the transactions contemplated by the Business Combination Agreement on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares of the Company, no par value, issued pursuant to the Business Combination Agreement (the “Surviving Company Shares”) for cash, securities or other property (the period between the Closing Date and the earliest of clauses (a) and (b), the “Lock-Up Period”), the undersigned will not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Surviving Company Shares held by the undersigned, whether received as consideration pursuant to the Business Combination Agreement, upon the exchange of ordinary shares, no par value, of the Company or ordinary shares, no par value, of BLSM or otherwise (such Surviving Company Shares, collectively, the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

2.          The undersigned hereby authorizes the Company during the Lock-Up Period to cause its transfer agent for the Surviving Company Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Lock-Up Shares for which the undersigned is the record holder and, in the case of Lock-Up Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Shares, in each case, following the completion of the transactions contemplated by the Business Combination Agreement, if such transfer would constitute a violation or breach of this Agreement.

3.          Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-Up Shares during the undersigned’s lifetime or on death (or, if the undersigned is not a natural person, during its existence):

(i)          if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other affiliates;

(ii)         as a bona fide gift or gifts;

(iii)        to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned;

(iv)        to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members; or

(v)         to a charitable foundation controlled by the undersigned, its equityholders or any of their respective immediate family members;

provided, however, that in the case of any sale or transfer pursuant to clauses (i) through (v) above, such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to the Company, agreeing to be bound by these transfer restrictions and the other terms and conditions of this Agreement.

4.          The restrictions set forth in this Agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale or transfer of Lock-Up Shares; provided, however, that such plan does not provide for the sale or transfer of Lock-Up Shares during the Lock-Up Period.

5.          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

2

6.          This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

7.          No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its successors and assigns.

8.          This Agreement shall be governed by and construed and enforced in accordance with the Federal Laws of Mexico. The parties hereto all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts located in Mexico City, Mexico, irrevocably waiving to any other jurisdiction that may correspond by reason of their current or future domicile.

9.          Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested) or email transmission to the address or email address (as applicable) set forth below such party’s name on the signature page hereto.

[Signature on the following page]

3

Very truly yours,

Luis German Campos Orozco

Address:

Email:

Andrés Campos Chevallier

Address:

Email:

José del Monte

Address:

Email:

[Signature Page to Management Lock-Up Agreement]

Accepted and Agreed:

DD3 Acquisition Corp., S.A. De C.V.

By:
Name:
Title:
Address:

Email:

Betterware de México, S.A. de C.V.

By:
Name:
Title:
Address:

Email:

[Signature Page to Management Lock-Up Agreement]

Combination and Stock Purchase Agreement

Exhibit J

Form of Member Lock-Up Agreement

(Attached)

MEMBER LOCK-UP AGREEMENT

[●], 2019

DD3 Acquisition Corp.

c/o DD3 Mex Acquisition Corp

Pedregal 24, 4th Floor

Colonia Molino del Rey, Del. Miguel Hidalgo

11040 Mexico City, Mexico

Betterware de México

[_______]

Ladies and Gentlemen:

This letter agreement (this “Agreement”) relates to a Combination and Stock Purchase Agreement entered into as of [●], 2019 (“Business Combination Agreement”) by and among DD3 Acquisition Corp., a British Virgin Islands company (“DD3”), Campalier, S.A. de C.V., a Mexican sociedad anónima de capital variable, Promotora Forteza, S.A. de C.V., a Mexican sociedad anónima de capital variable, Strevo, S.A. de C.V., a Mexican sociedad anónima de capital variable, Betterware de México, S.A. de C.V., a Mexican sociedad anónima de capital variable (the “Company”), BLSM Latino América Servicios, S.A. de C.V., a Mexican sociedad anónima de capital variable (“BLSM”) and DD3 Mex Acquisition Corp., S.A. de C.V., a Mexican sociedad anónima de capital variable. Capitalized terms used and not otherwise defined herein are defined in the Business Combination Agreement and shall have the meanings given to such terms in the Business Combination Agreement.

1.          In order to induce all parties to consummate the transactions contemplated by the Business Combination Agreement, the undersigned hereby agrees that, from the date hereof until the earliest of: (a) [twelve months]1 [six months]2 after the Closing Date and (b) the date following the completion of the transactions contemplated by the Business Combination Agreement on which the Company completes a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s shareholders having the right to exchange their ordinary shares of the Company, no par value, issued pursuant to the Business Combination Agreement (the “Surviving Company Shares”) for cash, securities or other property (the period between the Closing Date and the earliest of clauses (a) and (b), the “Lock-Up Period”), the undersigned will not: (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, with respect to any Surviving Company Shares held by the undersigned, whether received as consideration pursuant to the Business Combination Agreement, upon the exchange of ordinary shares, no par value, of the Company or ordinary shares, no par value, of BLSM or otherwise (such Surviving Company Shares, collectively, the “Lock-Up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-Up Shares, in cash or otherwise, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

1 Strevo and Campalier.

2 Forteza.

2.          The undersigned hereby authorizes the Company during the Lock-Up Period to cause its transfer agent for the Surviving Company Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, the Lock-Up Shares for which the undersigned is the record holder and, in the case of Lock-Up Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-Up Shares, in each case, following the completion of the transactions contemplated by the Business Combination Agreement, if such transfer would constitute a violation or breach of this Agreement.

3.          Notwithstanding the foregoing, the undersigned may sell or otherwise transfer Lock-Up Shares during the undersigned’s lifetime or on death (or, if the undersigned is not a natural person, during its existence):

(i)          if the undersigned is not a natural person, to its direct or indirect equity holders or to any of its other affiliates;

(ii)         as a bona fide gift or gifts;

(iii)        to the immediate family members (including spouses, significant others, lineal descendants, brothers and sisters) of the undersigned;

(iv)        to a family trust, foundation or partnership established for the exclusive benefit of the undersigned, its equity holders or any of their respective immediate family members; or

(v)         to a charitable foundation controlled by the undersigned, its equityholders or any of their respective immediate family members;

provided, however, that in the case of any sale or transfer pursuant to clauses (i) through (v) above, such sale or transfer shall be conditioned upon entry by such transferees into a written agreement, addressed to the Company, agreeing to be bound by these transfer restrictions and the other terms and conditions of this Agreement.

4.          The restrictions set forth in this Agreement shall not apply to the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the sale or transfer of Lock-Up Shares; provided, however, that such plan does not provide for the sale or transfer of Lock-Up Shares during the Lock-Up Period.

5.          The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable in accordance with its terms. Upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof. Any obligations of the undersigned shall be binding upon the successors and assigns of the undersigned from the date first above written.

2

6.          This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

7.          No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and its successors and assigns.

8.          This Agreement shall be governed by and construed and enforced in accordance with the Federal Laws of Mexico. The parties hereto all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts located in Mexico City, Mexico, irrevocably waiving to any other jurisdiction that may correspond by reason of their current or future domicile.

9.          Any notice, consent or request to be given in connection with any of the terms or provisions of this Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested) or email transmission to the address or email address (as applicable) set forth below such party’s name on the signature page hereto.

[Signature on the following page]

3

Very truly yours,

[_______]

By:
Name:
Title:
Address:

Email:

[Signature Page to Member Lock-Up Agreement]

Accepted and Agreed:

DD3 Acquisition Corp., S.A. De C.V.

By:
Name:
Title:

Address:

Email:

Betterware de México, S.A. de C.V.

By:
Name:
Title:

Address:

Email:

[Signature Page to Member Lock-Up Agreement]